                                                             SEC File No. 333-

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.
                  --------------------------------------------
                 (Name of Small business issuer in its charter)

     Florida                                *                     68-0502456
----------------------------- ------------------------------ -----------------
(State or jurisdiction of     (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)     Identification
                                                                    Number)

       1605 Main Street, Suite 1109, Sarasota, Florida 34236 941/362-7250
      --------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

              1605 Main Street, Suite 1109, Sarasota, Florida 34236
          -----------------------------------------------------------
(Address of principal place of business or intended principal place of business)

J. Patrick Bryan                                   Copy to:
President and Chief Executive Officer          William T. Kirtley, Esq.
Life Investment Funding Enterprises, Inc.      William T. Kirtley, P.A.
1605 Main Street, Suite 1109                   1776 Ringling Boulevard
Sarasota, Florida 34236                        Sarasota, Florida 34236
941/362-7250                                   941/366-4222

            (Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement

If the securities being registered on this Form as being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: NOT APPLICABLE

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Number of the earlier effective Registration Statement for the same offering period: NOT APPLICABLE

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering period: NOT APPLICABLE

                         CALCULATION OF REGISTRATION FEE

Title of Each              Dollar             Proposed             Proposed
Class of Securities        amount to          maximum offering     maximum aggregate      Amount of
to be Registered           be registered      price per Unit       offering price        registration fee
------------------------ ---------------- ---------------------- ---------------------- -------------------
Class B Convertible        $87,500,000             $25.00           $87,500,000             $ 8,050.00
Preferred Stock, $.001
par value

Common Stock, $.001        $84,375,000              $6.25           $84,375,000              7,594.00
                                                                                          -------------

                                                                       Total Filing Fee    $15,644.00 *

* On or about February 11, 2003 the above-identified Registrant filed a Registration Statement on Form SB-2 relating to the same securities identified above. Such Registration Statement was attributed a Commission File No. of 333-103064 and has been withdrawn. In connection with the filing of such Registration Statement on Form SB-2, the above-identified Registrant remitted to the Commission a total filing fee of $16,387.50. Such filing fee previously paid should offset the filing fee identified with respect to this Registration Statement on Form S-4 in accordance with the provisions of Commission Rule 457(p).

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      PRELIMINARY PROSPECTUS - SUBJECT TO CHANGE
                                      ------------------------------------------


                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.
                             (a Nevada corporation)

    3,500,000 shares of Class B Convertible Preferred Stock, $.001 par value
               13,500,000 shares of Common Stock, $.001 par value

         Our Class B preferred and common stock described in this Prospectus are being offered in exchange for all or substantially all of the assets of 60 limited liability companies formed and existing under Nevada law. Such assets are comprised of life insurance policies acquired by such limited liability companies in life settlement (viatical) transactions.

         Upon approval of such acquisition transactions by a majority of the members of each such limited liability company, such preferred and common stock will be distributed to the managing members by such limited liability companies. Such securities may be resold by such managing members in any public market which exists for such securities.

         The Class B Shares are equal in voting rights to our common stock (one vote per share) and such preferred stock is convertible into our common stock at varying ratios, depending on the time of conversion and is entitled to a liquidation preference of $25 per share subject to our outstanding Class A convertible preferred stock liquidation preference of $10.

         There is no present market for our Class B preferred stock and common stock.

         THESE SECURITIES INVOLVE RISK. SEE "RISK FACTORS", PAGE 10.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT UTILIZE OUR CLASS B PREFERRED STOCK AND/OR COMMON STOCK IN THE ASSET PURCHASE TRANSACTIONS UNTIL THE REGISTRATION STATEMENT FILED WITH SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE IN WHICH THE OFFER OR SALE IS NOT PERMITTED.


                  Preliminary Prospectus dated April ___, 2003

                                TABLE OF CONTENTS
                                -----------------
                                                                         PAGE
                                                                         -----

SUMMARY                                                                    3
RISK FACTORS                                                              10
DETERMINATION OF SHARE PRICES                                             16
DILUTION                                                                  17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                                  18
THE ASSET PURCHASE TRANSACTIONS                                           19
         General Description                                              19
         Federal Income Tax Considerations                                24
         The Justus Policies                                              25
         Plan of Distribution                                             25
         No Solicitation of Member Vote                                   26
PLAN OF OPERATION - BUSINESS                                              27
         Background                                                       27
         The Industry - Markets                                           27
         Policy Sourcing - Material Contracts                             29
         Competition                                                      31
         Regulation                                                       31
         Certain Transactions                                             32
MANAGEMENT                                                                32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT                                                           37
DESCRIPTION OF OUR SECURITIES                                             39
LITIGATION                                                                42
LEGAL OPINIONS                                                            42
EXPERTS                                                                   42
FORWARD LOOKING STATEMENTS                                                43
ADDITIONAL INFORMATION                                                    43
REPORTS TO INVESTORS                                                      44
INDEX TO FINANCIAL STATEMENTS                                             45

                                     SUMMARY

ABOUT LIFE INVESTMENT FUNDING ENTERPRISES, INC. ("LIFE")

         We are a Nevada corporation formed in February 2002. We have yet to commence significant operations and are in the start-up stage.

         We have been initially capitalized as a result of the private sale of 69,100 shares of our Class A convertible preferred stock at $10 per share for aggregate proceeds and subscription obligations of $691,000 and our acquisition of all of the outstanding capital stock of Viatical Capital, Inc. and Premier Investment Capital, Inc. Presently, Viatical and Premier are wholly-owned subsidiaries whose assets are comprised of an aggregate ten per cent member interest in 63 limited liability companies, 60 of which have entered into Asset Purchase Agreements with us as described below and elsewhere in this Prospectus. Viatical and Premier assisted in the formation of such limited liability companies.

         We temporarily maintain our executive and administrative offices at 1605 Main Street, Suite 1109, Sarasota, Florida 34236. Our telephone number is 941/362-7250. Our facsimile number is 941/362-7260.

THE ASSET PURCHASE TRANSACTIONS

         We have entered into Asset Purchase Agreements with 60 limited liability companies, the managing member interests of which are held by approximately 1,900 record holders. The Asset Purchase Agreements are expressly incorporated as a part of this Prospectus. Such Agreements have been previously provided to the managing members of the 60 limited liability companies along with a "prospectus" provided pursuant to SEC Rule 165 and filed with the SEC pursuant to Rule 425.

         The terms and provisions of each Asset Purchase Agreement are substantially the same and provide that we will acquire the life insurance policy portfolios (and related premium reserves) of each limited liability company for a consideration consisting solely of our Class B convertible preferred stock and common stock, depending on member election. Each member may elect to receive Class B preferred stock or common stock or a combination thereof.

         In each policy acquisition transaction our Class B preferred stock will be valued at $25 per share and our common stock at $6.25 per share for each $1,000 of policy death benefit-face amount received by us. Presently, based on the Asset Purchase Agreements entered into, we expect to acquire life insurance policies having an approximate death benefit-face amount of $82,000,000. Accordingly, in the consummation of such acquisition transactions, we will ultimately issue to the members of the limited liability companies a maximum of 3,296,136 shares of Class B preferred stock or a maximum of 13,180,532 shares of common stock. The actual number of shares of our Class B preferred stock and common stock issued to such members will be dependent on the determination of each limited liability company member. The Asset Purchase Agreements fix the value of the assets to be acquired as the value existing on June 30, 2002.

         The consummation of the asset purchase transactions is conditioned upon the majority approval of the members of each of the 60 limited liability companies. Each managing member interest is entitled to one vote. As of the date of this Preliminary Prospectus, the members of 59 of such 60 limited liability companies have affirmatively approved the asset purchase transaction with respect to this limited liability company.

         In such life insurance policy acquisition transactions, we will acquire policies having an estimated face-death benefit amount of $13.25 million which are characterized by issuance and other irregularities making the enforceability of these policies questionable. We refer to these policies as the "Justus" policies. We will reconvey all of these "Justus" policies to family trusts controlled by Robert K. Coyne and C. Douglas York. Messrs. Coyne and York have assisted in our formation and served as our initial-interim directors and officers.

         In such reconveyance of the Justus policies, the Coyne and York Trusts will convey to us shares of our Class B preferred stock issued to such trusts at the time of our initial capitalization as described above, valued at $25 per Class B share divided into the aggregate face-death benefit amount of Justus policies conveyed by us to the Coyne and York Trusts. We estimate that 530,000 shares of Class B preferred stock will be conveyed to us in this transaction.

         The consummation of the acquisition transactions with the 60 limited liability companies is expected to be consummated, assuming requisite member approval, at a time which is 45 days from the time of the first delivery of this prospectus in final form.

         The 60 limited liability companies will not be combined with us pursuant to any business combination arrangements. The separate existence of each limited liability company will continue unless such existence is terminated by member action of the limited liability companies carried out in accordance with their organizational documents and Nevada law.

         We will utilize the life insurance policies acquired in the asset purchase transactions in carrying out our business plan which is described below and in the Prospectus section captioned "PLAN OF OPERATION - BUSINESS".

         None of our outstanding securities consisting of our Class A and B preferred stock and our common stock are publicly traded. Such is also the case with respect to the outstanding managing member interests of the 60 limited liability companies which are parties to Asset Purchase Agreements.

         With respect to the vote of the managing members of each of the limited liability companies who are parties to an Asset Purchase Agreement with us, each unit of managing member interest is entitled to one vote. The asset purchase transaction must be approved by an affirmative vote of a majority (in excess of

50%) of such outstanding units. Rights of dissent or appraisal are not available to holders of units of managing member interest under Nevada law. Accordingly, holders of units of managing member interests will be bound by the vote of the majority, if a majority vote occurs.

         We have received an opinion of our counsel to the effect that the asset purchase transactions will not result in a taxable event under the Internal Revenue Code of 1986 as amended to date. When the Class B preferred stock and/or common stock is sold by a member in any market existing therefor or in a private transaction, such member may experience capital gain taxable under the Code at then applicable ordinary income or capital gain rates if the sales price for such securities is in excess of such member's basis in our Class B preferred stock and/or common stock. Such basis will generally equate to the capital contribution made by a member to the capital of a limited liability company as adjusted to a time contemporaneous to the consummation of the asset purchase transactions.

         In connection with the consummation of the asset purchase transactions with the 60 limited liability companies and the issuance of our Class B preferred and common stock in connection therewith, we are not aware of any requirement to seek any federal or state regulatory approval. We are required, however, to register our Class B preferred and common stock intended to be issued in the asset purchase transactions.

THE LIFE BUSINESS PLAN

         The limited liability companies which have entered into Asset Purchase Agreements acquired their life insurance policy portfolio with a view to holding same until the death of the insured or until the time the policy otherwise matures (attainment of a certain age of the insured). Such is only one element of our business plan.

         We have been formed to engage in the acquisition, purchase, selling and dealing in life insurance policies of various types (permanent and term) pursuant to arrangements whereby we will acquire a life insurance policy or policies from the owner and/or the insured of such policy and will continue the payment of the premiums required to maintain such insurance policy in force. Our view in such acquisition activities will be to realize profit and economic gain at the time that the policy benefits are paid as a result of the death of the insured or at the time that the acquired life insurance policy otherwise matures. In addition to holding life insurance policies until such time as benefits are paid, we may resell such policies singly or as part of a group of policies sold to other entities or persons. In some instances we anticipate creating pools of such policies and issuing participations in such pools to primarily institutional investors.

         The acquisition of a life insurance policy from an insured with a view to realizing economic gain is sometimes described as a "senior settlement" or "life settlement" transaction. Such settlement transactions were initially created in order to assist persons who were suffering from AIDs and who needed funds to assist in their treatment during their remaining, shortened life spans.

As medical treatment of AIDs has improved, life settlements involving AIDs patients have become more difficult to evaluate and underwrite and less certain as to profitability. We believe, accordingly, that the more attractive opportunity is to engage in the senior settlement transactions whereby we will acquire life insurance policies from insureds approaching the end of their anticipated life span and who desire to realize some of the proceeds and benefits from the acquired life insurance policy prior to death. We will also engage in transactions where we acquire life insurance policies from insureds who are not elderly but who have a life terminating illness or medical condition which can be medically confirmed.

         The policies acquired in the asset purchase transactions described above and elsewhere in this Prospectus may be retained by us with a view to realizing economic gain and profit at the death of the insured or at policy maturity or may be sold individually, as part of a group of policies sold or such policies may be subject to the pooling activities described above.

         We also expect to acquire life insurance policies directly from the insureds and owners thereof or through contractual arrangements which exist between us and Resource Funding Group, Inc. Resource Funding Group, Inc. is a Georgia corporation wholly owned by Robert K. Coyne and C. Douglas York. Under this contractual arrangement, Resource Funding Group, Inc. will act as our exclusive source of life insurance policies (other than in the asset purchase transactions) if Resource Funding Group, Inc. meets certain contractual criteria on a continuing basis. Our arrangements with Resource Funding Group, Inc. are described in the Prospectus section captioned "PLAN OF OPERATION - BUSINESS ".

SUMMARY DESCRIPTION OF OUR SECURITIES

         We presently have outstanding 60,000 shares of our common stock, 69,100 shares of our Class A preferred stock and 697,300 shares of our Class B preferred stock. All of such equity securities have a par value of $.001. Our common stock and our Class A and Class B preferred stock are equal in voting rights (one vote per share). Cumulative voting is not permitted in connection with the voting of our common stock and Class A and Class B preferred stock. Certain liquidation preferences and conversion rights are attributable to our Class A and Class B preferred stock as described below. The shares of common stock and shares of Class B preferred stock issued in the asset purchase transactions described above and elsewhere in this Prospectus will have the same characteristics described in this paragraph and below.



                                                                                   Conversion Rights
Title of Class                      Liquidation Preference                         into Common Stock
--------------------                -----------------------------                  -----------------
Class A Convertible                 A cash liquidation preference                  At the option of the holder
Preferred Stock                     equal to $10 per Class A pre-                  thereof, the Class A preferred
                                    ferred  share  at the  time  that              stock  is convertible    at   any
                                    any    liquidation distributions are           time into our common stock
                                    made by us, which pre-                         on the basis of three shares of
                                    ference is  superior to the liqui-             our common stock for each
                                    dation  preference  attributable               share of our Class A preferred
                                    to our Class B preferred  stock                stock; the shares of Class A
                                                                                   preferred stock are manda-
                                                                                   torily  converted into our common
                                                                                   stock at such conversion ratio;
                                                                                   however, at the time that
                                                                                   our then  outstanding  freely
                                                                                   tradeable common stock and/or
                                                                                   freely  tradeable  Class B  preferred
                                                                                   stock are  listed for
                                                                                   trading pursuant to the NASDAQ
                                                                                   National Market System




Class B Convertible                 Shares of Class B preferred                   Our shares of Class B pre-
Preferred Stock                     stock outstanding at the time                 ferred stock outstanding and
                                    of any liquidation distribution               to be outstanding from time
                                    are entitled to a liquidation                 to time are and will be con-
                                    preference (subject to the                    vertible into our common
                                    liquidation distribution pre-                 stock at various conversion
                                    ference attributable to our                   ratios depending upon the
                                    Class A preferred stock) of                   time of conversion.  The con-
                                    $25 per Class B share prior                   version periods are measured
                                    to any distributions being made               from the completion of the
                                    with respect to our then out-                 consummation of the asset
                                    standing common stock                         purchase transactions des-
                                                                                  cribed above and  subsequent-
                                                                                  ly in this  Prospectus  subject to
                                                                                  certain  adjustments.  Dur-
                                                                                  ing the first six months sub-
                                                                                  sequent to the  completion of
                                                                                  the asset  purchase  transac-
                                                                                  tions,  such Class B shares of
                                                                                  preferred stock may be con-
                                                                                  verted  into our  common
                                                                                  stock on the  basis of three  shares of
                                                                                  common stock for each share

                                       7

                                                                                   Conversion Rights
Title of Class                      Liquidation Preference                         into Common Stock
--------------------                -----------------------------                  ----------------

                                                                                  of Class B  preferred  stock.;
                                                                                  for the  second  six  months
                                                                                  following such asset acquisi-
                                                                                  tion  consummation,  such con-
                                                                                  version ratio reduces to two
                                                                                  shares of common stock for each
                                                                                  share of Class B pre-
                                                                                  ferred  stock and during the
                                                                                  third six  month  period,  mea-
                                                                                  sured from the  completion of
                                                                                  the asset  purchase transac-
                                                                                  tion, the conversion ratio is
                                                                                  one share of  our common stock
                                                                                  for each share of Class B preferred
                                                                                  stock.  At the  conclusion  of the
                                                                                  aggregate  18  month  conversion
                                                                                  period,  the Class B shares are manda-
                                                                                  torily converted into  our com-
                                                                                  mon stock on a share for share
                                                                                  conversion basis

Common Stock                       None; holders of shares of                     Not Applicable
                                   common stock may partici-
                                   pate in liquidation distribu-
                                   tions on a share for share
                                   basis; holders of outstanding
                                   Class A and Class B pre-
                                   ferred stock then outstanding
                                   shall also participate on a
                                   share for share basis with the
                                   holders of common stock as
                                   to any such liquidation dis-
                                   tributions

                                       8

SELECTED FINANCIAL DATA

         Set forth below is selected financial data which reflects our financial condition at December 31, 2002 and as adjusted on a pro forma basis to reflect our financial condition and pro forma results of operation for the periods indicated below.

                                                                         As Adjusted for
                                                                          Consummation
                                                      At December       For Asset Purchase
                                                         31, 2002        Transactions (1)
                                                      ------------     -------------------
Balance Sheet Data
         Total Assets                                 $3,432,515              $29,767,239
         Total Liabilities                                72,559                  102,150
         Preferred Stock to be Issued                     30,000                   30,000
         Stockholders' Equity                          3,329,956               29,635,089


(1)  This   financial   data  assumes  that  we  complete  the  asset   purchase
     transactions  with the 60 limited  liability  companies  which have entered into Asset Purchase Agreements with us.


                                                              Period February 5,             Pro Forma
                                                              2002 (inception) to           Year Ended
                                                              December 31, 2002          December 31, 2002
                                                             ----------------------- ---------------------
Income Data
         Reserves                                                $     14,088                $ 1,979,270
         Expenses                                                     342,771                  9,839,568
         Income Tax Benefit/Provision                                      --                         --
         Net Loss                                                    (328,683)                (7,860,298)
         Loss per share                                                 (5.48)(1)                   (.66)(2)


(1)  Based on  60,000  shares  of  common  stock  outstanding.
(2) Based upon 11,909,542 shares of equity securities being outstanding on a pro forma basis.

         We have never paid a cash dividend on our outstanding Class A and Class B preferred stock or common stock and do not anticipate doing so in the future.




                                 END OF SUMMARY

                                  RISK FACTORS

         IN ACQUIRING OUR CLASS B PREFERRED STOCK AND/OR COMMON STOCK AS A RESULT OF THE CONSUMMATION OF THE ASSET PURCHASE TRANSACTIONS MANAGING MEMBERS WILL ASSUME THE RISK OF OWNING SECURITIES THAT CANNOT BE READILY RESOLD.

         There is no present public market for our Class B preferred stock or our common stock. We must complete a significant number of the asset purchase transactions with the limited liability companies (the "Companies") in order to meet the listing requirements of the NASDAQ National Market System or the NASDAQ SmallCap Market System. With respect to the NASDAQ National Market there are various optional initial listing requirements, including net tangible assets of $6 million or $18 million or, alternatively, a market capitalization of $75 million or total assets of $75 million and total revenues of $75 million. Additional initial listing requirements are applicable for the NASDAQ National Market System, including pre-tax income of $1 million, a public float of 1.4 million shares and a market value of the public float of $8 million, $18 million or $20 million, depending upon the initial listing options chosen or applicable.

         The initial listing requirements for the NASDAQ SmallCap System are not as stringent and involve net tangible assets of $4 million or a market capitalization of $50 million or net income in the latest fiscal year or two of the last three fiscal years of $750,000. The NASDAQ SmallCap System initial listing requirements also require a public float of 1 million shares, a market value of the public float of $5 million, a minimum bid price of $4, the presence of three market makers, 300 round lot holders (holding 100 or more shares each) and an operating history of one year or a market capitalization of $50 million. Under both Systems, we will have to adhere to certain corporate governance requirements of NASDAQ. If we do not complete a sufficient number of the asset purchase transactions with the Companies, we will not be able to meet such listing requirements of either System.

         If such is the case, a market for our Class B preferred stock and common stock may only come into being in the over-the-counter market which is known as the OTC Bulletin Board. In order to be traded on the OTC Bulletin Board, we will have to interest securities broker-dealers in our Class B preferred stock and common stock to an extent that they will publish bid and ask quotations in connection with such securities. The OTC Bulletin Board is not a stock exchange but rather a bid and ask quotation service for equity securities which are traded over the counter. The OTC Bulletin Board is regulated by the NASD.

         In order to facilitate the existence of a public market for our Class B preferred stock and common stock, we will register such securities pursuant to the provisions of the Securities Exchange Act of 1934, thereby making us a reporting company. Accomplishment of this registration procedure, however, will not assure that a market will come into being at any time.

         Also, in any trading market that comes into being, the possibility exists that, at least with respect to our common stock, such stock may trade at a price of less than $5 per share. If this occurs, our common stock could be designated as a "penny stock" under SEC Rules. Such designation will require broker-dealers interested in facilitating transactions in our common stock or acting as market makers, to make certain risk disclosures to potential investors. Additional record keeping and record retention requirements are also imposed by such Rules.

         THE EFFECTIVE $25 AND $6.25 PER SHARE PRICES TO BE PAID BY THE MANAGING MEMBERS OF THE 60 LIMITED LIABILITY COMPANIES FOR THE CLASS B PREFERRED STOCK AND COMMON STOCK ISSUABLE IN THE ASSET PURCHASE TRANSACTIONS IS GREATER THAN THE PRICES PAID BY THE PRESENT HOLDERS OF OUR OUTSTANDING EQUITY SECURITIES.

         We were formed under Nevada law during February 2002 and subsequent to our formation, we acquired all of the outstanding voting common stock of
Viatical Capital, Inc. and Premiere Investment Capital, Inc. In such transaction, we issued 697,300 shares of our Class B preferred stock and 60,000 shares of our common stock to the C. Douglas York Trust and the Robert K. Coyne Trust. These trusts did not pay any cash consideration for such securities. Additionally, initial operating capital has been provided to us as a result of the private sale of 69,100 shares of our Class A preferred stock which has been sold to a limited number of investors at a $10 per share price. Each share of the Class A preferred stock is convertible at the option of the holders thereof, into three shares of our common stock. Such conversion may occur at any time and shall mandatorily occur at the time, if any, when our outstanding, freely tradeable common stock and/or freely tradeable Class B preferred stock are listed for trading pursuant to the NASDAQ National Market System. If the holders of our Class A preferred stock convert their Class A preferred stock into our common stock, they will pay an effective per share price of $3.33 per share of common stock.

         THE ATTRIBUTED VALUE OF OUR CLASS B PREFERRED STOCK AND OUR COMMON STOCK FOR PURPOSES OF THE ASSET PURCHASE TRANSACTIONS HAS BEEN ARBITRARILY DETERMINED BY OUR MANAGEMENT AND HAS NO BASIS OR RELATIONSHIP TO BOOK VALUE OR EARNINGS. WE HAVE NOT OBTAINED ANY INDEPENDENT VALUATION OF THE INSURANCE POLICY PORTFOLIOS WHICH WE ANTICIPATE ACQUIRING. OUR VALUATION METHOD MAY NOT BE FAIR TO THE MEMBERS OF THE LIMITED LIABILITY COMPANIES WITH WHICH WE CONSUMMATE ASSET PURCHASE TRANSACTIONS.

         If we consummate all of the asset purchase transactions with the 60 Companies, we estimate that we will acquire life insurance policies having an approximate aggregate face value - death benefit of $82 million. We estimate that $13.5 million will be "Justus" policies which will be reconveyed by us as described elsewhere in this Prospectus. Accordingly, we anticipate netting life insurance policies having a face amount - death benefit of $68.5 million. In these asset purchase transactions, we will issue our Class B preferred stock valued at $25 per share and/or our common stock valued at $6.25 per share.

         The historic cost of such life insurance policies to the limited liability companies was approximately $38 million. We have no information, nor have we attempted to obtain information, as to what the present fair market value of such life insurance policies is. The possibility exists, however, that the fair market value of such life insurance policies which we will acquire significantly exceeds the attributed value of our Class B preferred stock and common stock used as the currency for the acquisitions and the historical costs of such life insurance policies incurred by the limited liability companies.

         WE PRESENTLY HAVE OUTSTANDING 766,400 SHARES OF OUR CLASS A AND B PREFERRED STOCK AND 60,000 SHARES OF OUR COMMON STOCK. THE PREFERRED STOCK IS CONVERTIBLE INTO A MAXIMUM 2,299,200 SHARES OF COMMON STOCK RESULTING IN AN AGGREGATE 2,359,200 SHARES OF COMMON STOCK. SUCH SHARES WILL BECOME ELIGIBLE FOR SALE INTO ANY MARKET WHICH EXISTS FOR OUR COMMON STOCK AND AS SUCH, REPRESENTS A "MARKET OVERHANG" WHICH COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Subject to SEC Rules relating to the sale of securities by control persons, our Class B preferred stock and common stock presently outstanding may become eligible for sale in any market existing therefor during February 2004. Shares of our common stock issued upon the conversion of such Class B preferred stock and our outstanding Class A preferred stock would become eligible for resale into any market existing at a time which is one or two years from the date of such conversion. The possibility that these securities may be sold into any market existing for our securities may create a depressing effect on the market price of our Class B preferred stock and/or common stock, even though our business is doing well.

         We also have outstanding stock options and warrants providing for, upon full exercise thereof, the issuance of 1,500,000 shares of our common stock. Also subject to the limitations on the sale of control shares, the common stock issued upon the exercise of such stock options and warrants will be eligible for sale into any market existing for our common stock on a date which is one or two years from the date of exercise of such stock options and warrants and the issuance by us of the underlying common stock. Our status as a reporting company under SEC Rules will determine which holding period is applicable.

         MEMBERS OF THE LIMITED LIABILITY COMPANIES WHO HAVE ENTERED INTO ASSET PURCHASE AGREEMENTS WITH US ARE ENTITLED TO VOTE FOR OR AGAINST THE APPROVAL OF THE TRANSACTION AND THE TRANSACTION WILL BE APPROVED UPON MAJORITY VOTE OF THE MEMBERS. MEMBERS CHOOSING TO VOTE AGAINST THE TRANSACTION, HOWEVER, WILL NOT BE AFFORDED RIGHTS OF DISSENT OR APPRAISAL UNDER NEVADA LAW. THE ABSENCE OF SUCH RIGHTS MEANS THAT MEMBERS VOTING AGAINST THE TRANSACTION WILL BE BOUND BY THE VOTE OF A MAJORITY OF THE MEMBERS AND WILL HAVE NO VIABLE ALTERNATIVE BUT TO ACCEPT OUR CLASS B PREFERRED STOCK OR COMMON STOCK.

         Nevada statutes, which is the jurisdiction under which all of the limited liability companies have been formed, does not afford dissenter's or appraisal rights to members who desire to vote against and dissent from transactions involving the sale of all or substantially all of the assets of the limited liability company of which they are a member. Rights of dissent and appraisal, when available under state statutes, permit the member or shareholder of a limited liability company to vote against a transaction involving the sale of all or substantially all of the assets of the entity and to dissent therefrom by following certain procedures. Such rights of dissent usually provide that dissenting members or shareholders may require that a determination be made of the fair value of their interests or shares in the limited liability company or the corporation and such dissenting shareholders may demand such fair value for their interest or shares. Members of the limited liability companies who are parties to Asset Purchase Agreements with us will not have these rights.

         While the existence of each limited liability company will continue subsequent to the asset purchase transactions, it is not anticipated that such limited liability companies will have significant remaining assets or any meaningful business activity to conduct.

         MEMBERS OF THE LIMITED LIABILITY COMPANIES RECEIVING OUR CLASS B PREFERRED STOCK AND/OR COMMON STOCK COULD SUSTAIN ADVERSE FEDERAL INCOME TAX CONSEQUENCES. THE INTERNAL REVENUE SERVICE COULD SUCCESSFULLY ASSERT THAT A MEMBER HAS EXPERIENCED INCOME SUBJECT TO INCOME TAX IN AN AMOUNT EQUAL TO THE DIFFERENCE BETWEEN THE MEMBER'S CONTRIBUTION TO HIS OR HER LIMITED LIABILITY
COMPANY AND THE VALUE OF THE CLASS B PREFERRED AND/OR COMMON STOCK RECEIVED, WHICH INCOME IS SUBJECT TO TAXATION AT ORDINARY OR APPLICABLE CAPITAL GAINS TAX RATES UNDER THE INTERNAL REVENUE CODE.

         In connection with the consummation of the asset purchase transactions, we have received an opinion of counsel to the effect that the members will not experience a taxable event under the Internal Revenue Code of 1986, as amended, upon the consummation of the transaction and the members' receipt of the number of shares of our Class B preferred stock and/or common stock to which the member is entitled. The opinion necessarily assumes certain facts which may not be applicable to all members of limited liability companies consummating asset purchase transactions with us. Each member, therefore, should consult with his or her own tax advisor.

         The effect of the opinion is that a member receiving our Class B preferred or common stock will not experience a taxable event under the Code until such securities are sold at a price which constitutes a gain over the cost (basis) of the member's adjusted contribution to the capital of his or her limited liability company. The opinion does not provide any information with respect to the manner in which any such gain would be taxed (at ordinary income or capital gain rates).

         The opinion of counsel dealing with Federal income tax matters also does not address any state income tax consequences which members may experience as a result of the consummation of an asset purchase transaction by their limited liability company. Also, the opinion of counsel with respect to present income tax matters has absolutely no binding effect on the Internal Revenue Service.

         OUR BUSINESS PLAN IS BASED ON OUR ABILITY TO CONSUMMATE A SIGNIFICANT NUMBER OF THE ASSET PURCHASE TRANSACTIONS. IF THIS DOES NOT HAPPEN AND WE ONLY CONSUMMATE A RELATIVELY SMALL NUMBER OF TRANSACTIONS, WE WILL NOT BE ABLE TO IMPLEMENT AND CARRY OUT CERTAIN KEY ELEMENTS OF OUR BUSINESS PLAN BECAUSE:

     - WE WILL NOT HAVE SUFFICIENT NUMBERS OF LIFE INSURANCE POLICIES TO ENGAGE IN POLICY POOLING AND POLICY RESALE ACTIVITIES;

     -    OUR CASH FLOW FROM POLICIES WILL BE REDUCED SIGNIFICANTLY; AND

     - WE WILL BE UNABLE TO ACCOMPLISH THE LISTING OF OUR CLASS B PREFERRED AND COMMON STOCK PURSUANT TO THE NASDAQ NATIONAL MARKET SYSTEM OR SMALL CAP SYSTEM.

         Such described circumstances will have the effect of reducing our revenues and profits and will mean that our Class B preferred and/or common stock held by members will continue to be an illiquid investment since the only ability to sell such securities will be in the over-the-counter market (the OTC Bulletin Board).

         These circumstances also most likely would require that we seek additional sources of working capital on an immediate basis. Such alternative sources of working capital may not be available to us because of our relatively weak financial condition or may only be available to us upon terms which are extremely expensive and which operate in a detrimental way to the holders of our outstanding securities.

         THE ROBERT K. COYNE AND C. DOUGLAS YORK TRUSTS PRESENTLY OWN OF RECORD 776,300 SHARES OF OUR OUTSTANDING VOTING SECURITIES, WHICH CONSTITUTES 93.6% OF SUCH OUTSTANDING SECURITIES. IF SUCH TRUSTS VOTE IN UNISON, THEY WILL BE ABLE TO DETERMINE ALL MATTERS SUBMITTED TO A VOTE OF OUR STOCKHOLDERS AND THE OTHER HOLDERS OF OUR PRESENTLY OUTSTANDING VOTING SECURITIES WILL NOT BE ABLE TO INFLUENCE OR DETERMINE THE OUTCOME OF ANY SUCH VOTE.

         Presently, we have outstanding 826,400 shares of our voting securities consisting of our Class A and Class B preferred stock and our common stock. The Coyne Trust and the York Trust each own of record and beneficially 348,650 shares of our Class B preferred stock and 30,000 shares of our common stock for an aggregate total of 757,300 voting shares. Such Trusts and C. Douglas York (individually) also own of record 19,000 shares of Class A preferred stock, bringing such total ownership to 776,300 shares. Robert K. Coyne and C. Douglas York are the grantors and trustees of such Trusts and provided promotional services to us and served as our initial directors and officers.

         Until such time as we issue additional Class B preferred and/or common stock in the asset purchase transactions or sell a significant number of shares of our common stock for cash in the public offering thereof, such voting control vested in these Trusts will continue, assuming that such Trusts vote in unison, which is expected.

         OUR PRESENT EXECUTIVE MANAGEMENT IS COMPRISED OF J. PATRICK BRYAN WHO SERVES AS OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER AND RICHARD W. CHAMPLIN WHO SERVES AS OUR TREASURER AND CHIEF FINANCIAL OFFICER. IF THE SERVICES OF EITHER MESSRS. BRYAN OR CHAMPLIN BECOME UNAVAILABLE TO US, OUR ABILITY TO CONDUCT OUR INTENDED BUSINESS WILL BE IMPAIRED. IF THE SERVICES OF BOTH MESSRS. BRYAN AND CHAMPLIN BECOME UNAVAILABLE TO US, OUR ABILITY TO CONDUCT OUR INTENDED BUSINESS WILL BE SEVERELY HAMPERED.

         The continuing services of Messrs. Bryan and Champlin is critical to our ability to consummate the asset purchase transactions with the limited liability companies and with respect to the implementation of our business plan as described earlier and elsewhere in this Prospectus. While we have the services of administrative and clerical personnel available to us and the consulting arrangements existing between us and companies owned by Robert K. Coyne and C. Douglas York, such is not expected to be adequate to replace the services of either Mr. Bryan or Mr. Champlin.

         If the services of both Messrs. Bryan and Champlin are lost to us at the same time and over an extended period of time, our ability to implement and consummate the asset purchase transactions most likely will be severely impaired, as will our ability to implement our business plan. We most likely would have to suspend such activities while we recruit replacement executive management personnel. In such replacement activities, we may be hampered because we do not have adequate liquid working capital. Also, Mr. Champlin is serving as our Treasurer and Chief Financial Officer on an interim basis and such position is expected to be filled on a permanent basis by personnel unknown as of the present time.

         Since we are a start-up company, we have not developed any managerial plan of succession nor have we obtained key man life insurance policies insuring the lives of either Mr. Bryan or Mr. Champlin.

         IN ADDITION TO THE LIFE INSURANCE POLICY SOURCE REPRESENTED BY THE ASSET PURCHASE TRANSACTIONS, WE ARE DEPENDENT IN OUR LIFE INSURANCE POLICY ACQUISITION ON THE EXCLUSIVE CONTRACTUAL ARRANGEMENTS EXISTING BETWEEN US AND RESOURCE FUNDING GROUP, INC. IF RESOURCE FUNDING GROUP FAILS IN ITS OBLIGATION TO MAKE APPROPRIATE POLICIES AVAILABLE TO US FOR PURCHASE, OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN WILL BE MATERIALLY HAMPERED BECAUSE OUR PORTFOLIO OF LIFE INSURANCE POLICIES WILL BE INADEQUATE.

         We have entered into a written agreement with Resource Funding Group, Inc which provides that Resource Funding will act as our exclusive source of life insurance policy supply other than the policies that we acquire as a result of the asset purchase transactions. Resource Funding is a Georgia corporation wholly-owned by Robert K. Coyne and C. Douglas York. Messrs. Coyne and York provided promotional services to us.

         The exclusivity of the contract remains in force so long as Resource Funding provides us with an adequate supply of life insurance policies for our business and for each policy acquired by us from Resource Funding, we will pay an acquisition fee ranging from 2% to a maximum of 9% of the face amount - death benefit amount of each life insurance policy acquired, subject to adjustment for certain market purposes.

         The initial term of the agreement is for five years ending February 28, 2007 with automatic additional renewal terms occurring unless the agreement is affirmatively terminated by us or Resource Funding.

         If disputes arise under the agreement, including our assertion that the supply of life insurance policies to us is inadequate or unsuitable, binding arbitration procedures may be utilized.

         WE ARE A START-UP COMPANY AND WE HAVE NOT EXPERIENCED ANY SIGNIFICANT REVENUE OR EARNINGS SINCE OUR FORMATION IN FEBRUARY 2002. EVEN IF WE COMPLETE A SIGNIFICANT NUMBER OF THE ASSET PURCHASE TRANSACTIONS, WE CANNOT ASSURE THAT WE WILL BE ABLE TO GENERATE REVENUE WHICH IS SUFFICIENT TO CREATE NET INCOME INITIALLY OR ON A SUSTAINED BASIS.

         In order to achieve significant revenues, we will be required to realize cash proceeds on the life insurance policies which we own from time to time, including those that we obtain as a result of the consummation of the asset purchase transactions. Such cash realization can only occur upon the death of the policy insured or upon our resale of a life insurance policy or a group of life insurance policies. The occurrence of such revenues from such sources will not assure that we will experience net income initially or at any time. The absence of net income most likely will have a depressive effect on any after market price existing for our Class B preferred and common stock.

         The life settlement business is an outgrowth of the viatical settlement activity occurring with respect primarily to AIDs sufferers. As such, it represents a relatively new industry and there are many uncertainties as to how such industry will develop over the near and mid term. An important industry characteristic which has only recently begun to develop is the existence of a liquid market for life insurance policies. We can't assure or predict whether such liquid market will grow, remain approximately the same or, in fact, contract. This factor and other unknown factors create considerable uncertainly as to whether we will be able to initiate and conduct our business plan on a viable and profitable basis.



                          DETERMINATION OF SHARE PRICES
                          ------------------------------


         In the asset purchase transactions, our Class B preferred stock will be valued at $25 per share and our common stock will be valued at $6.25 per share. These attributed share prices will be utilized as the currency in the asset purchase prices and the number of shares of our Class B preferred stock and/or common stock to be issued in the asset purchase transactions will be determined by dividing such attributed values of $25 and $6.25 per Class B share and common share, respectively, into each $1,000 of limited liability company assets, which assets are primarily constituted by life insurance policies.

         These attributed values have been determined by our management and do not relate to earnings, book value or other recognized criteria of valuation. In this regard, we are a start-up company.



                                    DILUTION
                                    --------

         Members of limited liability companies acquiring our Class B preferred stock or our common stock will sustain dilution from the attributed values of $25 per Class B preferred share and $6.25 per common share. The $25 and $6.25 per share amounts will be the effective price paid by the members of the limited liability companies participating in asset purchase transactions and purchasers of our common stock for cash in the public offering thereof.

         At December 31, 2002, we had outstanding an aggregate 823,400 shares of our Class A and B preferred stock and common stock. The Class A and Class B preferred stock was and is convertible into a maximum of 2,290,000 shares of our common stock.

         At December 31, 2002, we reflected a stockholders' equity of $3,329,956. Accordingly, assuming full conversion of our presently outstanding Class A and Class B preferred stock into 2,290,000 shares of our common stock, there would have been outstanding on a pro forma basis at December 31, 2002, 2,350,000 common shares which shares would have had a pro forma net tangible book value of $1.42 per share.

         The table presented below reflects the pro forma dilution that members of the limited liability companies would have sustained at December 31, 2002 if we had issued only Class B preferred stock in the asset purchase transactions and such preferred stock was fully converted at the maximum rate into our common stock at the maximum conversion rate.

         Accordingly, the table presented below assumes:

     - that there are outstanding, on a pro forma basis on December 31, 2002, 12,172,608 shares of our common stock; and

     - that our pro forma stockholders' equity at December 31, 2002 was $29,635,089 which results in the dilution to limited liability company members as reflected below:

                                                                       At                   Pro Forma At
                                                              December 31, 2002           December 31, 2002
                                                            -----------------------    --------------------

Net tangible book value per share                                     $1.42                     $2.43

Dilution from $6.25 per share offering price                            --                       3.82

Increase in net tangible book value experienced
    by present shareholders                                            1.01                       --



                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                  ---------------------------------------------

         We were formed under Nevada corporate law in February 2002 and have been initially capitalized December 31, 2002 as a result of the private sale of 55,100 shares of our Class A preferred stock for a per share cash price of $10. An additional 14,000 shares of Class A preferred stock were subscribed to prior to December 31, 2002. We also acquired all of the outstanding common stock of Viatical and Premiere which own a 10% managing member interest in 63 limited liability companies, 60 of which have become parties to Asset Purchase Agreements with us.

         We are a company which is in the start-up stage and we have not experienced any significant earnings during the period commencing with our inception (February 5, 2002) and ending December 31, 2002. At December 31, 2002 we reflected a net loss of $(328,683).

         From the period of our inception to December 31, 2002, the sale of our Class A preferred stock was our sole source of working capital and liquidity. If we are successful in consummating asset purchase transactions with all 60 limited liability companies that have entered into Asset Purchase Agreements with us, our liquidity will be improved by virtue of our receipt of cash and cash equivalents from such limited liability companies. As indicated in the pro forma financial statements included with this Prospectus, cash made available to us as a result of such asset purchase transactions could exceed $5,000,000. We do not believe that our present cash resources and those cash resources which we may receive as a result of the completion of the asset purchase transactions will be sufficient to support our intended operations over any extended period of time. We will be required to seek additional cash working capital and we intend to do this through our life insurance policy pooling activities which are described in the Prospectus section captioned "PLAN OF OPERATION - BUSINESS". These activities are prospective, however, and we may not be successful in carrying out such activities to any meaningful degree.

         As indicated in the Prospectus section captioned "RISK FACTORS", the life settlement industry is a newly emerging industry which, in our opinion, is receiving greater attention in the nation's financial community and financial markets. Trends identified by us indicate that life settlement transactions will increase over the next approximate five years and that life insurance policies will represent a source of meaningful liquidity as a result of the ability to be able to sell same in pools or otherwise, thereby precluding the necessity of waiting for policy maturity occurring at the insured's death or upon the actual policy maturity because of the long life of the insured.

         We have not made any material commitments for capital expenditures and will not do so until we complete a substantial portion of the asset purchase transactions with the limited liability companies.

         The 60 limited liability companies which have entered into Asset Purchase Agreements with us are privately held by approximately 1,900 holders. Such holders hold an approximate aggregate 12,300,000 units of managing member interest. The limited liability companies have been formed over the past approximate six years and have been privately capitalized by the capital contributions made by the managing members. The initial capitalizations of such limited liability companies range from a low of $535,000 to a high of $1,390,000.

         The limited liability companies have been formed and capitalized in order to enter into viatical and life settlement transactions whereby such limited liability companies would acquire various types of life insurance policies with a "buy and hold" strategy. Such buy and hold strategy has required that the limited liability companies retain ownership of the policies until they mature, usually by way of death of the insured.

         We have been advised that 59 of the 60 limited liability companies which have entered into Assets Purchase Agreements with us have obtained the requisite approval vote of their members. As a result, some of such limited liability companies are selling policies held in their portfolios and replacing same with policies which are more appropriate to our business plan.

         The Prospectus section captioned "THE ASSET PURCHASE TRANSACTIONS" contains statistical and financial data with respect to the 60 limited liability companies that have entered into Asset Purchase Agreements with us.



                         THE ASSET PURCHASE TRANSACTIONS
                         -------------------------------
GENERAL DESCRIPTION
-------------------
         We have entered into Asset Purchase Agreements with 60 limited liability companies. Each of such limited liability companies has been privately capitalized over the past approximate six years and the managing member interests of such limited liability companies are held by an approximate 1,900 holders. Each of the limited liability companies were capitalized by virtue of the cash contributions of such holders and the initial capitalizations of the limited liability companies varied from a low of $535,000 to a high of $1,390,000.

         Each of the limited liability companies is governed by a member executive committee which is elected by the vote of the holders of the managing member interests. The committees function in a manner similar to a board of directors of a corporation organized for profit.

         With respect to the proposed asset purchase transactions, such must be approved by the majority vote of the holders of each of the managing member interests of each of the limited liability companies. The action of the holders of each of the limited liability companies will be independent of the action of the holders of other limited liability companies. However, completion of the asset purchase transactions with the limited liability companies is conditioned upon substantially all of such companies consummating such asset purchase transactions with us.

         If the asset purchase transactions are approved by the members of substantially all of the limited liability companies, consummation of such asset purchase transactions may not occur and our Class B preferred stock and our common stock may not be issued to the holders of such approving limited liability companies until such time as the Registration Statement relating to the asset purchase transactions and the issuance of the Class B preferred and common stock to such holders has become effective under the Securities Act of 1933, as amended. This Prospectus is a part of such Registration Statement.

         The limited liability companies who have entered into Asset Purchase Agreements with us are sometimes referred to in this Prospectus as the "Companies". The executive committees of such Companies are sometimes referred to in this Prospectus as the "Committees". The holders of the managing member interests in such Companies are sometimes referred to in this Prospectus as the "Holders". The managing member interests held by each Holder are sometimes referred to in this Prospectus as the "Interests".

         Since formation, the limited liability companies, through the action of their Committees and with the assistance of the Network have engaged in life settlement or viatical settlement transactions whereby the Companies have acquired life insurance policies from the insureds or owners of such policies with a view to realizing economic gain. At June 30, 2002, the Companies are estimated to have life insurance policy portfolios having an approximate aggregate death benefit - face amount of $82 million.

         The limited liability companies have acquired such life insurance policies in anticipation of the death of the insured and the receipt of the death benefit proceeds of the policies by the limited liability companies for distribution to the Holders. The Interests, which represent the initial capital contributions made by the Holders, are an illiquid investment and the terms of the organizational documents of each of the Companies prohibit the sale or transfer of any of such Interests unless such sale or transfer is approved by a vote of all of the Holders of the Company in which the Interest is held.

         Each of the Committees have affirmatively approved the asset purchase transaction as governed by the Asset Purchase Agreement. In order for the asset purchase transactions to be consummated, however, the organizational documents of each of the Companies require that the asset purchase transaction be approved by a majority vote of the Holders of the Interests. Each Interest is entitled to one vote per unit of Interest with respect to such approval process.

         In order to assist the Holders in the conduct of the vote with respect to the asset purchase transactions, we provided an Information Statement dated December 20, 2002 pursuant to SEC Rule 165. The Information Statement contained information about us, the asset purchase transactions and other information deemed important in connection with vote determination. This document and other related documents that accompanied the Information Statement may be examined at the SEC web site which is www.sec.gov.

         The members of each of the Committees of the Companies and our management believe that consummation of the asset purchase transactions is appropriate and of potential benefit to the Holders in that the Holders, upon receipt of our Class B preferred and/or common stock will then hold a registered security which is freely tradeable from the standpoint of the Federal securities laws compared to the lack of liquidity attendant to their Interest in one of the Companies. Also, as described in this Prospectus, we have adopted and are implementing a business plan with respect to life settlement transactions and the assembly of life insurance policy portfolios and dealing in such policies. Such business plan is more encompassing than the method of operation of the Companies. As one of our stockholders, each of the Holders will be a participant in what is anticipated to be a larger enterprise with greater profit potential than that represented by each of the Companies past and present operations. As explained herein, an essential element of our business plan relates to the sale of life insurance policies from our portfolio prior to policy maturity (by reason of death of the insured or other maturity). We have also assembled a full time management team.

         Each of the asset purchase transactions which are intended to be consummated between us and the Companies are governed by the Agreement (with First Addendum), a copy of which we included with the Information Statement and the other materials delivered to Holders. The Agreement is essentially the same for each of the asset purchase transactions intended to be consummated between us and the several Companies. The Agreement is expressly incorporated herein.

         The Agreement with the Addendum provides that we will acquire all or substantially all of the assets of each of the Companies for a consideration consisting of our registered Class B preferred and/or common stock. The determination as to whether the consideration will consist of Class B preferred and/or common stock will be made by each Holder, depending on each Holder's desires. In that regard, a Holder can elect to receive only Class B preferred stock, only common stock or a combination of Class B preferred and common stock. Such determination will be made by such Holder at the time that the Registration Statement relating to the asset purchase transactions and our Class B preferred and common stock becomes effective with the SEC. This Prospectus is a part of such Registration Statement.

         Under the Agreement, the life insurance portfolios of the Companies will be valued on the basis of the face amount - death benefit of each policy as such existed on June 30, 2002. Cash and cash equivalents will be valued at actual amount. No adjustments are expected to be made to such valuations subsequent to June 30, 2002 unless mutually agreed to by us and a particular Company. We will issue to each of the Companies for distribution to the Holders our shares of Class B preferred and/or common stock. For purposes of the asset purchase transactions, we will issue our Class B preferred stock on the basis of one share of such Class B preferred stock for each $25 of asset value and/or on the basis of one share of our common stock for each $6.25 of asset value.

         The table presented below reflects the identity of each of the Companies who are parties to an Agreement with us, the estimated face amount - death benefit of each of such Company's life insurance policy portfolio at June 30, 2002, the aggregate number of units of Interests of each of such Companies which are outstanding and the maximum number of our shares of the Class B preferred stock and/or common stock which will be issued upon consummation of the asset purchase transaction with each of such Companies.

                                                                        Estimated Maximum Number
                                                                        of Shares of Class B Pre-
                                                                          ferred Stock and/or
                                      Estimated       Aggregate        Common Stock to be Issued
                                      Agreement        Number          ---------------------------
                                      Asset Value     of Units          Class B Pre-
Identity of Company                 At June 30, 2002 Outstanding       Ferred Stock   Common Stock
-------------------                 ---------------- -----------       ------------   ------------

          LLC-01                       $ 1,705,620      222             68,225           272,899
          LLC-02                         1,605,998      206             64,240           256,960
          LLC-03                         1,047,319      224             41,893           167,571
          LLC-04                         1,406,600      222             56,264           225,056
          LLC-05                         1,421,092      217             56,844           227,375
          LLC-06                         1,398,648      216             55,946           223,784
          LLC-08                         1,532,691      222             61,308           245,231
          LLC-09                           752,404      138             30,096           120,385
          LLC-11                           867,969      119             34,719           138,875
          LLC-12                         1,153,848      157             46,154           184,616
          LLC-14                         1,272,667      222             50,907           203,627
          LLC-16                         1,605,943      216             64,238           256,951
          LLC-18                         1,564,099      217             62,564           250,256
          LLC-20                         1,664,952      207             66,598           266,392
          LLC-22                         1,669,590      223             66,784           267,134
          LLC-24                         1,038,058      173             41,522           166,089
          LLC-25                         1,019,473      142             40,779           163,116
          LLC-GC                         1,522,340      210             60,894           243,574
       LLC-GC-02                         1,462,641      220             58,506           234,023
       LLC-GC-03                         1,673,372      219             66,935           267,740



                                       22


                                                                   Estimated Maximum Number
                                                                   of Shares of Class B Pre-
                                                                     ferred Stock and/or
                                 Estimated       Aggregate        Common Stock to be Issued
                                 Agreement        Number          ---------------------------
                                 Asset Value     of Units          Class B Pre-
Identity of Company            At June 30, 2002 Outstanding       Ferred Stock   Common Stock
-------------------            ---------------- -----------       ------------   ------------

       LLC-GC-04               $1,641,617              222             65,665       262,659
       LLC-GC-05                1,573,785              222             62,951       251,806
       LLC-GC-06                1,245,237              222             49,809       199,238
       LLC-GC-07                1,636,538              220             65,462       261,846
       LLC-GC-08                1,104,376              151             44,175       176,700
       LLC-GC-09               $1,354,571              194             54,183       216,731
       LLC-GC-10                1,835,059              222             73,402       293,609
       LLC-GC-11                1,595,871              222             63,835       255,339
       LLC-GC-12                1,810,357           212.86             72,414       289,657
       LLC-GC-14                1,074,167              141             42,967       171,867
       LLC-GC-15                1,139,236              164             45,569       182,278
       LLC-GC-16                1,451,438              221             58,058       232,230
       LLC-GC-17                  895,511              139             35,820       143,282
       LLC-HY-18                1,545,541              222             61,822       247,287
       LLC-HY-19                1,924,606              219             76,984       307,937
       LLC-HY-20                1,541,884              209             61,675       246,702
       LLC-HY-21                1,374,505              210             54,980       219,921
       LLC-HY-22                1,339,699              223             53,588       214,352
       LLC-HY-23                1,953,042              216             78,122       312,487
       LLC-HY-24                1,597,209              220             63,888       255,553
       LLC-HY-25                1,532,225              207             61,289       245,156
       LLC-HY-26                1,625,806              212             65,032       260,129
          LLC-IG                1,709,515              192             68,381       273,522
       LLC-IG-2                 1,316,806              200             52,672       210,689
          LLC-IN                1,220,920              217             48,837       195,347
       LLC-IN-114                 720,047              171             28,802       115,208
       LLC-IN-17A                 902,018              223             36,081       144,323
       LLC-IN-02                1,039,381              224             41,575       166,301
       LLC-IN-03                  913,694              219             36,548       146,191
       LLC-IN-04                1,287,077              222             51,483       205,932
       LLC-IN-05                1,199,878              217             47,995       191,980
       LLC-IN-06                1,321,294              221             52,852       211,407
       LLC-IN-07                1,000,815              222             40,033       160,130
       LLC-IN-08                1,144,810              221             45,792       183,170
       LLC-IN-09                1,326,202              219             53,048       212,192
       LLC-IN-11                1,128,491              168             45,140       180,559



                                       23

                                                                Estimated Maximum Number
                                                                of Shares of Class B Pre-
                                                                  ferred Stock and/or
                              Estimated       Aggregate        Common Stock to be Issued
                              Agreement        Number          ---------------------------
                              Asset Value     of Units          Class B Pre-
Identity of Company         At June 30, 2002 Outstanding       Ferred Stock   Common Stock
-------------------         ---------------- -----------       ------------   ------------


      LLC-IN-12               $   820,456          132             32,818           131,273
      LLC-IN-15                 1,540,293          216             61,612           246,447
      LLC-IN-16                 1,921,841          309             76,874           307,495
         LLC-10                 1,687,165          223             67,487           269,946
                                ---------          ---             ------           -------

TOTALS:                     $82,378,307         12,298.86       3,295,136        13,180,532


To the extent that all of such reflected Companies do not obtain the requisite Holder approval, the number of shares of our Class B preferred stock and/or common stock will be reduced in the asset purchase transactions. Also, since Viatical and Premiere own an aggregate 10% interest in all of such 60 Companies, we do not expect to issue shares of our Class B preferred stock or common stock representing such 10% interest.

     The Asset Purchase Agreements existing between us and each of the Companies contain representations and warranties extended by us and each of the Companies customary to asset purchase transactions. Such representations and warranties relate to the validity of our formation and existence and of each of the Companies; matters dealing with requisite authority; good standing of each of the Companies pursuant to the laws of the State of Nevada; condition of the assets; and other matters.

     The Agreements also provide for certain conditions precedent relating to the ability on our part and the Companies to consummate the asset purchase transactions. These conditions precedent relate to accounting and auditing matters, opinions to be provided by our counsel, and most importantly, the accomplishment of the filing of the Registration Statement (of which this Prospectus is a part) with the SEC relating to the asset purchase transaction and our Class B preferred and common stock and the effectiveness of such Registration Statement.

     All expenses and costs incidental to the asset purchase transactions, including, without limitation, legal and accounting fees, printing costs, filing fees and other transactional costs and expenses, will be paid by us.

FEDERAL INCOME TAX CONSIDERATIONS

     We have been advised by legal counsel that the consummation of the asset purchase transactions between us and the Companies and the distribution of our registered Class B preferred and/or common stock to the Holders will not be a taxable event subjecting any Holder to income tax consequences under the Internal Revenue Code of 1986, as amended. We will receive a written opinion from legal counsel to such effect prior to the consummation of the asset purchase transactions and a copy of such opinion will be included as an Exhibit to the Registration Statement (of which this Prospectus is a part) as filed with the SEC. Copies of such opinion will also be available to any Holder upon request.

         The anticipated Federal income tax treatment of the transaction is such that each Holder's basis in our registered Class B preferred and/or common stock received by such Holder in the consummation of the asset purchase transactions will be a basis equal to the balance of each Holder's capital account at a time contemporaneous to the consummation of the asset purchase transactions. Upon the disposition of the registered Class B preferred and/or common stock by any Holder, any gain represented by the excess of the sale price amount over such basis will be subject to Federal income tax at then applicable ordinary income or capital gain rates, depending upon the period of time that each Holder holds such Class B preferred stock or common stock. Each Holder may wish to counsel with his or her tax advisor with respect to this matter, however. Counsel's tax opinion will not deal with state income tax matters or consequences and will not be binding on the Internal Revenue Service.

THE JUSTUS POLICIES

         During the course of their existence, some of the Companies have acquired life insurance policies for their portfolios which are characterized by certain issuance irregularities bringing into question the enforceability of such policies from the standpoint of receiving the policy death benefit. These life insurance policies are sometimes referred to as the "Justus" policies. Such reference relates to the source of such acquired policies.

         For purposes of the asset purchase transactions, the Justus policies will be valued at face - death benefit amount. The Companies and the Members thereof will not suffer any diminishment in the amount of our Class B preferred stock or common stock receivable in the asset purchase transactions as a result of the Justus policies sale-purchase transaction described below. Any potential loss will be absorbed by the family trusts established by Messrs. Coyne and York.

         The Justus policies have an estimated face amount or death benefit of approximately $13,250,000. The Justus policies will be acquired by us in the asset purchase transactions. Subsequent to such acquisition, however, the Justus policies will be acquired from us by family trusts established by Robert K. Coyne and C. Douglas York or designees thereof. In such acquisition transactions involving all of the Justus life insurance policies, the Coyne Trust and the York Trust will surrender to us an estimated 530,078 shares of Class B preferred stock held by such Trusts. With respect to the Class B shares surrendered, a per share value of $25 divided into the aggregate face amount of the Justus policies will be utilized. The Justus acquisition transaction will occur immediately subsequent to the completion of the asset purchase transactions between us and the Companies. Class B shares surrendered will be restored to the status of authorized but unissued capital stock.

PLAN OF DISTRIBUTION

         We are offering our Class B preferred stock and common stock to members of Companies that have entered into Asset Purchase Agreements with us and whose members have approved the asset purchase transactions by majority vote. This Prospectus will be delivered to all members in connection with the consummation of such asset purchase transactions but the asset purchase transactions will not be consummated until the Registration Statement, of which this Prospectus is a part, becomes effective under the Federal securities laws.

         Each member of a Company that is participating in an asset purchase transaction will make an election as to whether such member wishes to receive our Class B preferred stock or common stock or a combination thereof. We are registering a sufficient number of shares of our Class B preferred stock and common stock in order to accommodate such selection process.

         When such selections have been made, we will deliver certificates evidencing ownership of the requisite number of shares of Class B preferred stock and our common stock to the Committees of the Companies for distribution to the members. In carrying out this function, the Companies may be deemed "underwriters" as that term is utilized in the Federal securities laws.

NO SOLICITATION OF MEMBER VOTE

         In the informational materials that we provided to the limited liability companies for consideration by their Members, we recommended that their Members vote in favor of the asset purchase transactions. Such provided information and this Prospectus, are not being used by us to solicit favorable votes or proxies providing for a favorable vote with respect to the asset purchase transactions being considered by the members.

         The Companies will conduct meetings of the members in accordance with their own respective schedules and such meetings are expected to be attended by the members in person. We will not participate in such meetings nor in the administration and conduct thereof.

         As  indicated  in  the  Prospectus  section  "RISK  FACTORS",   members
considering the asset purchase transactions and voting thereon will not be entitled to rights of dissent or appraisal if they choose to vote against the asset purchase transaction. Rights of dissent or appraisal are not permitted under applicable Nevada law. The Prospectus section "RISK FACTORS" also explains how rights of dissent or appraisal operate where permitted by state statutes.

         Based upon the information available to us, we do not believe that there is any member or group of members of any of the Companies who are able to exercise voting control over any of the Companies and with respect to the member vote to be taken or which has been taken with respect to the proposed asset purchase transactions.

         Except for the aggregate 10% member interest which we hold by virtue of our acquisition of Viatical and Premiere, we have no other material interest, direct or indirect, in any of the Companies.

         If we consummate the asset purchase transactions with the Companies, the composition of our management will be as it is presently and as is reflected in the Prospectus section captioned "MANAGEMENT".



                          PLAN OF OPERATION - BUSINESS

BACKGROUND

         We are a Nevada corporation formed in February 2002. We have not commenced any significant business activity and have been in the process of completing our initial capitalization, finalizing the asset purchase transactions with the limited liability companies and implementing our business plan as such plan is subsequently described herein.

         We have been formed for the specific purpose of consummating the asset purchase transactions with the limited liability companies and to carry out our business plan. We have been initially capitalized as a result of the private and limited sale of 69,100 shares of our Class A preferred stock which was sold to suitable and accredited investors at a per share price of $10.

         In such capitalization process, we have also acquired all of the outstanding capital stock of Viatical and Premiere. Presently Viatical and Premiere are held as wholly-owned subsidiaries and the assets of Viatical and Premiere are comprised of an aggregate 10% member interest in 63 limited liability companies, 60 of which have entered into Asset Purchase Agreements with us as described herein. Viatical and Premiere assisted in the formation of such limited liability companies and were previously owned by Robert K. Coyne and C. Douglas York. Messrs. Coyne and York are also principals of the Life Settlement Network. The Life Settlement Network is an assumed business name utilized by several corporations substantially controlled by Messrs. Coyne and York. The Network engages in various aspects of the life settlement business, including policy sourcing.

THE INDUSTRY - MARKETS

         The life settlement industry had its beginning in the late 1980's and was principally driven by the increase in the number of persons suffering from AIDs. Simply explained, a life settlement is the sale of an existing life insurance policy by an insured policy owner whose life expectancy has been significantly reduced due to illness or a person who is elderly and in the last several years of his anticipated life span. The transaction involves the sale of the death benefit proceeds of the life insurance policy at a discount from the policy benefit amounts by the insured to one or more investors who acquire the policy, pay the premiums relating thereto in order to keep the policy in force, and anticipate realizing economic gain upon the payment of the death benefits of the policy. In most life settlements, the policy premiums are paid by the acquiror, although such is not always the case.

         As indicated, the initial concentration of the life settlement industry related to AIDs patients. As the medical treatment of AIDs patients improved and the life expectancies of AIDs sufferers were extended, persons and entities engaged in the life settlement industry looked to other sources of life insurance policies. These sources are now represented primarily by persons owning life insurance policies who have developed a life terminating illness or condition or elderly persons who are in the last years of their anticipated life span and who wish to realize cash from their life insurance policies during their remaining lifetimes.

         Any type of life insurance policy is suitable for a life settlement transaction, whether it be whole life, term or universal life. Also, the issuing company is not important, so long as the policy issuing company is recognized in the life insurance industry as being financially sound.

         In a typical life settlement, a life insurance policy holder who can demonstrate that he or she has been diagnosed with a terminal illness endeavors to sell the policy to a life settlement company for a percentage amount of the face value or death benefit of the subject policy. The percentage of policy face value provided in the life settlement depends upon life expectancy. In some instances, the life settlement entity will solicit investors who will fund the life settlement transaction and who will participate in the death benefit when received and in most cases, the life settlement transaction will involve the payment of the required premiums in order to keep the purchased policy in force by the acquiror, although in some instances the insured is required to pay such premiums. As indicated, in addition to terminally ill policy holders, the elderly may now realize proceeds during their life time by entering into one or more senior settlement transactions dealing with their life insurance policies maintained over their lifetimes.

         We believe that the life settlement industry presently relates to three principal areas. The first area in which life settlements occur relates to AIDs patients who are usually persons between ages 25 and 44 and whose life expectancies have been significantly shortened by the onset of the condition, even in the light of the improved medical treatment of AIDs. The second category in which life settlements are occurring relate to those insureds who have contracted terminal illnesses or other terminal medical circumstances and who are usually between the ages of 45 and 64. Finally, there are the group of elderly policy holders desiring to realize some cash proceeds from their life insurance policies prior to their deaths. This last group usually involves policy holders age 65 and older. We estimate that these several categories at the present time constitute an aggregate face amount or death benefit amount of approximately $535 billion. Not every policy holder who is a candidate for life or senior settlement is inclined to enter into such a transaction. We estimate that of such estimated $535 billion face amount presently in force, policy holders involving approximately 25% of such amount may be actual candidates for a life or senior settlement. This number could increase as the population of the

United States continues to age with a larger percentage of the nation's population being 65 years or older and with the possible elimination or significant reduction in estate and inheritance taxes as imposed by Federal and state governments which has been on the political horizon for a number of years.

         We have been formed to consummate the asset purchase transactions and to engage in the acquisition, purchase, selling and dealing in life insurance policies of various types (permanent and term) pursuant to arrangements whereby we will acquire a life insurance policy or policies from the owner and/or the insured of such policy and will continue the payment of the premiums required to maintain such insurance policy in force. In addition to holding life insurance policies until such time as benefits are paid pursuant to a policy, we intend to resell such policies singly or as part of a group of policies to other entities or persons. In some instances we anticipate creating pools of such policies and issuing participations in such pools to primarily institutional investors.

         The policies acquired by us in the asset purchase transactions herein described may be retained by us with a view to realizing economic gain and profit at the death of the insured or at policy maturity or may be sold individually, as part of a group of policies sold or such policies may be subject to the pooling activities described above.

POLICY SOURCING - MATERIAL CONTRACTS

         In addition to policies acquired in the asset purchase transactions, we expect to acquire life insurance policies directly from the insureds and owners thereof through contractual arrangements which exist between us and Resource Funding Group, Inc. ("Resource"), a Georgia corporation substantially owned by the Coyne and York Family Trusts identified elsewhere herein. Under this contractual arrangement, Resource will act as our exclusive source of acquisition of life insurance policies (other than in the asset purchase transactions) if Resource meets certain contractual criteria on a continuing basis.

         Under the agreement, Resource is appointed as the exclusive source for our acquisition of life insurance policies other than those policies acquired as a result of the consummation of the asset purchase transactions. Such policies will be acquired through Resource in accordance with policy standards established as a result of the mutual determinations made by us and Resource. Under the Resource agreement, we will pay to Resource acquisition fees ranging from 2% to a maximum of 9% of the face amount - death benefit amount of life insurance policies acquired (subject to market conditions) and which have been made or are being made the subject of life settlement agreements. The average fee amount has been approximately 4%. The face amount - death benefit will be determined at the time of the acquisition of such policies by us. Upon our sale of a life insurance policy acquired through Resource, Resource will be entitled to receive a 2% sales fee also calculated on the then existing face amount - death benefit of the life insurance policy sold if the policy is sold by Resource. Resource is not the exclusive agent for the disposition of life insurance policies by us, however.

         The agreement with Resource acknowledges that the acquisition and sales fees provided in the agreement will be commercially reasonable and will fairly relate to fees and charges which could be obtained by us in the marketplace from sources other than Resource. If, however, during the initial or any renewal term of the agreement we determine, acting in good faith, that such level of fees are no longer commercially reasonable and that such fees do not fairly relate to fees and charges possibly obtainable by us in the marketplace, we and Resource will conduct good faith negotiations in order to provide appropriate adjustments to such fees. If such good faith negotiations do not result in agreement as to any appropriate fee adjustment perceived by us or Resource as necessary, then we or Resource, as the case may be, may institute arbitration procedures as provided for in the agreement.

         We or Resource under the terms of the agreement may determine that the other party has engaged in conduct which constitutes a breach of the terms of the agreement as to Resource or us, as the case may be. In the event that the party identified as breaching the terms of the agreement agrees that a breach has occurred, such party has a period of thirty (30) days in which to carry out action to cure the breach and if such action has not been cured at the elapse of such 30 day period, additional time is provided for such curative action. In the event that we or Resource, as the case may be, disputes that an event constituting a breach of the agreement has occurred, the matter shall be submitted to binding arbitration. In connection with such arbitration procedure, we will appoint one arbitrator, Resource will appoint a second arbitrator and the two appointed arbitrators will appoint a third arbitrator. The arbitration procedure will be carried out in accordance with the rules of the American Arbitration Association and the arbitration shall be conducted in Sarasota County, Florida. The decision of the arbitrators will be final subject to any proper appeal taken from such decision. During the pendency of the arbitration, the arbitrators may issue such interim orders as are deemed appropriate, including orders affecting the exclusivity provisions of the agreement.

         The final decision rendered by the arbitrators may determine such matters as whether an identified breach has in fact occurred, the amount of damages to which the injured party is entitled and whether the agreement shall continue to the conclusion of its then present term in accordance with its then current provisions or be continued with modified provisions for the duration of the agreement's then current term or terminated on a date specified by the arbitrators in their final decision.

         In selecting life insurance policies which have been or will be made the subject of life settlements and which will be submitted to us for acquisition, Resource will utilize a strict acquisition criteria. Such acquisition criteria utilizes several factors when considering the purchase of a life insurance policy or a group of policies, which include the requirement that the life insurance policy typically have a minimum face value or death benefit of $100,000. Resource will also take into consideration such factors as the age of the policy insured, health factors affecting the policy insured, length of time that the policy has been in force, the amount of premium payments required to keep the policy in force and the cash value amount, if any, of the policy under consideration.

         Effective March 22, 2002, we entered into a Consulting Agreement with the Network. Under the Consulting Agreement, the Network has assisted us in the engagement of various professional services relating to the preparation of the Registration Statement of which this Prospectus is a part, as well as our plan of capitalization involving the limited and private sale of our Class A preferred stock. Under such consulting arrangements, the Network has also assisted us in developing the asset purchase plan and the related agreement with the Companies. Under such consulting arrangements, we paid to the Network during the partial fiscal year ended December 31, 2002 consulting fees of $211,980. Additionally, we issued to the Network 16,000 shares of our Class A preferred stock which were valued at $160,000. With respect to the $160,000 valuation, the amount of $151,480 was applied in forgiveness of reimbursement of amounts owing by us to the Network and which had been advanced to us by the Network. There remains owing the amount of $50,865 under the Consulting Agreement arrangements as of December 31, 2002.

COMPETITION

         We believe that the life and senior settlement industry is highly fragmented. Recently, however, several industry leaders have been identified, including Legacy, Mutual Benefits, Living Benefits Financial Services, Life Partners, Life Equity and Coventry. A number of smaller entrants into the life settlement industry have also been identified by us. We believe, however, that no one entity or group of entities has attained a dominant position in the life or senior settlement industry. The entry requirements for the life or senior settlement industry are believed by us to be significant from the standpoint of identifying appropriate sources of life insurance policies which can be made the subject of economically viable life or senior settlement transactions and the capital that is required to engage in life or senior settlement transactions.

         We also believe that the life or senior settlement business is somewhat of an imprecise science and may be directly affected by the adequacy of the underwriting and due diligence processes that are utilized by life or senior settlement entities in determining what available settlement transactions are appropriate.

         Our management believes that it will have a competitive advantage as a result of the sourcing resources of the Network and Resource and the experience of the Companies, as such relates to their life insurance policy portfolios which will be acquired by us in the asset purchase transactions.

REGULATION

         State regulatory agencies have long exercised comprehensive regulation over the life insurance business and related products. Such regulation is primarily intended to assure that life insurance policies are issued by companies having sufficient financial resources to meet the obligations of policies sold and that sales practices utilized by life insurance companies vis-a-vis the consumer are fair and not characterized by improper inducements or fraudulent practices.

         The life or senior settlement industry is not extensively regulated currently by any governmental authority, although some states are now requiring that life or senior settlement companies obtain a license or enabling permit in order to engage in such activity. We will comply with all of such state regulation on an initial and continuing basis. State regulation has also related to the capitalization activities of life or senior settlement entities. In some instances, state regulatory authorities have taken the position that life or senior settlement transactions are securities subject to the registration and anti-fraud provisions of a particular state's securities laws.

         We may encounter future regulation in connection with its anticipated pooling activity relating to life insurance policies and the sale to investors of participations or debt securities backed by such pooled life insurance policies. Such participations and debt securities most likely will be viewed as securities under Federal and state securities laws and, as a result, depending on the manner of the offering thereof, may be subject to the registration requirements of the Securities Act of 1933, as amended and the state securities statutes of states in which such securities are offered. Additionally, we could be deemed to be functioning as a securities broker-dealer under the Securities Exchange Act of 1934, as amended. As a result of any such determination, we or a subsidiary or affiliate thereof, may be required to register as a securities broker-dealer under the Securities Exchange Act of 1934, as amended, and applicable state securities statutes. We may also be required to be a member of the National Association of Securities Dealers, Inc. (an industry self-regulating body). Securities broker-dealers are subject to comprehensive regulation by the SEC, the National Association of Securities Dealers, Inc. and the several states. Such regulation is intended to assure the adequacy of the financial resources of securities broker-dealers and the manner in which such securities broker-dealer deal with the public.

CERTAIN TRANSACTIONS

         The Coyne and York Trusts have subscribed to an aggregate 55,900 shares of our Class A preferred stock at the $10 per share subscription price for an aggregate subscription obligation of $559,000. This is a several obligation and not joint. We have received an aggregate $160,000 from the Coyne Trust and the York Trust in payment of a portion of such subscription obligation. Such portion of the subscription obligation was effected by the elimination of debt owing by us to the Life Settlement Network, of which Messrs. Coyne and York are principals. Such debt had been incurred by us in connection with our organization, initial capitalization, the formulation of our business plan and the development and documentation of the asset purchase transactions. The balance of such subscription obligation is due and payable at a time which is 12 months from the time that we complete the asset purchase transactions involving the 60 Companies. To the extent that additional shares of Class A preferred stock have been privately sold or subscribed to subsequent to the transaction described, such subscription obligation of the Coyne and York Trusts will be reduced on a Class A share for share basis.



                                   MANAGEMENT

     The conduct of our business and the maintenance of our assets and properties will be carried out under the general supervision of our Board of Directors which is presently comprised of five members who are identified below. Our day-to-day operations will be carried out under the direction of our executive officers who are J. Patrick Bryan and Richard W. Champlin. Mr. Bryan serves as our President and Chief Executive Officer and Mr. Champlin serves as Vice President and Chief Financial Officer. Messrs. Bryan and Champlin also serve as members of our Board of Directors. The service of Mr. Champlin is expected to be temporary and a full time Chief Financial Officer for us will be employed during the immediate future time.

         The table set forth below identifies the present members of our Board of Directors and provides information concerning such persons:


Name and Age of Director                Positions Held With the Company
------------------------                --------------------------------
J. Patrick Bryan, age 53                Director,  Chairman  of the Board of
                                        Directors,  President  and  Chief
                                        Executive Officer

Richard W. Champlin, age 57             Director, Secretary, Treasurer and Chief
                                        Financial Officer

William L. Byers, age 48                Director

Robert E. Windom, M.D., age 71          Director

Stephen R. Jonsson, age 51              Director


INFORMATION CONCERNING DIRECTORS AND OFFICERS

         J. PATRICK BRYAN has recently relocated from Detroit, Michigan to the greater Sarasota, Florida area and is spending substantially all of his business time with us. During the period 1991 to 1997, Mr. Bryant served as President and Chief Executive Officer of Global Reinsurance, Inc. of Michigan. Global Reinsurance, Inc. of Michigan was sold to a public company in 1997. The principal business activity of Global Reinsurance, Inc. of Michigan was and is constituted by medical reinsurance. During the period 1989 to 1991, Mr. Bryan served as Chief Operating Officer of the Reinsurance Division of First Security Under Writing Services, Inc., which conducted a reinsurance business from its principal offices located at Detroit, Michigan. During the period 1984 to 1987, Mr. Bryan served as an executive officer, including service as President, of The Ohio Division of Blue Cross and Blue Shield. In such capacity, Mr. Bryan exercised managerial supervision over approximately 2,000 employees and engaged in marketing activities where product production was determined to be weak and in requirement of strengthening. During the period 1981 to 1984, Mr. Bryan served as Vice President of one of the five insurance divisions of General Electric Company. In such capacity, Mr. Bryan had responsibility for managing a network of approximately 50,000 independent insurance agents through which General Electric Company marketed certain insurance products. During the period 1971 to 1975, Mr. Bryan served in the United States Army and was discharged with the rank of First Lieutenant. During such service, Mr. Bryan attended the Department of Defense Computer Systems School and was assigned as Chief of Software Development and Maintenance for the United States Army's Parts Inventory System.

         RICHARD W. CHAMPLIN resides in Sarasota, Florida and presently serves as Accounting Manager for the Network. In his capacity as Accounting Manager for the Network, Mr. Champlin has been responsible for the accounting records of the Companies, as well as several other operating entities controlled by C. Douglas York and Robert K. Coyne. Mr. Champlin has served in this capacity since 2001. Prior to his affiliation with the Network, Mr. Champlin was the Accounting Manager for Cavanaugh & Co., a firm of certified public accountants having their principal office in Sarasota, Florida. In such capacity, Mr. Champlin was responsible for managing a staff responsible for more than 200 clients served by such firm. Mr. Champlin was associated with Cavanaugh & Co. for approximately eight years. Prior to his association with Cavanaugh & Co., Mr. Champlin was employed by certified public accounting firms in California, Oregon and Florida. Mr. Champlin holds a Bachelors degree in electrical engineering awarded by the General Motors Institute (now Kettering University) and received his accounting training in a Masters Program at California State University - Los Angeles and holds a MBA in Accounting awarded by Almeda University. Mr. Champlin also served a four year tour of duty with the United States Air Force and during such service served as Project Engineer on a task force organized to minimize contract overruns as such related to several $100 million procurement contracts existing between the U. S. Air Force and the aerospace industry.

         WILLIAM L. BYERS resides in Sarasota, Florida but is relocating to the greater Miami, Florida area. During the period 1992 to 2001, Mr. Byers served as Vice President - Financial and Business Systems for Tropicana Products, Inc. headquartered in Bradenton, Florida. Tropicana Products, Inc. is one of the world's largest manufacturer of citrus and related products. In such position, Mr. Byers headed a team charged with the responsibility of redesigning the North American business planning processes with a view to implementing new systems for customer relationship management and strategic and financial planning. During the period 2000 to 2001, Mr. Byers served as Vice President - Finance of Tropicana Products, Inc. for such company's North American commercial operations. In such position, Mr. Byers, working with other executive officers of the company, developed strategic plans and annual business plans for all trade areas of Tropicana Products, Inc. as conducted in North America. During the period 1993 to 1998, Mr. Byers also held numerous officer or managerial positions with Tropicana Products, Inc., including Vice President -
Finance/North American Grocery Division (1998 - 2000); Vice President - Financial and Cost Accounting - North American Division (1997 to 1998); Vice President - Finance/Controller - International Division (1995 to 1997 requiring service in Brussels, Belgium); and Director of Cost Accounting (1993 to 1995). Prior to his association with Tropicana Products, Inc., Mr. Byers was employed by the Pillsbury Company of Minneapolis, Minnesota and the Beatrice Companies, Inc. Mr. Byers is a graduate of Northern Illinois University, Dekalb, Illinois and holds a Bachelor of Science in Accounting from that institution. Mr. Byers also holds a Master of Science in Accounting from Roosevelt University, Chicago, Illinois.

         ROBERT E. WINDOM, M.D. is a medical doctor who resides in Sarasota, Florida. Dr. Windom has had a long and distinguished career in medicine and public service, beginning with his graduation from Duke University where he received a Medical Doctor degree in 1956. Dr. Windom performed his internal medicine residency at Parkland Hospital in Dallas, Texas in 1960. During the period 1960 to 1986, Dr. Windom engaged in the private practice of internal medicine and cardiology in Sarasota, Florida. In 1986, Dr. Windom was appointed by President Reagan as Assistant Secretary for Health, Department of Health and Human Services, an agency of the Federal government. In such position, Dr. Windom headed the U.S. Public Health Service and administered an annual budget of $13 billion and approximately 60,000 employees. Dr. Windom performed his service as Assistant Secretary for Health during the period 1986 to 1989. During the period of time that Dr. Windom served as Assistant Secretary for Health, he established a National AIDs Program Office in the Public Health Service. He also convened the Second PHS AIDs Prevention and Control Conference. Dr. Windom was also instrumental in establishing the Federal Coordinating Committee on the HIV Epidemic and convened a U. S. Health Summit on HIV Infection. Dr. Windom implemented the multi-media National Information Campaign, "America Responds to AIDS". Also, while Assistant Secretary, Dr. Windom enhanced the Indian Health Service to an agency within the Department of Health and Human Services and elevated the Department Division of Maternal and Child Health to Bureau status. While Assistant Secretary, Dr. Windom also participated in numerous international conferences relating to HIV and AIDs, including conferences held in Paris, Beijing, Geneva, London, Stockholm, Tokyo, Moscow, Manilla, Bangkok, New Delhi and Kiev. Since 1989 Dr. Windom has served as a health care consultant with respect to domestic and international health issues and subject matters. Currently, Dr. Windom serves as a Clinical Professor, Voluntary Faculty, with the Department of Internal Medicine at the University of South Florida located in Tampa, Florida. Dr. Windom also serves as a Courtesy Professor with respect to the College of Public Health at that institution. Past activities have also included acting as a Clinical Professor of Internal Medicine at the University of South Florida School of Medicine and a similar position with the University of Miami School of Medicine. Dr. Windom has also served as Chief of Staff of both Sarasota Memorial Hospital and Doctors Hospital, which are large hospital facilities located in Sarasota, Florida. Dr. Windom has also served as the President of the Florida Medical Association and the Sarasota County Medical Society, the Florida Heart Association, the West Coast Academy of Medicine and served as President and a Founder of the French-American AIDs Foundation. In the non-medical sector, Dr. Windom is a Past President of the Sarasota County Chamber of Commerce; and has served as a member of the Advisory Board of SunBank Gulf Coast, Sarasota, Florida; as a member of the Board of Directors of BESTech, Inc. of Sarasota, Florida; as a member of the Board of Directors of Power Brands, Inc. of Cleveland, Ohio; as a director of Coast Bank, Sarasota, Florida (now a part of SunTrust); and as a director of First Presidential Savings and Loan, Sarasota, Florida. Dr. Windom has received numerous awards and honors, including that of Distinguished Alumnus of the Duke University Medical Center, Distinguished Internist of the Year designated by the American Society of Internal Medicine; the Helen Hayes Award relating to the "Fight Against AIDs" and an award for distinguished leadership of the U. S. Public Health Service. Dr. Windom is a member of numerous medical societies and has published a number of papers, primarily on medical subject matters. Dr. Windom is a frequent speaker on health subjects.

         STEPHEN R. JONSSON resides in Bradenton, Florida and has had a long career in banking and finance. During the period 1998 to the present time, Mr. Jonsson has served as President and Chief Executive Officer of Flagship National Bank, Bradenton, Florida. Mr. Jonsson was an organizer of such bank and presently serves as a member of its Board of Directors. During the period 1987 to 1998, Mr. Jonsson served as the President and Chief Executive Officer of Liberty National Bank, Bradenton, Florida. Mr. Jonsson was also an original organizer and member of the Board of Directors of Liberty National Bank. While serving as the President and Chief Executive Officer of Liberty National Bank, such financial institution attained assets of $210 million and its common stock was listed in accordance with the NASDAQ Small Cap System. Liberty National Bank was sold in 1998 to Regions Financial. Mr. Jonsson is a 1973 graduate of Lehigh University, Bethlehem, Pennsylvania and holds a Bachelor of Science in Business Administration and Economics from that institution. Mr. Jonsson also engaged in graduate studies at the University of Florida.

         It is expected that committees comprised of members of the Board of Directors will be formed, which committees will include an audit committee. Mr. Champlin will temporarily Chair such audit committee whose principal responsibility will be to liaison with our independent certified public accountants. Presently Bobbitt Pittenger & Company, P.A., Sarasota, Florida act as our independent certified public accountants.

COMPENSATION

         Mr. Bryan is compensated pursuant to a written employment agreement existing between Mr. Bryan and us. The employment agreement calls for an initial term concluding December 31, 2006. Thereafter, additional terms may be created upon the mutual agreement of us and Mr. Bryan. In his capacity as our Chairman, President and Chief Executive Officer, Mr. Bryan will be compensated at the annual rate of $180,000 payable in such monthly or more frequent installments as may mutually be agreed to. If we achieve net income projections for fiscal years ended December 31, 2003, 2004, 2005 and 2006, such annual salary will be increased 20% for each such year. Mr. Bryan will also be entitled to receive such employee benefits as are provided by us, including without limitation, life and health insurance, automobile allowance ($700 per month) and appropriate travel, educational and entertainment expense reimbursement or allowances. Mr. Bryan is entitled to receive a moving allowance relating to his move from the greater Detroit, Michigan area to the greater Sarasota, Florida area of $10,000. Mr. Bryan's compensation at the indicated rate has commenced. Mr. Bryan is also entitled to receive bonus compensation commencing with our fiscal year ending December 31, 2003. Such bonus is tied to the projections of our net income after provision for taxes and provides that, assuming that we achieve our net income after provisions for taxes projections for the fiscal years ending December 31, 2003, 2004, 2005 and 2006 at least in an amount equal to 40% thereof, Mr. Bryan will be entitled to a bonus payable 50% in cash and 50% in our common stock equal to 10% of such net income after provision for taxes actually earned for the indicated fiscal years. The cash portion of the bonus will be paid over a period of eight consecutive months following the month of bonus calculation based on determined net income after provision for taxes. The receipt of such bonus is conditioned upon our achieving at least 40% of such income after provision for taxes projections for such fiscal years. To the extent that such 40% amount is achieved but the entire projected amount is not achieved, the bonus payable to Mr. Bryan will be proportionately reduced. The common stock utilized for purposes of such bonus compensation will be valued at the average between the mean and the asked thereof less a 15% discount. From time to time Mr. Bryan may request that we register not more than 50% of such common stock received by him as bonus compensation with the SEC for sale to the public.

         During the partial fiscal year ended December 31, 2002, Mr. Bryan was compensated by us in the amount of $49,382 which was paid to him in cash. Mr. Bryan did not receive any other elements of compensation but is entitled to participate in the directors' stock option plan described below.

         Mr. Champlin is compensated partially by us and partially by the Life Settlement Network. During the partial fiscal year ended December 31, 2002, we paid cash compensation to Mr. Champlin in an amount which is less than $60,000.

         All members of our Board of Directors, including executive officers who serve as directors, are entitled to compensation pursuant to a Director
Compensation Agreement. Under such agreement, each Director is entitled to receive a cash attendance fee for each annual or special meeting of the Board of Directors that he attends. Such attendance fee has been initially established in the amount of $500 per meeting attended. In addition to the attendance fee, each director shall be entitled to receive common stock purchase options under a Director Stock Option Plan which has been adopted. Under such Plan, each director will be granted options providing upon the full exercise thereof for shares of our common stock having, on the date of option grant, a value presently established at $75,000. Each member of our Board of Directors is entitled to receive an option grant having such value during the first 24 month period of director service by each such director. For purposes of determining such $75,000 value, the higher of the book value per share of our common stock or the mean between the bid and asked price (less 15%) of our common stock in any then existing public market shall be utilized.

         In addition to the director fees and the grant of stock purchase options, each of the above members of our Board of Directors will be entitled to receive shares of our common stock having a value of $75,000 for each 12 month period of service for the initial 24 month period of service for each such director. The value determination method is the same as that to be used for the Director Stock Option Plan.



                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         As of the date of this Prospectus, we have outstanding 69,100 shares of Class A preferred stock, 697,300 shares of Class B preferred stock and 60,000 shares of common stock. The table presented below presents the record and beneficial ownership of such common stock and Class A and Class B preferred stock of the present members of our Board of Directors and executive officers (individually and as a group) and any person or group of persons known by us to own 5% or more of such outstanding common stock, Class A and Class B preferred stock.

                                                Number of Shares Owned of Record
                                                      and Beneficially                      Percentage
                                             -----------------------------------------     of Outstand-
                                             Class A             Class B                    ing Shares
                                             Preferred         Preferred       Common     Beneficially
Name and Address of Director and Officer      Stock             Stock           Stock         Owned   (1)
----------------------------------------    ---------         ---------         -----     ------------
J. Patrick Bryan, Director, Chairman of        3,000                                       .36%
   the Board of Directors, President and
   Chief Executive Officer
1697 Pine Harrier Circle
Sarasota, Florida   34231

William L. Byers, Director                     3,000                                       .36
7434 Albert Tillinghast Drive
Sarasota, Florida 34240

Richard W. Champlin, Director and                -0-                                       ---
   Chief Financial Officer
5863 Briarwood Avenue
Sarasota, Florida 34231

Robert E. Windom, M.D., Director                -0-                                        ---
5450 Eagles Point Circle, #403
Sarasota, Florida 34231

Stephen R. Jonsson, Director                   6,000                                       .72%
3904 Pinar Drive
Bradenton, Florida 34210

All officers and directors as a group         12,000                                      1.42

Robert K. Coyne Trust                          8,000           348,650         30,000    46.78
Post Office Box 25415
Sarasota, Florida 34277

C. Douglas York Trust                          8,000           348,650         30,000    46.78
4789 Sonada Court
Sarasota, Florida 34231

C. Douglas York                                3,000              -0-            -0-       .36
4789 Sonada Court
Sarasota, Florida 34231
-------------

(1) Based upon an aggregate 826,400 shares outstanding.

The share amounts reflected as being beneficially owned or owned of record by the Robert K. Coyne Trust and the C. Douglas York Trust have not been adjusted for the reconveyance of Class B shares of preferred stock as a result of the consummation of the Justus policies transaction described herein. Robert K. Coyne and C. Douglas York beneficially own, with members of their families, the number of shares indicated in the table above.

         We have also granted stock purchase warrants to the Coyne and the York Trusts which permit those Trusts to each acquire 750,000 shares of our common stock for a period of five years commencing April 9, 2002 at an exercise price of $5 per share of common stock. The terms of such warrants contain customary anti-dilutive provisions and piggyback registration rights.

         We have also adopted a stock option plan for our directors as described elsewhere herein.



                          DESCRIPTION OF OUR SECURITIES

         We presently have outstanding common stock and Class A and Class B preferred stock. All of such equity securities have a par value of $.001. Our common stock and Class A and Class B preferred stock are equal in voting rights (one vote per share). Cumulative voting is not permitted in connection with the voting of our common stock and Class A and Class B preferred stock. Certain liquidation preferences and conversion rights are attributable to our Class A and Class B preferred stock as described below. The shares of common stock and Class B preferred stock issued in the asset purchase transactions described above and elsewhere in this Prospectus and which may be sold to the public (common stock) will have the same characteristics described in this paragraph and below.



                                                                                   Conversion Rights
Title of Class                      Liquidation Preference                         into Common Stock
--------------------                -----------------------------                  -----------------
Class A Convertible                 A cash liquidation preference                  At the option of the holder
Preferred Stock                     equal to $10 per Class A pre-                  thereof, the Class A preferred
                                    ferred  share  at the  time  that              stock  is convertible at any
                                    any liquidation distributions are              time into our common stock
                                    made by us, which preferences                  on the basis of three shares of
                                    is  superior to the liquidation                our common stock for each
                                    preference  attributable                       share of our Class A preferred stock;
                                    to our Class B preferred  stock;               the shares of Class A
                                                                                   preferred stock are manda-
                                                                                   torily  converted into our common
                                                                                   stock at such conversion ratio;
                                                                                   however, at the time that
                                                                                   our then  outstanding  freely
                                                                                   tradeable common stock and/or
                                                                                   freely  tradeable  Class B  preferred
                                                                                   stock are  listed for trading
                                                                                   pursuant to the NASDAQ
                                                                                   National Market System




Class B Convertible                 Shares of Class B preferred                   Shares of Class B pre-
Preferred Stock                     stock outstanding at the time                 ferred stock outstanding and
                                    of any liquidation distribution               to be outstanding from time
                                    are entitled to a liquidation                 to time are and will be con-
                                    preference (subject to the                    vertible into our common
                                    liquidation distribution pre-                 stock at various conversion
                                    ference attributable to our                   ratios depending upon the
                                    Class A preferred stock) of                   time of conversion.  The con-
                                    $25 per Class B share prior                   version periods are measured
                                    to any distributions being made               from the completion of the
                                    with respect to our then out-                 consummation of the asset
                                    standing common stock                         purchase transactions des-
                                                                                  cribed above in this  Prospectus
                                                                                  subject to certain  adjustments.
                                                                                  During the first six months sub-
                                                                                  sequent to the  completion of
                                                                                  the asset  purchase  transac-
                                                                                  tions, such Class B shares of preferred
                                                                                  stock may be converted  into our  common
                                                                                  stock on the  basis of three  shares of
                                                                                  common stock for each share

                                       40

                                                                                   Conversion Rights
Title of Class                      Liquidation Preference                         into Common Stock
--------------------                -----------------------------                  -----------------

                                                                                  of Class B  preferred  stock;
                                                                                  for the  second  six  months
                                                                                  following such asset purchase
                                                                                  transactions,  such con-
                                                                                  version ratio reduces to two
                                                                                  shares of common stock for each
                                                                                  share of Class B pre-
                                                                                  ferred  stock; and during the
                                                                                  third six  month  period,  mea-
                                                                                  sured from the  completion of
                                                                                  the asset  purchase transac-
                                                                                  tion, the conversion ratio is
                                                                                  one share of common stock
                                                                                  for each share of Class B preferred
                                                                                  stock.  At the  conclusion  of the
                                                                                  aggregate  18  month  conversion
                                                                                  period,  the Class B shares are manda-
                                                                                  torily converted into common
                                                                                  stock on a share for share basis

Common Stock                       None; holders of shares of                     Not Applicable
                                   common stock may partici-
                                   pate in liquidation distribu-
                                   tions on a share for share
                                   basis; holders of outstanding
                                   Class A and Class B pre-
                                   ferred stock then outstanding
                                   shall also participate on a
                                   share for share basis with the
                                   holders of common stock as
                                   to any such liquidation dis-
                                   tributions


         Subsequent to the date of the Private Offering Memorandum pursuant to which such Class A preferred stock was privately offered and sold, the terms of issuance of such Class A preferred stock were modified. The modified terms provide that we will undertake the registration of our common stock issued upon the conversion of ALL of the Class A preferred stock into common stock. The filing of such Registration Statement, however, will not be accomplished until all of the asset purchase transactions have been consummated. The registration of the underlying common stock issuable upon conversion of all of the Class A preferred stock is a separate Registration Statement and not a part of the Registration Statement of which this Prospectus is a part. The purpose of this undertaking is to eliminate the restrictive security status otherwise attributable to the common stock issued upon conversion of the Class A preferred stock. Also, the holders of the Class A preferred stock will be entitled to an annual 10% cumulative dividend in the amount of $1 per Class A share outstanding, which dividend entitlement will accrue at the time that we have attained the sale of the minimum amount of shares of Class A preferred stock which was 100,000 shares. Such dividend entitlement, however, is conditional and will not be required to be paid by us in the event that the common stock issuable upon the conversion of such Class A preferred stock is listed for trading on the NASDAQ National System on a date which is 30 months from the date of the filing of the Registration Statement relating to the asset purchase transactions described herein and the issuance to Members of the Class B preferred and/or common stock by us to such Members. If such listing timely occurs, the dividend entitlement will extinguish.



                                   LITIGATION

         We are not presently involved in any material litigation. Viatical and Resource, which are our wholly-owned subsidiaries, are parties to certain items of litigation which are not expected to have any material affect on us.



                                 LEGAL OPINIONS

         William T. Kirtley, P.A., Sarasota, Florida has rendered its opinion as to certain matters relating to our Class B preferred stock and common stock as offered by this Prospectus. Such firm has also reviewed the statements made in the Prospectus section"THE ASSET PURCHASE TRANSACTION - FEDERAL INCOME TAX CONSEQUENCES" which relate to Federal income tax considerations and has rendered its opinion concerning certain Federal income tax matters.



                                     EXPERTS

         Included with this Prospectus are certain audited financial statements reflecting our financial condition, income, statement of changes in stockholders' equity and statements of cash flows for the period commencing February 5, 2002 (our inception) to and including December 31, 2002, which financial statements have been examined by Bobbitt, Pittenger & Co., P.A., Sarasota, Florida, independent certified public accountants, whose report thereon is incorporated herein in reliance upon the authority of that firm as experts in accounting and in giving such reports.

         Also included as a part of this Prospectus and delivered herewith (as a separate booklet) are the audited financial statements of the 60 limited liability companies which have entered into Asset Purchase Agreements with us. Such audited financial statements of such limited liability companies reflect each such limited liability company's financial condition, income and members' equity and cash flows at and for the periods indicated therein. Such limited liability company financial statements have also been examined by Bobbitt, Pittenger & Co., P. A., Sarasota, Florida, independent certified public accountants, whose reports thereon are incorporated herein in reliance upon the authority of that firm as experts in accounting and in giving such reports.



                           FORWARD LOOKING STATEMENTS

         Some of the information in this Prospectus may contain what are known as forward looking statements. These statements can be identified by the use of forward looking phrases such as "will likely", "may", "are expected to", "is anticipated", "projected", "estimated", "intends to" or similar words. These forward looking statements are subject to certain risks and uncertainties, including those described in the Prospectus section captioned "RISK FACTORS", that could cause actual results to differ materially from those which we expect and project. Additional risks that may affect our future performance may be set forth elsewhere in this Prospectus. When considering forward looking statements, you should keep in mind these risk factors and any other cautionary statements made in this Prospectus. In considering whether or not you wish to purchase our common stock or a secured note, you should not place undue reliance on any forward looking statement that speaks only as of the time and date that it is made.



                             ADDITIONAL INFORMATION

         We have filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, for the Class B preferred and common stock being offered by this Prospectus. This Prospectus, which is a part of such Registration Statement, does not contain all of the information set forth or annexed as exhibits to the Registration Statement, some portions of which have been omitted under the rules and regulations of the SEC. For further information with respect to us and our Class B preferred and common stock, reference is made to such Registration Statement, including exhibits, copies of which may be inspected and copied at the facilities of the SEC. Copies of the Registration Statement, including exhibits, may be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the fee prescribed by the SEC. Information regarding the operation of the SEC's Public Reference Section may be obtained by calling the SEC at 1-800-SEC-0330 or by visiting the SEC web site, www.sec.gov.

                              REPORTS TO INVESTORS

         We will distribute to the holders of our Class A and Class B preferred stock and our common stock annual reports which will contain financial statements audited and reported upon by our independent certified public accountants after the close of each calendar year, which is our fiscal year. We will also provide such other periodic reports as we determine to be appropriate or as may be required by law.


                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                                                                                               Page
                                                                                              -------

Life Investment Funding Enterprises, Inc.

         Consolidated Financial Statements

                  Report of Independent Public Accountants                                       F-1
                  Consolidated Statement of Financial Condition                                  F-2
                  Consolidated Statement of Income                                               F-3
                  Consolidated Statement of Changes in Stockholders' Equity                      F-4
                  Consolidated Statement of Chas Flows                                           F-5
                  Notes to Consolidated Financial Statements                                     F-6

         Compilation Pro Forma Consolidated Financial Statements
                  Accountants Report                                                             F-13
                  Pro Forma Consolidated Statement of Financial Condition                        F-14
                  Pro Forma Consolidated Statement of Income                                     F-16
                  Notes to Pro Forma Consolidated Financial Statements                           F-17


         We have filed with the SEC via EDGAR (the SEC electronic computer system) financial statements of the 60 limited liability companies which have entered into Asset Purchase Agreements with us. These limited liability companies are identified on pages 22, 23 and 24 of the Prospectus. These financial statements are comprised of statements of financial condition, income and members' equity, cash flows and the notes to such financial statements for the years and periods indicated in the reports of the independent certified public accountants issued in connection with such financial statements.

         Because of the number of pages required by such financial statements, such are presented in a booklet which accompanies this Prospectus. Such described financial statements constitute a part of the Registration Statement of which this Prospectus is a part.


                                       45

March 19, 2003


TO THE MEMBERS
Life Investment Funding Enterprises, Inc.
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying consolidated statement of financial condition of Life Investment Funding Enterprises, Inc. as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the period from February 5, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, Inc. as of December 31, 2002 and the results of its operations and its cash flows for the period from February 5, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.


/s/ Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002



        ASSETS
CURRENT ASSETS
    Cash                                                              $   188,497
    Investment in LLC's                                                 3,057,639
    Note receivable                                                        30,000
                                                                      -----------

TOTAL CURRENT ASSETS                                                    3,276,136

    Syndication costs                                                     152,931
    Equipment, net                                                          3,448
                                                                      -----------

        TOTAL ASSETS                                                  $ 3,432,515
                                                                      ===========


        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                  $    21,694
    Due to related party                                                   50,865
                                                                      -----------

TOTAL CURRENT LIABILITIES                                                  72,559

PREFERRED STOCK TO BE ISSUED                                               30,000

STOCKHOLDERS' EQUITY
    Preferred stock, $.001 par value, 500,000,000 shares authorized
        Class A, 66,100 shares issued                                          66
        Class B, 697,300 shares issued                                        697
    Common stock, $.001 par value, 500,000,000 shares authorized,
        60,000 shares issued                                                   60
    Additional paid-in capital                                          3,657,816
    Retained earnings                                                    (328,683)
                                                                      -----------

TOTAL STOCKHOLDERS' EQUITY                                              3,329,956
                                                                      -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 3,432,515
                                                                      ===========


                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                        CONSOLIDATED STATEMENT OF INCOME
      FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION) TO DECEMBER 31, 2002


REVENUES
    Income from LLC's                                 $  14,088

EXPENSES
    General and administrative                          189,800
    Professional                                        142,971
    Contributions                                        10,000
                                                      ---------
                                                        342,771

NET LOSS BEFORE INCOME TAXES                           (328,683)

INCOME TAX BENEFIT                                            -
                                                      ---------

NET LOSS                                              $(328,683)
                                                      =========

LOSS PER SHARE                                        $   (5.48)
                                                      =========


                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY



                                      Class A          Class B                       Additional
                                     Preferred        Preferred        Common          Paid-in         Retained
                                       Stock            Stock           Stock          Capital         Earnings          Total
                                    -----------      -----------     -----------    -------------     ----------      ----------

Balance,
    February 5, 2002                $                $               $              $                 $                $

Preferred Stock issued                       50                                           500,950                        501,000

Preferred Stock
    issued for services                      16                                           159,984                        160,000

Preferred Stock/
    Common Stock issued
    for purchase of Viatical
    Capital, Inc. and
    Premiere Capital, Inc.                                   697              60        2,996,882                      2,997,639

Net loss                                                                                                (328,683)       (328,683)
                                    -----------      -----------     -----------    -------------     ----------      ----------
Balance,
    December 31, 2002               $        66      $       697     $        60    $   3,657,816     $ (328,683)     $3,329,956
                                    ===========      ===========     ===========    =============     ==========      ==========



                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION) TO DECEMBER 31, 2002



CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                                                  $  (328,683)
     Adjustments to reconcile net loss
        to net cash used by operating activities:
        Preferred and common stock issued for services             160,000
        Depreciation                                                   862
        Increase in accounts payable                                21,694
                                                               -----------

NET CASH USED BY OPERATING ACTIVITIES                             (146,127)
                                                               -----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchase of membership interest in LLC                        (60,000)
     Purchase of equipment                                          (4,310)
                                                               -----------

NET CASH USED BY INVESTING ACTIVITIES                              (64,310)
                                                               -----------

CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of preferred stock                     501,000
     Net advances from related parties                              50,865
     Syndication costs                                            (152,931)
                                                               -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                          398,934
                                                               -----------

NET INCREASE IN CASH AND CASH EQUIVALENTS                          188,497
                                                               -----------

CASH AND CASH EQUIVALENTS, beginning of period

CASH AND CASH EQUIVALENTS, end of year                         $   188,497
                                                               ===========


NON-CASH FINANCING TRANSACTIONS:

60,000 shares of Class B  Preferred  Stock and
697,000 shares of Common Stock
    issued for purchase of Viatical Capital, Inc.
    and Premiere Investment Capital, Inc.                      $ 2,997,639
                                                               ===========

16,000 shares of Class A Preferred Stock issued for services   $   160,000
                                                               ===========



                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

Life Investment Funding Enterprises, Inc. ("the Company") is a Nevada corporation, which was organized on February 5, 2002. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured.

Basis of Consolidation
----------------------

The consolidated financial statements include the accounts of Life Investment Funding Enterprises, Inc. and its wholly owned subsidiaries Viatical Capital, Inc. and Premiere Investment Capital, Inc. All significant inter-company balances and transactions have been eliminated in consolidation.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with original maturities of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002.

Income Taxes
------------

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, plus deferred taxes. Deferred taxes are recognized for differences between the basis of the assets and liabilities for financial statement and income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Equipment
---------

Equipment is stated at cost. The additions are capitalized and expenditures for repairs and maintenance are expensed when paid. When items of equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in additions to or deductions from net assets.

Depreciation of equipment is provided utilizing the straight-line method over five years.

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B- ASSET ACQUISITION TRANSACTIONS

The Company has entered into asset acquisition agreements with the executive committees of sixty limited liability companies. These companies are estimated to have life insurance portfolios having an aggregate death benefit amount or face amount of approximately $82 million. The Company intends to acquire these life insurance policies from the limited liability companies for a purchase consideration comprised of the Company's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B share for each $25 face amount of the aggregate life insurance policies held in a limited liability company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of $6.25 of face amount for each share of Common Stock. The maximum number of shares to be issued would be 3,295,136 of Class B Preferred Stock or 13,180,532 of Common Stock.

In connection with the asset acquisition transactions, two trusts owned by principals of Life Settlement Network, Inc. (see Note C) will acquire from the Company certain life insurance policies presently held by certain of the limited liability companies. These policies were acquired from Justus Viatical Group ("Justus"). The policies are possibly characterized by certain irregularities with respect to their issuance. The trusts will acquire the Justus policies from the Company in order to eliminate any problems attendant to the Justus policies from the Companies' then existing life insurance portfolio. In the transaction, the trusts are expected to reconvey to the Company an aggregate 530,078 Class B shares.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002



NOTE C- INVESTMENTS IN LLC'S

The Company issued 60,000 shares of Common Stock and 697,300 Class B Preferred Stock in consideration of all of the outstanding capital stock of Viatical Capital, Inc. and Premiere Investment Capital, Inc. These two companies hold an aggregate ten percent managing member interest in the approximately 60 limited liability companies with which the Company has signed an asset acquisition agreement as well as three limited liability companies not included in the asset acquisition transaction (see Note B).

In October 2002, the Company purchased an interest in a limited liability company from a member for $60,000.

NOTE D - NOTE RECEIVABLE

As of December 1, 2002, an investor had subscribed for 3,000 shares of Class A Preferred Stock. An unsecured promissory note has been received for $30,000 balance due.

NOTE E - EQUIPMENT

Equipment at December 31, 2002 is as follows:

        Equipment                                             $  4,310
        Less: accumulated depreciation                            (862)
                                                              --------

                                                              $  3,448
                                                              ========
NOTE F - DUE TO RELATED PARTY

The Company entered into a consulting agreement with Life Settlement Network ("LSN"), effective March 22, 2002 to provide services as follows:

o    Identify, hire and direct SEC legal counsel and auditors
o Prepare a package of materials including a business plan, LLC policy data, asset purchase agreement and third party business support for the LLC committees,
o    Telephone conferences with 62 LLC executive committees
o Prepare legal documents using LSN in-house attorney related to individual investors
o    Promote the private placement  offering
o    Provide accounting support to the  auditors and other  professionals
o    Provide  general  clerical and support related functions.

The cost of the consulting services rendered through December 31, 2002 is $211,980. Class A preferred shares purchased on behalf of the principals of LSN in the amount of $160,000 were offset to the extent of $151,480 for forgiveness of reimbursable costs paid by LSN on behalf of the Company. Monthly payments of $16,955 began October 2002, leaving a balance of $50,865 as of December 31, 2002.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002


NOTE G - STOCK TRANSACTIONS

The Company's articles of incorporation authorize the issuance of a maximum of one billion shares of capital stock, 500,000,000 of which is designated as Common Stock and 500,000,000 of which is designated as Preferred Stock issuable in series. Preferred Stock may be issued upon action of the Board of Directors and each series of Preferred Stock issued shall have the same characteristics with respect to liquidation preferences, voting rights, rights to receive dividends, conversion into other securities of the Company and other matters.

As of December 31, 2002, the Company has authorized the issuance of its Class A convertible Preferred Stock, $.001 par value (Class A shares), in the maximum amount of 200,000 shares. The shares were offered through a private placement memorandum to suitable and accredited investors at a per share price of $10. The minimum investment required is 3,000 shares representing a minimum subscription obligation of $30,000. The Class A shares are entitled to one vote per share on all matters submitted to the shareholders of the Company for vote, the Class A, Class B, and the Common Stock being equal with respect to voting rights. The Class A shares are convertible into the Common Stock of the Company at any time subsequent to the issuance thereof at the rate of three shares of Common Stock for each Class A Share. The Class A shares are mandatorily convertible into the Common Stock of the Company at such conversion ratio at the time that the Company meets the listing requirements for the NASDAQ National Market.

The Class A shares are entitled to a preference in the event of a liquidation, winding up and dissolution of the Company which requires that each such holder of a Class A share receive a liquidation distribution equal to $10 per Class A share held prior to the time any liquidation distribution is made with respect to the outstanding Class B shares and its Common Stock.

The Class A shares being privately offered and sold will be entitled to a conditional, cumulative dividend of 10% ($1 per Class A Share), which will accrue at the time that the Company receives and accepts subscriptions to at least 100,000 Class A Shares or if a Class A Share subscription is made subsequent to such time, at the time that a Class A Share subscription is accepted by the Company. The dividend will vest and become payable in the event that the Common Stock of the Company issuable upon conversion of the Class A Shares privately sold is not listed on the NASDAQ National System on a date which is 30 months from the filing date of the Registration Statement relating to the limited liability Companies' asset purchase transactions described in the Private Offering Memorandum. If such Common Stock is listed on or before such time, then the cumulative dividend will not vest and will not be payable.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002


NOTE G - STOCK TRANSACTIONS (CONTINUED)

The Company has authorized the issuance of Class B Convertible Preferred Stock, $.001 par value (Class B shares), in the maximum amount of 5,000,000 shares. The Class B shares outstanding and to be outstanding have equal voting rights as explained above. The Class B shares are convertible into the Common Stock of the Company at various conversion ratios, depending upon the time of conversion. The conversion periods are measured from the completion of the consummation of the asset acquisition transactions anticipated to be concluded with sixty limited liability companies. Such commencement date, however may be a dated prior to the consummation of all asset acquisition transaction if delays occur. For the first six months of such conversion period, the Class B shares may be converted on the basis of one Class B share for three shares of the Company's Common Stock. For the second six months, the conversion ratio reduces to one Class B share for each two shares of the Company's Common Stock and during the third six month period, the conversion ratio is one Class B share for one share of the Company's Common Stock. At the conclusion of the aggregate eighteen month conversion period, the Class B shares are mandatorily converted into the Common Stock of the Company on the one - to - one conversion basis.

The Class B shares are entitled to a preference in the event of liquidation of the Company that requires that with respect to Class B shares held by the former owners of Viatical and Premiere (see Note C), such entities receive the amount of $10 per share after the liquidation preference attributable to the Class A shares has been satisfied but prior to any liquidation distribution being made with respect to the outstanding Common Stock of the Company. With respect to the Class B shares held by former managing members of the limited liability companies and issued in connection with the asset acquisition transactions, such liquidation preference is $25 per Class B share, subject to the Class A share preference.

The Class A and Class B Preferred Stock and the Common Stock of the Company are equal with respect to the right to receive cash dividends, if any are declared by the Company. The Company's present policy is to reinvest substantially all of any earnings in its business and accordingly, cash dividends are not anticipated to be paid on the Company's outstanding Class A or Class B Preferred Stock or its Common Stock, at least in the near future.

The Company issued 60,000 shares of Common Stock and 697,300 of Class B Preferred Stock to the owners of Viatical and Premiere (See Note C).

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002


NOTE G - STOCK TRANSACTIONS (CONTINUED)

Two trusts belonging to the principals of Life Settlement Network have subscribed to an aggregate 55,900 shares of the Class A Preferred Stock of the Company at the $10 per share subscription price for an aggregate subscription obligation of $559,000. This is a several obligation. The Company has received an aggregate $160,000 from the trusts in payment of a portion of such subscription obligation (see Note F). The balance of such subscription obligation is due and payable at a time which is twelve months from the time that the Company completes the asset acquisition transaction (see Note B). To the extent that additional shares of Class A Preferred Stock are privately sold or subscribed to subsequent to the transaction described, such subscription obligation of the trusts will be reduced on a Class A share for share obligation. The subscription obligation as of December 31, 2002 is $309,000.

NOTE H - DIRECTORS' STOCK OPTION PLAN

It is anticipated that the Company will adopt a Directors' Stock Option Plan. It is anticipated to involve options providing, upon exercise thereof, for the issuance of a yet to be determined number of shares of the Common Stock of the Company. The exercise price of the options is expected to be a price which is fifteen percent below the mean between the bid and ask price for the Company's Common Stock as such exists in any public market therefore as of the date of grant of each option. The options will be exercisable for a period of twenty-four months from the date of grant.

NOTE I - STOCK PURCHASE WARRANTS

The Company has granted Stock Purchase Warrants to two trusts owned by the principals of Life Settlement Network, Inc. (See Note C). The Warrants permit the trusts to each acquire 750,000 shares of Common Stock of the Company for a period of five years from the date of the private offering memorandum at an exercise price of $5 per share of Common Stock

NOTE J - INCOME TAX BENEFIT

The Company incurred a net loss of $328,683 for the period February 5, 2002 through December 31, 2002. Based on the uncertainty of future operations the Company has elected to record a valuation allowance equal to the deferred tax benefit of $121,613.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION)
                              TO DECEMBER 31, 2002

NOTE K - COMMITMENTS AND CONTINGENCIES

Certain employees of the Company are compensated pursuant to written employment agreements. The initial term of the agreements conclude December 31, 2006, with additional terms created upon the mutual agreement of the Company and the employee. The agreements call for a base salary with increases based on performance of the Company. The agreements also call for bonuses to be paid if certain performance measures are met. The bonuses are payable fifty percent in cash and fifty percent in Common Stock.

In addition to the director fees and grant of stock purchase options, each of the current members of the Board of Directors of the Company will be entitled to receive shares of the Company's Common Stock having a value of $75,000 for each twelve month period of service for the initial twenty-four month period of service for each director. The value determination method is the same as that to be used for the Director Stock Option Plan (See Note H).

NOTE L - NET LOSS PER SHARE

The following sets forth the computation of basic earnings per share at December 31, 2002. Dilutive earnings per share have not been shown, as the computation is considered anti- dilutive.

              NUMERATOR
                  Net loss                                       $   328,683
                                                                 ===========

              DENOMINATOR
                  Denominator for basic earnings per share            60,000
                                                                 ===========

              Basic net loss per share                           $     (5.48)
                                                                 ===========

March 19, 2003


Life Investment Funding Enterprises, Inc.
Sarasota, Florida

                               ACCOUNTANT'S REPORT
                               -------------------

We have compiled the accompanying pro forma consolidated statement of financial condition of Life Investment Funding Enterprises, Inc. as of December 31, 2002, and the related pro forma consolidated statements of income for the year then ended.

The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above- mentioned transaction actually occurred earlier.

The accompanying presentation and this report were prepared for the inclusion in regulatory filings with the Securities and Exchange Commission and should not be used for any other purpose.

A compilation is limited to presenting in the form of pro forma financial statements information that is the representation of management and does not include evaluation of the support for the assumptions underlying the pro forma transactions. We have not examined or reviewed the accompanying pro forma financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


/s/ Bobbitt, Pittenger & Company, P.A.

Certified Public Accountants

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.


             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




                                 Consolidated
                                Life Investment       LLC Assets
                                    Funding              to be             Pro Forma         Pro Forma
                               Enterprises, Inc.       acquired           Adjustments        Combined
                               -----------------    --------------        -----------        --------
                                 (Historical)        (Historical)
         ASSETS

Cash                              $     188,497      $  5,352,019       $                  $  5,540,516
Investments                                            24,335,872         (1,008,582)        23,327,290
Annuities receivable                                      619,984                               619,984
Investments in LLC's                  3,057,639                           (2,979,436)            78,203
Due from LLC's                                             14,144                                14,144
Note receivable                          30,000                                                  30,000
Syndication costs                       152,931                                                 152,931
Equipment, net                            3,448                                                   3,448
Other assets                                                  723                                   723
                                  -------------      ------------       ------------        -----------

        TOTAL ASSETS              $   3,432,515      $ 30,322,742       $ (3,988,018)       $29,767,239
                                  =============      ============       ============        ===========


                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.


             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
                      FOR THE YEAR ENDED DECEMBER 31, 2002




                                                          Consolidated
                                                         Life Investment       LLC Assets
                                                             Funding              to be             Pro Forma         Pro Forma
                                                        Enterprises, Inc.       acquired           Adjustments        Combined
                                                        -----------------    --------------        -----------        -----------
                                                          (Historical)        (Historical)

        LIABILITIES AND MEMBERS'/
           STOCKHOLDERS' EQUITY

Accounts payable                                            $      21,694    $        1,826        $                  $    23,520
Due to investors                                                                     27,765                                27,765
Due to related party                                               50,865                                                  50,865
                                                            -------------    --------------        -----------        -----------

        TOTAL LIABILITIES                                          72,559            29,591                               102,150

PREFERRED STOCK TO BE ISSUED                                       30,000                                                  30,000

MEMBERS' EQUITY                                                                  30,293,151        (30,293,151)

STOCKHOLDERS' EQUITY
     Preferred stock $.001 par value,
         500,000,000 shares authorized,
         Class A, 66,100 shares issued                                 66                                                      66
         Class B, 697,300 shares issued                               697                                                     697
     Common Stock, $.001 par value, 500,000,000
         shares authorized, 60,000 shares
         issued in public company, 11,862,479
         to be issued
         total 11,922,479 shares                                       60                               11,862             11,922
     Additional paid-in capital                                 3,657,816                           26,293,271         29,951,087
     Retained earnings                                           (328,683)                                               (328,683)
                                                            -------------    --------------        -----------        -----------

TOTAL MEMBERS'/
     STOCKHOLDERS' EQUITY                                       3,329,956        30,293,151         (3,988,018)        29,635,089
                                                            -------------    --------------        -----------        -----------

        TOTAL LIABILITIES AND MEMBERS'/
                STOCKHOLDERS' EQUITY                        $   3,432,515    $   30,322,742        $(3,988,018)       $29,767,239
                                                            =============    ==============        ============       ===========

                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.


                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2002



                                                       Consolidated
                                                      Life Investment         LLC Assets
                                                          Funding                to be             Pro Forma          Pro Forma
                                                     Enterprises, Inc.         acquired           Adjustments         Combined
                                                     -----------------      --------------        ------------        ------------
                                                       (Historical)          (Historical)
REVENUES
        Gain on sale or maturity
             of life insurance policies               $                     $    1,931,850        $                   $  1,931,850
        Interest income                                                             23,332                                  23,332
        Other income                                           14,088               10,000                                  24,088
                                                      ---------------       --------------        ------------        ------------

        TOTAL REVENUES                                         14,088            1,965,182                               1,979,270

EXPENSES
        Impairment loss on
         life insurance policies                                                 9,153,262                               9,153,262
        General and administrative                            189,800              343,535                                 533,335
        Professional                                          142,971                                                      142,971
        Contributions                                          10,000                                                       10,000
                                                      ---------------       --------------        ------------        ------------

        TOTAL EXPENSES                                        342,771            9,496,797                               9,839,568
                                                      ---------------       --------------        ------------        ------------

LOSS BEFORE TAXES                                            (328,683)          (7,531,615)                             (7,860,298)

PROVISION FOR INCOME TAXES
                                                      ---------------       --------------        ------------        ------------

NET LOSS                                              $      (328,683)      $   (7,531,615)       $                   $ (7,860,298)
                                                      ===============       ==============        ============        ============

Net loss per share                                    $         (5.48)                                                $       (.66)
                                                      ===============                                                 ============



                       See notes to financial statements.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.



              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002

NOTE A - DESCRIPTION OF TRANSACTION

Life Investment Funding Enterprises, Inc. ("the Company") has entered into asset acquisition agreements with the executive committees of sixty limited liability companies. These companies are estimated to have life insurance portfolios having an aggregate death benefit amount or face amount of approximately $82 million. The Company intends to acquire these life insurance policies from the limited liability companies for a purchase consideration comprised of the Company's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B share for each $25 face amount of the aggregate life insurance policies held in a limited liability company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of $6.25 of face amount for each share of Common Stock. The maximum number of shares to be issued would be 3,295,136 of Class B Preferred Stock or 13,180,532 of Common Stock.

NOTE B - PURPOSE OF FINANCIAL STATEMENTS

The accompanying pro forma consolidated financial statements of the Company are prepared for use in filings with the Securities and Exchange Commission. The purpose of the pro forma consolidated financial statements is to show the effect of certain changes in the Company's operating agreement as a result of the filings. These changes are as follows:

a) An adjustment to Investments has been made to reflect the acquired assets at fair market value at date of acquisition.

b) The Company holds all of the outstanding stock of Viatical Capital, Inc. and Premiere Investment Capital, Inc. These two companies hold an aggregate ten percent interest in the sixty limited liability companies with which the Company has signed an asset acquisition agreement as well as three limited liability companies not included in the asset acquisition transaction. The investment in the LLC's has been reduced by the stock to be received in the parent corporation. The value remaining reflects the investment in the three limited liability companies not included in the asset acquisition transaction.

c) The Company intends to acquire the assets from the limited liability companies for a purchase consideration comprised of the Company's Class B convertible Preferred Stock and/or its Common Stock. The maximum number of shares to be issued would be 3,295,136 of Class B Preferred Stock or 13,180,532 of Common Stock. Of the shares to be issued ten percent would be issued to the Company's subsidiary corporations. However, since these shares will not be issued this reduces the shares to be issued to 2,965,622 of Class B Preferred Stock or 11,862,479 of Common Stock. This Pro Forma financial statement assumes that all of the stock issued is Common Stock.

d) Dilutive earnings per share have not been shown, as the computation is considered anti- dilutive.

e) Based on the uncertainty of future operations the Company has elected to record a valuation allowance equal to any deferred tax benefit.

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.



              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



NOTE C - CONSOLIDATED FINANCIAL STATEMENTS OF LIFE INVESTMENT FUNDING
          ENTERPRISES, INC.

                  CONSOLIDATED STATEMENT OF FINANCIAL CONDITION

                                                                     December 31,
                                                                         2002
                                                                      -----------
        ASSETS
CURRENT ASSETS
    Cash                                                              $   188,497
    Investment in LLC's                                                 3,057,639
    Note receivable                                                        30,000
                                                                      -----------

TOTAL CURRENT ASSETS                                                    3,276,136

    Syndication costs                                                     152,931
    Equipment, net                                                          3,448
                                                                      -----------

        TOTAL ASSETS                                                  $ 3,432,515
                                                                      ===========


        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                                  $    21,694
    Due to related party                                                   50,865
                                                                      -----------

TOTAL CURRENT LIABILITIES                                                  72,559

PREFERRED STOCK TO BE ISSUED                                               30,000

STOCKHOLDERS' EQUITY
    Preferred stock, $.001 par value, 500,000,000 shares authorized
        Class A, 66,100 shares issued                                          66
        Class B, 697,300 shares issued                                        697
    Common stock, $.001 par value, 500,000,000 shares authorized,
        60,000 shares issued                                                   60
    Additional paid-in capital                                          3,657,816
    Retained earnings                                                    (328,683)
                                                                      -----------

TOTAL STOCKHOLDERS' EQUITY                                              3,329,956
                                                                      -----------

        TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                    $ 3,432,515
                                                                      ===========


                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.



              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



NOTE C - CONSOLIDATED FINANCIAL STATEMENTS OF LIFE INVESTMENT FUNDING
         ENTERPRISES, INC. (CONTINUED)

                        CONSOLIDATED STATEMENT OF INCOME
      FOR THE PERIOD FROM FEBRUARY 5, 2002 (INCEPTION) TO DECEMBER 31, 2002


REVENUES                                             $  14,088

EXPENSES
    General and administrative                         189,800
    Professional                                       142,971
    Contributions                                       10,000
                                                     ---------
                                                       342,771

NET LOSS BEFORE INCOME TAXES                          (328,683)

INCOME TAX BENEFIT                                           -
                                                     ---------

NET LOSS                                             $(328,683)
                                                     =========

LOSS PER SHARE                                       $   (5.48)
                                                     =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED

                                            IN-I        IN-II         IN-III      IN-IV         IN-V
                                            ----        -----         ------      -----         ----
      ASSETS

Cash                                     $   2,375    $   1,000    $  31,696    $  43,285    $ 127,143
Investments                                137,602      138,151      270,040      317,809      362,506
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 135,282    $ 134,456    $ 297,041    $ 356,399    $ 484,954
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $   1,222    $       -    $       -    $      84    $       -
Due to investors
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                      1,222            -            -           84            -

MEMBERS' EQUITY                            134,060      134,456      297,041      356,315      484,954
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 135,282    $ 134,456    $ 297,041    $ 356,399    $ 484,954
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $       -    $  14,447    $  20,485    $   5,260    $  76,296
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                             -       14,447       20,485        5,260       76,296

EXPENSES
      General and administrative             6,358        5,826        5,838        6,673        5,674
      Impairment loss on
           life insurance policies         412,582      318,224      179,918      163,028       51,935
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                       418,940      324,050      185,756      169,701       57,609

NET (LOSS) INCOME                        $(418,940)   $(309,603)   $(165,271)   $(164,441)   $  18,687
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                            IN-VI       IN-VII      IN-VIII      IN-IX         IN-XI
                                            -----       ------      -------      -----         -----
      ASSETS

Cash                                     $  66,327    $  54,179    $ 165,172    $ 158,868    $ 156,616
Investments                                254,359      215,421      208,577      393,909      111,224
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 315,991    $ 264,905    $ 369,054    $ 548,082    $ 263,145
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                          -            -            -            -            -

MEMBERS' EQUITY                            315,991      264,905      369,054      548,082      263,145
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 315,991    $ 264,905    $ 369,054    $ 548,082    $ 263,145
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  76,028    $  71,521    $   7,671    $  79,956    $  24,263
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        76,028       71,521        7,671       79,956       24,263

EXPENSES
      General and administrative             5,869        5,798        5,544        6,421        5,790
      Impairment loss on
           life insurance policies         181,008      230,899       90,520       62,342      152,330
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                       186,877      236,697       96,064       68,763      158,120

NET (LOSS) INCOME                        $(110,849)   $(165,176)   $ (88,393)   $  11,193    $(133,857)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                           IN-XII       IN-XIV        IN-15       IN-16        IN-17
                                           ------       ------        -----       -----        -----
      ASSETS

Cash                                     $ 130,960    $  33,137    $ 143,083    $ 114,107    $  21,523
Investments                                200,767      226,223      508,044      796,370      294,141
Annuity receivable                                      168,665                                451,319
Due from LLC's                              (4,695)      (4,695)      (4,695)      16,605       (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 327,032    $ 423,330    $ 646,432    $ 927,082    $ 762,288
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                          -            -            -            -            -

MEMBERS' EQUITY                            327,032      423,330      646,432      927,082      762,288
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 327,032    $ 423,330    $ 646,432    $ 927,082    $ 762,288
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $   6,083    $  (6,737)   $  29,597    $  10,154    $  (9,803)
      Interest income                                     9,471                                 13,861
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                         6,083        2,734       29,597       10,154        4,058

EXPENSES
      General and administrative             2,722        5,901        5,534        6,242        5,816
      Impairment loss on
           life insurance policies             357       54,598       11,778       82,839        1,659
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                         3,079       60,499       17,312       89,081        7,475

NET (LOSS) INCOME                        $   3,004    $ (57,765)   $  12,285    $ (78,927)   $  (3,417)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                             I           II           III          G-IV       GI-V
                                             -           --           ---          ----       ----
      ASSETS

Cash                                     $ 210,541    $ 241,309    $  64,323    $     625    $  43,225
Investments                                482,080      465,221      336,817      297,216      274,503
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      55,740
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 687,926    $ 701,835    $ 396,445    $ 353,581    $ 317,728
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors                             1,152          392        1,204        2,165        1,065
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                      1,152          392        1,204        2,165        1,065

MEMBERS' EQUITY                            686,774      701,443      395,241      351,416      316,663
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 687,926    $ 701,835    $ 396,445    $ 353,581    $ 317,728
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  75,724    $ 131,029    $  17,368    $      46    $  (8,883)
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        75,724      131,029       17,368           46       (8,883)

EXPENSES
      General and administrative             5,690        5,633        6,359        5,868        5,842
      Impairment loss on
           life insurance policies         249,526      233,095      192,920      448,786      452,157
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                       255,216      238,728      199,279      454,654      457,999

NET (LOSS) INCOME                        $(179,492)   $(107,699)   $(181,911)   $(454,608)   $(466,882)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                            G-VI        G-VIII       GI-IX         G-X        GI-XI
                                            ----        ------       -----         ---        -----
      ASSETS

Cash                                     $  39,183    $  68,375    $  43,837    $  82,916    $ 148,475
Investments                                243,463      333,843      223,936      233,481      230,038
Annuity receivable
Due from LLC's                                           (4,695)      (4,695)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 282,646    $ 397,523    $ 263,078    $ 311,702    $ 373,818
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors                             1,299          595        1,211
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                      1,299          595            -            -        1,211

MEMBERS' EQUITY                            281,347      396,928      263,078      311,702      372,607
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 282,646    $ 397,523    $ 263,078    $ 311,702    $ 373,818
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  (8,810)   $  24,063    $    (705)   $ 118,862    $  (7,170)
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        (8,810)      24,063         (705)     118,862       (7,170)

EXPENSES
      General and administrative             6,414        5,900        6,191        6,315        5,858
      Impairment loss on
           life insurance policies         488,915      399,185      198,274      371,875       12,071
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                       495,329      405,085      204,465      378,190       17,929

NET (LOSS) INCOME                        $(504,139)   $(381,022)   $(205,170)   $(259,328)   $ (25,099)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                           G-XII        G-XIV        G-XVI       G-XVIII       G-XX
                                           -----        -----        -----       -------       ----
      ASSETS

Cash                                     $  44,371    $  48,598    $ 327,725    $  26,312    $  87,564
Investments                                326,663      304,083      400,236      554,821      439,104
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 366,339    $ 347,986    $ 723,266    $ 576,438    $ 521,973
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors                             2,213        1,284        1,218          265
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                      2,213        1,284        1,218          265            -

MEMBERS' EQUITY                            364,126      346,702      722,048      576,173      521,973
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 366,339    $ 347,986    $ 723,266    $ 576,438    $ 521,973
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  23,733    $  15,924    $ 147,368    $  61,393    $  63,189
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        23,733       15,924      147,368       61,393       63,189

EXPENSES
      General and administrative             6,107        5,756        5,539        6,168        5,989
      Impairment loss on
           life insurance policies         195,867      408,883      112,685      165,743      158,924
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                       201,974      414,639      118,224      171,911      164,913

NET (LOSS) INCOME                        $(178,241)   $(398,715)   $  29,144    $(110,518)   $(101,724)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                           G-XXII      G-XXIV        G-25         GC-I         GC-II
                                           ------      ------        ----         ----         -----
      ASSETS

Cash                                     $ 262,452    $      66    $  25,817    $  23,595    $ 351,653
Investments                                412,825      439,583      410,052      186,672      257,107
Annuity receivable
Due from LLC's                              46,305       (4,695)      (4,695)      25,305       (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 721,582    $ 434,954    $ 431,174    $ 235,572    $ 604,065
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $     520    $       -    $       -    $       -
Due to investors                                          1,086                     1,671        1,616
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                          -        1,606            -        1,671        1,616

MEMBERS' EQUITY                            721,582      433,348      431,174      233,901      602,449
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 721,582    $ 434,954    $ 431,174    $ 235,572    $ 604,065
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  (3,224)   $       -    $   3,395    $    (595)   $ 147,313
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        (3,224)           -        3,395         (595)     147,313

EXPENSES
      General and administrative             5,674        4,695        5,674        6,651        6,182
      Impairment loss on
           life insurance policies          12,184      134,213       28,659      489,150      198,066
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                        17,858      138,908       34,333      495,801      204,248

NET (LOSS) INCOME                        $ (21,082)   $(138,908)   $ (30,938)   $(496,396)   $ (56,935)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                          GC-III        GC-IV        GC-V        GC-VI        GC-VII
                                          ------        -----        ----        -----        ------
      ASSETS

Cash                                     $ 330,385    $ 358,171    $ 173,860    $  29,920    $  17,528
Investments                                395,804      427,240      494,629      507,000      627,066
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 721,494    $ 780,716    $ 663,794    $ 532,225    $ 639,899
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors                             2,685        1,352
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                      2,685        1,352            -            -            -

MEMBERS' EQUITY                            718,809      779,364      663,794      532,225      639,899
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 721,494    $ 780,716    $ 663,794    $ 532,225    $ 639,899
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $ 147,438    $ 147,320    $ 147,063    $  62,553    $  62,263
      Interest income
      Other income                          10,000
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                       157,438      147,320      147,063       62,553       62,263

EXPENSES
      General and administrative             6,064        5,682        4,963        6,127        5,917
      Impairment loss on
           life insurance policies         152,174       59,538      183,666      275,145      160,781
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                       158,238       65,220      188,629      281,272      166,698

NET (LOSS) INCOME                        $    (800)   $  82,100    $ (41,566)   $(218,719)   $(104,435)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                          GC-VIII       GC-IX        GC-X         GC-XI       GC-XII
                                          -------       -----        ----         -----       ------
      ASSETS

Cash                                     $  41,590    $   7,518    $  12,109    $ 108,548    $ 216,225
Investments                                424,323      342,263      504,909      520,135      501,703
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      (4,695)      (4,695)
Other assets                                   723
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 461,218    $ 345,086    $ 512,323    $ 623,988    $ 713,956
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors                             2,361
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                          -        2,361            -            -            -

MEMBERS' EQUITY                            461,218      342,725      512,323      623,988      713,956
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 461,218    $ 345,086    $ 512,323    $ 623,988    $ 713,956
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  62,215    $    (235)   $  50,982    $  24,505    $  (2,831)
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        62,215         (235)      50,982       24,505       (2,831)

EXPENSES
      General and administrative             5,864        5,855        6,155        5,722        6,282
      Impairment loss on
           life insurance policies          32,690      261,747      207,085      100,796       19,070
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                        38,554      267,602      213,240      106,518       25,352

NET (LOSS) INCOME                        $  23,661    $(267,837)   $(162,258)   $ (82,013)   $ (28,183)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                           GC-XIV       GC-XV       GC-XVI      GC-XVII       HY-18
                                           ------       -----       ------      -------       -----
      ASSETS

Cash                                     $ 118,167    $ 125,933    $ 164,873    $  24,647    $  21,283
Investments                                299,072      301,198      533,618      349,701      592,803
Annuity receivable
Due from LLC's                              (4,695)      (4,695)      (4,695)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 412,544    $ 422,436    $ 693,796    $ 369,653    $ 609,391
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors                             1,314        1,617
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                      1,314        1,617            -            -            -

MEMBERS' EQUITY                            411,230      420,819      693,796      369,653      609,391
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 412,544    $ 422,436    $ 693,796    $ 369,653    $ 609,391
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $   1,352    $   1,973    $  50,322    $  (2,193)   $  (7,713)
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                         1,352        1,973       50,322       (2,193)      (7,713)

EXPENSES
      General and administrative             6,298        6,152        5,931        5,679        5,741
      Impairment loss on
           life insurance policies          39,638       99,887       46,533       82,117       88,328
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                        45,936      106,039       52,464       87,796       94,069

NET (LOSS) INCOME                        $ (44,584)   $(104,066)   $  (2,142)   $ (89,989)   $(101,782)
                                         =========    =========    =========    =========    =========


                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                            HY-19       HY-20        HY-21        HY-22        HY-23
                                            -----       -----        -----        -----        -----
      ASSETS

Cash                                     $  40,374    $       1    $   4,669    $  53,711    $     739
Investments                                755,277      627,571      671,572      616,905      668,309
Annuity receivable
Due from LLC's                              (4,695)      (4,695)     (25,995)      (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 790,956    $ 622,877    $ 650,246    $ 665,921    $ 664,353
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                          -            -            -            -            -

MEMBERS' EQUITY                            790,956      622,877      650,246      665,921      664,353
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 790,956    $ 622,877    $ 650,246    $ 665,921    $ 664,353
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $  (5,765)         $ -    $   2,574    $ (10,108)         $ -
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                        (5,765)           -        2,574      (10,108)           -

EXPENSES
      General and administrative             5,764        4,695        5,595        5,640        4,879
      Impairment loss on
           life insurance policies          35,032       44,609        1,048       34,107        1,566
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                        40,796       49,304        6,643       39,747        6,445

NET (LOSS) INCOME                        $ (46,561)   $ (49,304)   $  (4,069)   $ (49,855)   $  (6,445)
                                         =========    =========    =========    =========    =========

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
         ARE TO BE ACQUIRED (CONTINUED)

                                           HY-24        HY-25        HY-26         IG         IG-2
                                           -----        -----        -----         --         ----
      ASSETS

Cash                                     $  30,072    $  47,532    $  30,444    $     632    $   2,655
Investments                                553,879      499,039      530,376      681,927      622,666
Annuity receivable
Due from LLC's                              50,305       15,305       65,324       (4,695)      (4,695)
Other assets
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL ASSETS                       $ 634,256    $ 561,876    $ 626,144    $ 677,864    $ 620,626
                                         =========    =========    =========    =========    =========

      LIABILITIES AND MEMBERS' EQUITY

Accounts payable                         $       -    $       -    $       -    $       -    $       -
Due to investors
Distributions payable
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES                          -            -            -            -            -

MEMBERS' EQUITY                            634,256      561,876      626,144      677,864      620,626
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL LIABILITIES
           AND MEMBERS'  EQUITY          $ 634,256    $ 561,876    $ 626,144    $ 677,864    $ 620,626
                                         =========    =========    =========    =========    =========

REVENUES
      Gain or loss on sale or maturity
           of life insurance policies    $       -    $  (2,461)   $  (2,150)   $       -    $    (495)
      Interest income
      Other income
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL REVENUES                             -       (2,461)      (2,150)           -         (495)

EXPENSES
      General and administrative             4,695        4,972        4,778        4,879        4,695
      Impairment loss on
           life insurance policies          49,254      137,708       87,228        8,320
                                         ---------    ---------    ---------    ---------    ---------

      TOTAL EXPENSES                        53,949      142,680       92,006        4,879       13,015

NET (LOSS) INCOME                        $ (53,949)   $(145,141)   $ (94,156)   $  (4,879)   $ (13,510)
                                         =========    =========    =========    =========    =========


                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


 NOTE D - FINANCIAL STATEMENTS OF LIMITED LIABILITY COMPANIES FROM WHICH ASSETS
          ARE TO BE ACQUIRED (CONTINUED)

                                                            Total
                                                            -----
            ASSETS

Cash                                                     $  5,352,019
Investments                                                24,335,872
Annuity receivable                                            619,984
Due from LLC's                                                 14,144
Other assets                                                      723
                                                         ------------

    TOTAL ASSETS                                         $ 30,322,742
                                                         ============

    LIABILITIES AND MEMBERS' EQUITY

Accounts payable                                         $      1,826
Due to investors                                               27,765
Distributions payable                                               -
                                                         ------------

    TOTAL LIABILITIES                                          29,591

MEMBERS' EQUITY                                            30,293,151
                                                         ------------

    TOTAL LIABILITIES
         AND MEMBERS'  EQUITY                            $ 30,322,742
                                                         ============

REVENUES
    Gain or loss on sale or maturity
         of life insurance policies                      $  1,931,850
    Interest income                                            23,332
    Other income                                               10,000
                                                         ------------

    TOTAL REVENUES                                          1,965,182

EXPENSES
    General and administrative                                343,535
    Impairment loss on
         life insurance policies                            9,153,262
                                                         ------------

    TOTAL EXPENSES                                          9,496,797

NET (LOSS) INCOME                                        $ (7,531,615)
                                                         ============

                             LIFE INVESTMENT FUNDING
                             ENTERPRISES, LLC - G-25





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25





                                    CONTENTS


                                                           PAGE
                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                1

    STATEMENT OF FINANCIAL CONDITION                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                3

    STATEMENTS OF CASH FLOWS                                4

    NOTES TO FINANCIAL STATEMENTS                           5

February 28, 2003


TO THE MEMBERS
Life Investment Funding Enterprises, LLC - G-25
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - G-25 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - G-25 as of December 31, 2002, and the results of its operations and its cash flows for years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002


        ASSETS

CURRENT ASSETS
    Cash                                                         $ 25,817
    Investments                                                   410,052
                                                                 --------

        TOTAL ASSETS                                             $435,869
                                                                 ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                                 $  4,695
                                                                 --------

TOTAL CURRENT LIABILITIES                                           4,695

MEMBERS' EQUITY                                                   431,174
                                                                 --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                    $435,869
                                                                 ========




                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                             2002       2001
                                                          ---------   ---------

REVENUES
    Gain on sale or maturity of life insurance policies   $   3,395   $

EXPENSES
    General and administrative                                5,674
    Impairment loss on
        life insurance policies                              28,659
                                                          ---------   ---------
                                                             34,333

NET LOSS                                                    (30,938)

MEMBERS' EQUITY,
    beginning of period                                     462,112     101,437

Members' equity contributions,
    net of syndication costs                                            360,675
                                                          ---------   ---------

MEMBERS' EQUITY,
    end of period                                         $ 431,174   $ 462,112
                                                          =========   =========

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                         2002         2001
                                                       ----------   ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                           $ (30,938)   $
    Adjustments to reconcile net loss
       to net cash used by operating activities:
          Gain on sale of life insurance policies         (3,395)
          Impairment loss on life insurance policies      28,659
          Change in due to LLC's                           4,695
          Change in other receivables                                  27,000
          Change in accounts payable                                 (100,000)
                                                       ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                       (979)     (73,000)
                                                       ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                             (395,119)
    Proceeds from sale or maturity
       of life insurance policies                         26,658
                                                       ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                               26,658     (395,119)
                                                       ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                                       360,675
                                                       ---------    ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                             360,675
                                                       ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                             25,679     (107,444)

CASH AND CASH EQUIVALENTS,
    beginning of period                                      138      107,582
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                      $  25,817    $     138
                                                       =========    =========


                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 12, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $28,659 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $949,348 and $1,024,031 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 14 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - G-25

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 27.8%. These syndication costs reduced capital by $177,891. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-I





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-I


                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-I
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-I as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-I as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-I

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002



        ASSETS

CURRENT ASSETS
    Cash                                                      $ 23,595
    Investments                                                186,672
    Due from LLC's                                              25,305
                                                              --------

        TOTAL ASSETS                                          $235,572
                                                              ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                 $  1,671
                                                              --------

TOTAL CURRENT LIABILITIES                                        1,671

MEMBERS' EQUITY                                                233,901
                                                              --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                 $235,572
                                                              ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-I

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002        2001
                                                    ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies                  $    (595)   $

EXPENSES
    General and administrative                          6,651        3,573
    Impairment loss on
        life insurance policies                       489,150
                                                    ---------    ---------
                                                      495,801        3,573

NET LOSS                                             (496,396)      (3,573)

MEMBERS' EQUITY,
    beginning of period                               730,297      733,870
                                                    ---------    ---------

MEMBERS' EQUITY,
    end of period                                   $ 233,901    $ 730,297
                                                    =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-I

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                        2002        2001
                                                     ---------    ---------


CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                      $(496,396)   $  (3,573)
       Adjustments to reconcile net
          loss to net cash used by
          operating activities:
              Loss on sale or maturity of
                 life insurance policies                   595
              Impairment loss on
                 life insurance policies               489,150
              Change in due from LLC's                   4,695
              Change in accounts payable                (1,854)       1,853
              Costs advanced by members                               1,671
                                                     ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                             (3,810)         (49)
                                                     ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Proceeds from sale or maturity
          of life insurance policies                    27,405
                                                     ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                             27,405
                                                     ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           23,595          (49)

CASH AND CASH EQUIVALENTS,
    beginning of period                                      -           49
                                                     ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                    $  23,595    $       -
                                                     =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on December 11, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $489,150 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,444,824 and $1,497,026 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 24 and 72 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $159,907 and $28,290, respectively. The beneficial interest in these policies are $1,351,647 and $90,475, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 25.9%. These syndication costs reduced capital by $259,525. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-II





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001









                                            BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-II





                                    CONTENTS


                                                                     PAGE

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

March 10, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-II
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-II as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-II as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-II

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                           $351,653
    Investments                                                     257,107
                                                                   --------

        TOTAL ASSETS                                               $608,760
                                                                   ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                   $  4,695
    Costs advanced by members                                         1,616
                                                                   --------

TOTAL CURRENT LIABILITIES                                             6,311

MEMBERS' EQUITY                                                     602,449
                                                                   --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                      $608,760
                                                                   ========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-II

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002        2001
                                                 ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies               $ 147,313    $

EXPENSES
    General and administrative                       6,182        3,785
    Impairment loss on
        life insurance policies                    198,066
                                                 ---------    ---------
                                                   204,248        3,785

NET LOSS                                           (56,935)      (3,785)

MEMBERS' EQUITY,
    beginning of period                            659,384      663,169
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 602,449    $ 659,384
                                                 =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-II

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002        2001
                                                      ---------    ---------


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                          $ (56,935)   $  (3,785)
    Adjustments to reconcile net
       loss to net cash used by
       operating activities:
          Gain on sale or maturity
              of life insurance policies               (147,313)
          Impairment loss on
              life insurance policies                   198,066
          Change in accounts payable                     (1,784)       1,784
          Change in due to/from LLC's                     7,195
          Costs advanced by members                                    1,616
                                                      ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                      (771)        (385)
                                                      ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                (63,830)
    Proceeds from sale or maturity
       of life insurance policies                       416,235
                                                      ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES               352,405
                                                      ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           351,634         (385)

CASH AND CASH EQUIVALENTS,
    beginning of period                                      19          404
                                                      ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                     $ 351,653    $      19
                                                      =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on February 12, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $198,066 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $852,160 and $1,467,318 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 18 and 72 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $49,132 and $141,010, respectively. The beneficial interest in these policies are $322,825 and $406,835, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 32.9%. These syndication costs reduced capital by $326,210. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-III





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-III





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-III
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-III as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-III as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-III

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                        $330,385
    Investments                                                  395,804
                                                                --------

        TOTAL ASSETS                                            $726,189
                                                                ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                   $  2,685
    Due to LLC's                                                   4,695
                                                                --------

TOTAL CURRENT LIABILITIES                                          7,380

MEMBERS' EQUITY                                                  718,809
                                                                --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                   $726,189
                                                                ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-III

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,


                                                     2002         2001
                                                   ---------    ---------
REVENUES
    Gain on sale or maturity of
        life insurance policies                    $ 147,438    $
    Other income                                      10,000
                                                   ---------    ---------
                                                     157,438
EXPENSES
    General and administrative                         6,064        3,660
    Impairment loss on
        life insurance policies                      152,174
                                                   ---------    ---------
                                                     158,238        3,660

NET LOSS                                                (800)      (3,660)

MEMBERS' EQUITY,
    beginning of period                              719,609      723,269
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 718,809    $ 719,609
                                                   =========    =========




                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-III

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                         2002         2001
                                                       ---------    ---------


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                           $    (800)   $  (3,660)
    Adjustments to reconcile net loss to net
       cash provided (used) by operating activities:
          Gain on sale or maturity of
               life insurance policies                  (147,438)
          Loss on impairment of
               life insurance policies                   152,174
          Change in due to LLC's                           4,695
          Change in accounts payable                        (425)         425
          Costs advanced by members                                     2,685
                                                       ---------    ---------

NET CASH PROVIDED (USED)
    BY OPERATING ACTIVITIES                                8,206         (550)
                                                       ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                 (86,204)
    Proceeds from sale or maturity
       of life insurance policies                        408,361
                                                       ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES                322,157
                                                       ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                            330,363         (550)

CASH AND CASH EQUIVALENTS,
    beginning of period                                       22          572
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                      $ 330,385    $      22
                                                       =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on February 12, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $152,174 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,127,802 and $1,678,045 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 0 and 80.5 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $24,987 and $111,010, respectively. The beneficial interest in these policies are $168,063 and $340,385, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 31.5%. These syndication costs reduced capital by $311,883. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following: o The latest date on which the Company is to dissolve as set forth in the Articles of
    Organization, or four years plus two months from the date of inception o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-IV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001









                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-IV





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-IV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-IV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-IV as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-IV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                     $358,171
    Investments                                               427,240
                                                             --------

        TOTAL ASSETS                                         $785,411
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                $  1,352
    Due to LLC's                                                4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       6,047

MEMBERS' EQUITY                                               779,364
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $785,411
                                                             ========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,


                                                        2002       2001
                                                     ---------   ---------


REVENUES
    Gain or loss on sale or maturity
        of life insurance policies                   $ 147,320   $

EXPENSES
    General and administrative                           5,682       2,442
    Impairment loss on
        life insurance policies                         59,538
                                                     ---------   ---------
                                                        65,220       2,442

NET INCOME (LOSS)                                       82,100      (2,442)

MEMBERS' EQUITY,
    beginning of period                                697,264     699,706
                                                     ---------   ---------

MEMBERS' EQUITY,
    end of period                                    $ 779,364   $ 697,264
                                                     =========   =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                                2002        2001
                                                             ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net income (loss)                                     $  82,100    $  (2,442)
       Adjustments to reconcile net income
          (loss) to net cash used by operating activities:
              Gain or loss on sale or maturity
                 of life insurance policies                   (147,320)
              Impairment loss on
                 life insurance policies                        59,538
              Change in accounts payable                          (313)         314
              Change in due to LLC's                            (5,305)
              Costs advanced by members                                       1,352
                                                             ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                                    (11,300)        (776)
                                                             ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                    (43,831)
       Proceeds from sale or maturity
          of life insurance policies                           413,243
                                                             ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                                    369,412
                                                             ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                  358,112         (776)

CASH AND CASH EQUIVALENTS,
    beginning of period                                             59          835
                                                             ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                            $ 358,171    $      59
                                                             =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on March 26, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $59,538 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,036,698 and $1,646,263 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 0 and 80.5 months.

The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Legacy policies with a book value of $161,487 and a beneficial interest of $422,499.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                          VIATICAL FUNDING, LLC - GC-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 31.5%. These syndication costs reduced capital by $314,947. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-IX





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001










                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-IX





                                    CONTENTS
                                    --------


                                                                           PAGE
                                                                           ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENT OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-IX
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-IX as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-IX as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-IX

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                           $  7,518
    Investments                                                     342,263
                                                                   --------

        TOTAL ASSETS                                               $349,781
                                                                   ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                   $  4,695
    Costs advanced by members                                         2,361
                                                                   --------

TOTAL CURRENT LIABILITIES                                             7,056

MEMBERS' EQUITY                                                     342,725
                                                                   --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                      $349,781
                                                                   ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                   ---------    ---------

REVENUES
    Loss on sale or maturity of
        life insurance policies                    $    (235)   $

EXPENSES
    General and administrative                         5,855        3,510
    Impairment loss on
        life insurance policies                      261,747
                                                   ---------    ---------
                                                     267,602        3,510

NET LOSS                                            (267,837)      (3,510)

MEMBERS' EQUITY,
    beginning of period                              610,562      614,072
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 342,725    $ 610,562
                                                   =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IX

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002         2001
                                                      ---------    ---------


CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                          $(267,837)   $  (3,510)
    Adjustments to reconcile net
       loss to net cash used by
       operating activities:
          Loss on sale or maturity of
              life insurance policies                       235
          Impairment loss on
              life insurance policies                   261,747
          Change in accounts payable                     (1,139)       1,139
          Change in due to LLC's                          4,695
          Costs advanced by members                                    2,361
                                                      ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                    (2,299)         (10)
                                                      ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity of
       life insurance policies                            9,766
                                                      ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES                 9,766
                                                      ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                             7,467          (10)

CASH AND CASH EQUIVALENTS,
    beginning of period                                      51           61
                                                      ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                     $   7,518    $      51
                                                      =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 6, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $261,747 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,340,561 and $1,359,205 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 9 and 80 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $13,665 and $44,387, respectively. The beneficial interest in these policies are $78,533 and $63,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 19 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.8%. These syndication costs reduced capital by $260,525. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-V





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-V





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-V
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-V as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-V as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-V

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                           $173,860
    Investments                                                     494,629
                                                                   --------

        TOTAL ASSETS                                               $668,489
                                                                   ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                   $  4,695
                                                                   --------

TOTAL CURRENT LIABILITIES                                             4,695

MEMBERS' EQUITY                                                     663,794
                                                                   --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                      $668,489
                                                                   ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002        2001
                                                     ---------    ---------

REVENUES
    Gain on sale or maturity of
        life insurance policies                      $ 147,063    $

EXPENSES
    General and administrative                           4,963        2,374
    Impairment loss on
        life insurance policies                        183,666
                                                     ---------    ---------
                                                       188,629        2,374

NET LOSS                                               (41,566)      (2,374)

MEMBERS' EQUITY,
    beginning of period                                705,360      707,734
                                                     ---------    ---------

MEMBERS' EQUITY,
    end of period                                    $ 663,794    $ 705,360
                                                     =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-V

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002          2001
                                                   ---------    ---------


CASH FLOWS FROM OPERATING
    ACTIVITIES
    Net loss                                       $ (41,566)   $  (2,374)
    Adjustments to reconcile net loss
       to net cash used by operating activities:
          Gain on sale or maturity of
              life insurance policies               (147,063)
          Impairment loss on
              life insurance policies                183,666
          Change in accounts payable                  (2,093)       2,093
          Change in due to LLC's                       4,695
          Costs advanced by members                     (260)         260
                                                   ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                           (2,621)         (21)
                                                   ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies         (233,308)
       Proceeds from sale or maturity of
          life insurance policies                    409,437
                                                   ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                          176,129
                                                   ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                        173,508          (21)

CASH AND CASH EQUIVALENTS,
    beginning of period                                  352          373
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                  $ 173,860    $     352
                                                   =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on May 7, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $183,666 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,246,120 and $1,578,320 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 175 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $33,241 and $75,125, respectively. The beneficial interest in these policies are $181,565 and $122,343, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 31%. These syndication costs reduced capital by $310,668. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months form the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-VI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-VI





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-VI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-VI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-VI as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-VI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                          $ 29,920
    Investments                                                    507,000
                                                                  --------

        TOTAL ASSETS                                              $536,920
                                                                  ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                  $  4,695
                                                                  --------

TOTAL CURRENT LIABILITIES                                            4,695

MEMBERS' EQUITY                                                    532,225
                                                                  --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                     $536,920
                                                                  ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-VI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                  ---------    ---------
REVENUES
    Gain on sale or maturity
        of insurance policies                     $  62,553    $

EXPENSES
    General and administrative                        6,127        2,170
    Impairment loss on
        life insurance policies                     275,145
                                                  ---------    ---------
                                                    281,272        2,170

NET LOSS                                           (218,719)      (2,170)

MEMBERS' EQUITY,
    beginning of period                             750,944      753,114
                                                  ---------    ---------

MEMBERS' EQUITY,
    end of period                                 $ 532,225    $ 750,944
                                                  =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-VI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,


                                                         2002         2001
                                                      ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                       $(218,719)   $  (2,170)
       Adjustments to reconcile net loss
          to net cash used by operating activities:
              Gain on sale or maturity
                   of life insurance policies           (62,553)
              Impairment loss on
                   life insurance policies              275,145
              Change in accounts payable                   (308)         308
              Change in due to LLC's                      2,695
              Costs advanced by members                  (1,460)       1,460
                                                      ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                              (5,200)        (402)
                                                      ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies            (147,105)
       Proceeds from sale or maturities
          of life insurance policies                    182,222
                                                      ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                              35,117
                                                      ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                            29,917         (402)

CASH AND CASH EQUIVALENTS,
    beginning of period                                       3          405
                                                      ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                     $  29,920    $       3
                                                      =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 18, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $275,145 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,173,801 and $1,249,926 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 80.5 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $65,622 and $106,772, respectively. The beneficial interests in these policies are $351,591 and $203,331, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 22.5%. These syndication costs reduced capital by $255,973. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-VII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-VII





                                    CONTENTS
                                    --------


                                                                       PAGE

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENT OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-VII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-VII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-VII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-VII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002



        ASSETS

CURRENT ASSETS
    Cash                                                          $ 17,528
    Investments                                                    627,066
                                                                  --------

        TOTAL ASSETS                                              $644,594
                                                                  ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                  $  4,695
                                                                  --------

TOTAL CURRENT LIABILITIES                                            4,695

MEMBERS' EQUITY                                                    639,899
                                                                  --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                     $644,594
                                                                  ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002        2001
                                                     ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                   $  62,263   $

EXPENSES
    General and administrative                           5,917        1,955
    Impairment loss on
        life insurance policies                        160,781
                                                     ---------    ---------
                                                       166,698        1,955

NET LOSS                                              (104,435)      (1,955)

MEMBERS' EQUITY,
    beginning of period                                744,334      746,289
                                                     ---------    ---------

MEMBERS' EQUITY,
    end of period                                    $ 639,899    $ 744,334
                                                     =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002          2001
                                                     ---------    ---------


CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                      $(104,435)   $  (1,955)
       Adjustments to reconcile net loss
          to net cash provided (used)
          by operating activities:
              Gain on sale or maturity
                 of life insurance policies            (62,263)
              Impairment loss on
                 life insurance policies               160,781
              Change in accounts payable                  (270)         270
              Change in due to/from LLC's                9,737
              Costs advanced by members                 (1,534)       1,535
                                                     ---------    ---------

NET CASH PROVIDED (USED)
    BY OPERATING ACTIVITIES                              2,016         (150)
                                                     ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies           (180,048)
       Proceeds from sale or maturity
          of life insurance policies                   195,451
                                                     ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                             15,403
                                                     ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           17,419         (150)

CASH AND CASH EQUIVALENTS,
    beginning of period                                    109          259
                                                     ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                    $  17,528    $     109
                                                     =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 6, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's
-----------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $160,781 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,557,329 and $1,641,124 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 0 and 80.5 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $25,925 and $71,816, respectively. The beneficial interest in these policies are $127,481 and $144,188, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 25.6%. These syndication costs reduced capital by $256,280. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-VIII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-VIII





                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                 1

    STATEMENT OF FINANCIAL CONDITION                                         2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                 3

    STATEMENTS OF CASH FLOWS                                                 4

    NOTES TO FINANCIAL STATEMENTS                                            5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-VIII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-VIII as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-VIII as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.



Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-VIII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                         $ 41,590
    Investments                                                   424,323
                                                                 --------

        TOTAL ASSETS                                             $465,913
                                                                 ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                 $  4,695
                                                                 --------

TOTAL CURRENT LIABILITIES                                           4,695

MEMBERS' EQUITY                                                   461,218
                                                                 --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                    $465,913
                                                                 ========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002       2001
                                                    ---------   ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                  $  62,215   $

EXPENSES
    General and administrative                          5,864       3,550
    Impairment loss on
        life insurance policies                        32,690
                                                    ---------   ---------
                                                       38,554       3,550

NET INCOME (LOSS)                                      23,661      (3,550)

MEMBERS' EQUITY,
    beginning of period                               437,557     441,107
                                                    ---------   ---------

MEMBERS' EQUITY,
    end of period                                   $ 461,218   $ 437,557
                                                    =========   =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VIII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                          2002         2001
                                                       ---------    ---------


CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net income (loss)                               $  23,661    $  (3,550)
       Adjustments to reconcile net
          income (loss) to net cash used
          by operating activities:
              Gain on sale or maturity of
                 life insurance policies                 (62,215)
              Impairment loss on
                 life insurance policies                  32,690
              Change in accounts payable                    (931)         932
              Change in due to/from LLC's                  4,655
              Costs advanced by members                   (2,619)       2,618
                                                       ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                               (4,759)
                                                       ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies             (147,105)
       Proceeds from sale or maturity
          of life insurance policies                     193,404
                                                       ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                               46,299
                                                       ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                             41,540

CASH AND CASH EQUIVALENTS,
    beginning of period                                       50           50
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                      $  41,590    $      50
                                                       =========    =========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 6, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $32,690 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,011,456 and $1,109,022 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 98 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 15 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                         VIATICAL FUNDING, LLC - GC-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 35.9%. These syndication costs reduced capital by $247,840. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-X





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-X





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-X
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-X as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-X as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-X

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                     $ 12,109
    Investments                                               504,909
                                                             --------

        TOTAL ASSETS                                         $517,018
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                             $  4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       4,695

MEMBERS' EQUITY                                               512,323
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $517,018
                                                             ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-X

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                    2002         2001
                                                  ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                $  50,982    $

EXPENSES
    General and administrative                        6,155        3,611
    Impairment loss on
        life insurance policies                     207,085
                                                  ---------    ---------
                                                    213,240        3,611

NET LOSS                                           (162,258)      (3,611)

MEMBERS' EQUITY,
    beginning of period                             674,581      678,192
                                                  ---------    ---------

MEMBERS' EQUITY,
    end of period                                 $ 512,323    $ 674,581
                                                  =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-X

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                      2002         2001
                                                    ---------    ---------


CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                     $(162,258)   $  (3,611)
       Adjustments to reconcile net
          loss to net cash used by
          operating activities:
              Gain on sale or maturity
                 of life insurance policies           (50,982)
              Impairment loss on
                 life insurance policies              207,085
              Change in accounts payable               (1,531)       1,531
              Change in due to LLC's                    4,695
              Costs advanced by members                (1,854)       1,854
                                                    ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                            (4,845)        (226)
                                                    ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies          (240,560)
       Proceeds from sale or maturity
          of life insurance policies                  257,507
                                                    ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                            16,947
                                                    ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                          12,102         (226)

CASH AND CASH EQUIVALENTS,
    beginning of period                                     7          233
                                                    ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                   $  12,109    $       7
                                                    =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-X

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 22, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-X

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $207,085 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,827,528 and $1,839,746 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 24 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                          VIATICAL FUNDING, LLC - GC-X

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 31.6%. These syndication costs reduced capital by $316,185. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-XI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-XI





                                    CONTENTS
                                    --------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENT OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-XI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XI as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-XI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                         $108,548
    Investments                                                   520,135
                                                                 --------

        TOTAL ASSETS                                             $628,683
                                                                 ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                 $  4,695
                                                                 --------

TOTAL CURRENT LIABILITIES                                           4,695

MEMBERS' EQUITY                                                   623,988
                                                                 --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                    $628,683
                                                                 ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002         2001
                                                    ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                  $  24,505    $

EXPENSES
    General and administrative                          5,722        2,085
    Impairment loss on
        life insurance policies                       100,796
                                                    ---------    ---------
                                                      106,518        2,085

NET LOSS                                              (82,013)      (2,085)

MEMBERS' EQUITY,
    beginning of period                               706,001      708,086
                                                    ---------    ---------

MEMBERS' EQUITY,
    end of period                                   $ 623,988    $ 706,001
                                                    =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                          2002         2001
                                                       ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                        $ (82,013)   $  (2,085)
       Adjustments to reconcile net
          loss to net cash used by
          operating activities:
              Gain on sale or maturity of
                 life insurance policies                 (24,505)
              Impairment loss on
                 life insurance policies                 100,796
              Change in accounts payable                    (247)         277
              Change in due to LLC's                       4,695
              Costs advanced by members                   (1,797)       1,797
                                                       ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                               (3,071)         (11)
                                                       ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies             (147,105)
       Proceeds from sale or maturity
          of life insurance policies                     258,690
                                                       ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                              111,585
                                                       ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                            108,514          (11)

CASH AND CASH EQUIVALENTS,
    beginning of period                                       34           45
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                      $ 108,548    $      34
                                                       =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on January 14, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $100,796 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,333,199 and $1,600,532 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 3 and 145 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $10,595 and $46,390, respectively. The beneficial interest in these policies are $58,930 and $63,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GC-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 26.8%. These syndication costs reduced capital by $268,396. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-XII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XII





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-XII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002






        ASSETS

CURRENT ASSETS
    Cash                                                      $216,225
    Investments                                                501,703
    Other receivables                                              723
                                                              --------

        TOTAL ASSETS                                          $718,651
                                                              ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                              $  4,695
                                                              --------

TOTAL CURRENT LIABILITIES                                        4,695

MEMBERS' EQUITY                                                713,956
                                                              --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                 $718,651
                                                              ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002          2001
                                                     ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies                   $  (2,831)   $

EXPENSES
    General and administrative                           6,282        1,965
    Impairment loss on
        life insurance policies                         19,070
                                                     ---------    ---------
                                                        25,352        1,965

NET LOSS                                               (28,183)      (1,965)

MEMBERS' EQUITY,
    beginning of period                                742,139      744,104
                                                     ---------    ---------

MEMBERS' EQUITY,
    end of period                                    $ 713,956    $ 742,139
                                                     =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                         2002         2001
                                                      ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                       $ (28,183)   $  (1,965)
       Adjustments to reconcile net loss
          to net cash used by operating activities:
              Loss on sale or maturity of
                 life insurance policies                  2,831
              Impairment loss on
                 life insurance policies                 19,070
              Change in accounts payable                 (1,910)       1,910
              Change in due to LLC's                      4,695
                                                      ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                              (3,497)         (55)
                                                      ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies            (166,203)
       Proceeds from sale or maturity
          of life insurance policies                    385,892
                                                      ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                             219,689
                                                      ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           216,192          (55)

CASH AND CASH EQUIVALENTS,
    beginning of period                                      33           88
                                                      ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                     $ 216,225    $      33
                                                      =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on January 14, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $19,070 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,240,686 and $1,815,019 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 56 and 96 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 23 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                         VIATICAL FUNDING, LLC - GC-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 25.2%. These syndication costs reduced capital by $266,216. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-XIV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                            BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XIV





                                    CONTENTS
                                    --------


                                                                      PAGE
                                                                      ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENT OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-XIV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XIV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XIV as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XIV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                       $118,167
    Investments                                                 299,072
                                                               --------

        TOTAL ASSETS                                           $417,239
                                                               ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                  $  1,314
    Due to LLC's                                                  4,695
                                                               --------

TOTAL CURRENT LIABILITIES                                         6,009

MEMBERS' EQUITY                                                 411,230
                                                               --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                  $417,239
                                                               ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002         2001
                                                     ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                   $   1,352    $

EXPENSES
    General and administrative                           6,298        3,710
    Impairment loss on
        life insurance policies                         39,638
                                                     ---------    ---------
                                                        45,936        3,710

NET LOSS                                               (44,584)      (3,710)

MEMBERS' EQUITY,
    beginning of period                                455,814      459,524
                                                     ---------    ---------

MEMBERS' EQUITY,
    end of period                                    $ 411,230    $ 455,814
                                                     =========    =========





                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XIV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                         2002         2001
                                                      ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                       $ (44,584)   $  (3,710)
       Adjustments to reconcile net loss
          to net cash used by operating
          activities:
              Gain on sale or maturity
                 of life insurance policies              (1,352)
              Impairment loss on
                 life insurance policies                 39,638
              Change in accounts payable                   (227)         227
              Change in due to LLC's                      4,695
              Costs advanced by members                                1,314
                                                      ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                    (1,830)      (2,169)
                                                      ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies             (39,805)
       Proceeds from sale or maturity
          of life insurance policies                    159,660
                                                      ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES               119,855
                                                      ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           118,025       (2,169)

CASH AND CASH EQUIVALENTS,
    beginning of period                                     142        2,311
                                                      ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                     $ 118,167    $     142
                                                      =========    =========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized in December 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $39,638 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $806,698 and $1,078,720 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 14 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                         VIATICAL FUNDING, LLC - GC-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.2%. These syndication costs reduced capital by $180,476. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GC-XV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GC-XV





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-XV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XV as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GC-XV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                    $125,933
    Investments                                              301,198
                                                            --------

        TOTAL ASSETS                                        $427,131
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                            $  4,695
    Costs advanced by members                                  1,617
                                                            --------

TOTAL CURRENT LIABILITIES                                      6,312

MEMBERS' EQUITY                                              420,819
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $427,131
                                                            ========






                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                 2002         2001
                                               ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies             $   1,973    $

EXPENSES
    General and administrative                     6,152        1,905
    Impairment loss on
        life insurance policies                   99,887
                                               ---------    ---------
                                                 106,039        1,905

NET LOSS                                        (104,066)      (1,905)

MEMBERS' EQUITY,
    beginning of period                          524,885      526,790
                                               ---------    ---------

MEMBERS' EQUITY,
    end of period                              $ 420,819    $ 524,885
                                               =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                            2002         2001
                                                         ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                          $(104,066)   $  (1,905)
       Adjustments to reconcile net loss to net
          cash (used) provided by operating activities:
              Gain on sale or maturity
                 of life insurance policies                 (1,973)
              Impairment loss on
                 life insurance policies                    99,887
              Change in accounts payable                      (308)         308
              Change in due to LLC's                         4,695
              Costs advanced by members                                   1,617
                                                         ---------    ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                                 (1,765)          20
                                                         ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Proceeds from sale or maturity
          of life insurance policies                       127,688
                                                         ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                                127,688
                                                         ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                              125,923           20

CASH AND CASH EQUIVALENTS,
    beginning of period                                         10          (10)
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                        $ 125,933    $      10
                                                         =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 16, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $99,887 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $843,922 and $1,175,177 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 57 and 96 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value and beneficial interest of $28,038 and $188,295, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 16 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                          VIATICAL FUNDING, LLC - GC-XV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.7%. These syndication costs reduced capital by $212,653. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-XVI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - GC-XVI





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GC-XVI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XVI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XVI as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XVI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                         $164,873
    Investments                                                   533,618
                                                                 --------

        TOTAL ASSETS                                             $698,491
                                                                 ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                 $  4,695
                                                                 --------

TOTAL CURRENT LIABILITIES                                           4,695

MEMBERS' EQUITY                                                   693,796
                                                                 --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                    $698,491
                                                                 ========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                 ---------    ---------

REVENUES
    Gain on sale or maturity of
        life insurance policies                  $  50,322    $

EXPENSES
    General and administrative                       5,931        2,010
    Impairment loss on
        life insurance policies                     46,533
                                                 ---------    ---------
                                                    52,464        2,010

NET LOSS                                            (2,142)      (2,010)

MEMBERS' EQUITY,
    beginning of period                            695,938      697,948
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 693,796    $ 695,938
                                                 =========    =========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                                  2002         2001
                                                                ---------    ---------



CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                    $  (2,142)   $  (2,010)
    Adjustments to reconcile net loss to
       net cash (used) provided by operating activities:
          Gain on sale or maturity of life insurance policies     (50,322)
          Impairment loss on life insurance policies               46,533
          Change in accounts payable                               (1,750)       1,750
          Change in due to LLC's                                    4,695
          Costs advanced by members                                  (312)         312
                                                                ---------    ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                                        (3,298)          52
                                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                         (179,658)
    Proceeds from sale or maturity of life insurance policies     347,772
                                                                ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES                         168,114
                                                                ---------    ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                         164,816           52

CASH AND CASH EQUIVALENTS,
    beginning of period                                                57            5
                                                                ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                               $ 164,873    $      57
                                                                =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on March 8, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $46,533 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,174,340 and $1,456,076 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 30 and 82 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value of $13,240 and a beneficial interest of $100,000. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-XVI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.8%. These syndication costs reduced capital by $296,677. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - GC-XVII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             BOBBITT, PITTENGER & COMPANY, P.A.

                        VIATICAL FUNDING, LLC - GC-XVII





                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENT OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

February 28, 2003



TO THE MEMBERS
Viatical Funding, LLC - GC-XVII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GC-XVII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GC-XVII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - GC-XVII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                     $ 24,647
    Investments                                               349,701
                                                             --------

        TOTAL ASSETS                                         $374,348
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                             $  4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       4,695

MEMBERS' EQUITY                                               369,653
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $374,348
                                                             ========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,





                                                     2002         2001
                                                   ---------    ---------

REVENUES
    Loss on sale or maturity of
        life insurance policies                    $  (2,193)   $

EXPENSES
    General and administrative                         5,679        3,196
    Impairment loss on
        life insurance policies                       82,117
                                                   ---------    ---------
                                                      87,796        3,196

NET LOSS                                             (89,989)      (3,196)

MEMBERS' EQUITY,
    beginning of period                              459,642      462,838
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 369,653    $ 459,642
                                                   =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,





                                                        2002        2001
                                                      --------    --------

CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                       $(89,989)   $ (3,196)
       Adjustments to reconcile net loss
          to net cash used by operating activities:
              Loss on sale or maturity of
                 life insurance policies                 2,193
              Impairment loss on
                 life insurance policies                82,117
              Change in due to LLC's                     4,695
                                                      --------    --------

NET CASH USED BY OPERATING ACTIVITIES                     (984)     (3,196)
                                                      --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies            (72,749)    (14,000)
       Proceeds from sale of
          life insurance policies                       97,806
                                                      --------    --------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                             25,057     (14,000)
                                                      --------    --------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                           24,073     (17,196)

CASH AND CASH EQUIVALENTS,
    beginning of period                                    574      17,770
                                                      --------    --------

CASH AND CASH EQUIVALENTS,
    end of period                                     $ 24,647    $    574
                                                      ========    ========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - GC-XVII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on April 28, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - GC-XVII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $82,117 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $850,806 and $899,742 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 60 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $9,116 and $42,923, respectively. The beneficial interest in these policies are $55,548 and $59,179, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - GC-XVII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 14 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.1%. These syndication costs reduced capital by $182,161. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GI-V






                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS





                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-V





                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENT OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GI-V
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI- V as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-V as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-V

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                       $ 43,225
    Investments                                                 274,503
                                                               --------

        TOTAL ASSETS                                           $317,728
                                                               ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                  $  1,065
                                                               --------

TOTAL CURRENT LIABILITIES                                         1,065

MEMBERS' EQUITY                                                 316,663
                                                               --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                  $317,728
                                                               ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                  ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies                $  (8,883)   $

EXPENSES
    General and administrative                        5,842        3,716
    Impairment loss on
        life insurance policies                     452,157
                                                  ---------    ---------
                                                    457,999        3,716

NET LOSS                                           (466,882)      (3,716)

MEMBERS' EQUITY,
    beginning of period                             783,545      787,261
                                                  ---------    ---------

MEMBERS' EQUITY,
    end of period                                 $ 316,663    $ 783,545
                                                  =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002         2001
                                                     ---------    ---------

CASH FLOWS FROM
  OPERATING ACTIVITIES
     Net loss                                        $(466,882)   $  (3,716)
     Adjustments to reconcile net
        loss to net cash used by
        operating activities:
          Loss on sale or maturity of
            life insurance policies                      8,883
          Impairment loss on
            life insurance policies                    452,157
          Change in due from LLC's                       4,686
          Change in accounts payable                    (1,450)       1,450
          Costs advanced by members                                   1,065
                                                     ---------    ---------

NET CASH USED
  BY OPERATING ACTIVITIES                               (2,606)      (1,201)
                                                     ---------    ---------

CASH FLOWS FROM
  INVESTING ACTIVITIES
     Proceeds from sale or maturity
        of life insurance policies                      45,806
                                                     ---------    ---------

NET CASH PROVIDED
  BY INVESTING ACTIVITIES                               45,806
                                                     ---------    ---------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                             43,200       (1,201)

CASH AND CASH EQUIVALENTS,
  beginning of period                                       25        1,226
                                                     ---------    ---------

CASH AND CASH EQUIVALENTS,
  end of year                                        $  43,225    $      25
                                                     =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on May 1, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $452,157 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,314,223 and $1,338,436 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 6 and 145 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $130,795 and $75,000, respectively. The beneficial interests in these policies are $882,820 and $229,739, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 24.3%. These syndication costs reduced capital by $237,205. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GI-IX





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001













                                            BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-IX





                                    CONTENTS
                                    --------


                                                                      PAGE
                                                                      ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENT OF FINANCIAL CONDITION                                    2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

March 10, 2003




TO THE MEMBERS
Viatical Funding, LLC - GI-IX
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI- IX as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-IX as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-IX

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                   $ 43,837
    Investments                                             223,936
                                                           --------

        TOTAL ASSETS                                       $267,773
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                           $  4,695
                                                           --------

TOTAL CURRENT LIABILITIES                                     4,695

MEMBERS' EQUITY                                             263,078
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $267,773
                                                           ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-IX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                    2002         2001
                                                 ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies               $    (705)   $

EXPENSES
    General and administrative                       6,191        1,970
    Impairment loss on
        life insurance policies                    198,274
                                                 ---------    ---------
                                                   204,465        1,970

NET LOSS                                          (205,170)      (1,970)

MEMBERS' EQUITY,
    beginning of period                            468,248      470,218
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 263,078    $ 468,248
                                                 =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-IX

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                    $(205,170)   $  (1,970)
    Adjustments to reconcile net loss to
       net cash used by operating activities:
          Loss on sale or maturity
              of life insurance policies              705
          Impairment loss on
              life insurance policies             198,274
          Change in due to LLC's                    2,195
          Change in accounts payable               (1,134)       1,134
          Costs advanced by members                  (366)         366
                                                ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES              (5,496)        (470)
                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies                  49,295
                                                ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES          49,295
                                                ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                      43,799         (470)

CASH AND CASH EQUIVALENTS,
    beginning of period                                38          508
                                                ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                               $  43,837    $      38
                                                =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 16, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $198,274 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $701,240 and $757,072 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 6 and 72 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $43,236 and $144,012, respectively. The beneficial interests in these policies are $220,600 and $387,858, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GI-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 14 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 24%. These syndication costs reduced capital by $148,813. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GI-V






                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS





                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                             BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-V





                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENT OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GI-V
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI- V as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-V as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-V

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                       $ 43,225
    Investments                                                 274,503
                                                               --------

        TOTAL ASSETS                                           $317,728
                                                               ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                  $  1,065
                                                               --------

TOTAL CURRENT LIABILITIES                                         1,065

MEMBERS' EQUITY                                                 316,663
                                                               --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                  $317,728
                                                               ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                  ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies                $  (8,883)   $

EXPENSES
    General and administrative                        5,842        3,716
    Impairment loss on
        life insurance policies                     452,157
                                                  ---------    ---------
                                                    457,999        3,716

NET LOSS                                           (466,882)      (3,716)

MEMBERS' EQUITY,
    beginning of period                             783,545      787,261
                                                  ---------    ---------

MEMBERS' EQUITY,
    end of period                                 $ 316,663    $ 783,545
                                                  =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002         2001
                                                     ---------    ---------

CASH FLOWS FROM
  OPERATING ACTIVITIES
     Net loss                                        $(466,882)   $  (3,716)
     Adjustments to reconcile net
        loss to net cash used by
        operating activities:
          Loss on sale or maturity of
            life insurance policies                      8,883
          Impairment loss on
            life insurance policies                    452,157
          Change in due from LLC's                       4,686
          Change in accounts payable                    (1,450)       1,450
          Costs advanced by members                                   1,065
                                                     ---------    ---------

NET CASH USED
  BY OPERATING ACTIVITIES                               (2,606)      (1,201)
                                                     ---------    ---------

CASH FLOWS FROM
  INVESTING ACTIVITIES
     Proceeds from sale or maturity
        of life insurance policies                      45,806
                                                     ---------    ---------

NET CASH PROVIDED
  BY INVESTING ACTIVITIES                               45,806
                                                     ---------    ---------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                             43,200       (1,201)

CASH AND CASH EQUIVALENTS,
  beginning of period                                       25        1,226
                                                     ---------    ---------

CASH AND CASH EQUIVALENTS,
  end of year                                        $  43,225    $      25
                                                     =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on May 1, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $452,157 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,314,223 and $1,338,436 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 6 and 145 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $130,795 and $75,000, respectively. The beneficial interests in these policies are $882,820 and $229,739, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - GI-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 24.3%. These syndication costs reduced capital by $237,205. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - GI-XI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - GI-XI





                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENT OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - GI-XI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - GI- XI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - GI-XI as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - GI-XI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                          $148,475
    Investments                                    230,038
                                                  --------

        TOTAL ASSETS                              $378,513
                                                  ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                  $  4,695
    Costs advanced by members                        1,211
                                                  --------

TOTAL CURRENT LIABILITIES                            5,906

MEMBERS' EQUITY                                    372,607
                                                  --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $378,513
                                                  ========




                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-XI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                          2002           2001
                                       ---------      ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies     $  (7,170)     $

EXPENSES
    General and administrative             5,858          1,885
    Impairment loss on
        life insurance policies           12,071
                                       ---------      ---------
                                          17,929          1,885

NET LOSS                                 (25,099)        (1,885)

MEMBERS' EQUITY,
    beginning of period                  397,706        399,591
                                       ---------      ---------

MEMBERS' EQUITY,
    end of period                      $ 372,607      $ 397,706
                                       =========      =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-XI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                        2002           2001
                                                     ---------      ---------

CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                      $ (25,099)     $  (1,885)
       Adjustments to reconcile net loss to
          net cash used by operating activities:
              Loss on sale or maturity
                   of life insurance policies            7,170
              Impairment loss on life
                   insurance policies                   12,071
              Change in accounts payable                  (227)           227
              Change in due to LLC's                     4,695
              Costs advanced by members                                 1,212
                                                     ---------      ---------

NET CASH USED BY OPERATING ACTIVITIES                   (1,390)          (446)
                                                     ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies            (39,806)
       Proceeds from sale or maturity
          of life insurance policies                   189,558
                                                     ---------      ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES              149,752
                                                     ---------      ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                          148,362           (446)

CASH AND CASH EQUIVALENTS,
    beginning of period                                    113            559
                                                     ---------      ---------

CASH AND CASH EQUIVALENTS,
    end of year                                      $ 148,475      $     113
                                                     =========      =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - GI-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on July 10, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - GI-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $12,071 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $524,028 as of December 31, 2002 and 2001. Life expectancies of the insured at the time the policies were purchased were between 0 and 80 months.

The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occured. The Company holds Legacy policies with a book value and beneficial interests of $31,512 and $50,000, respectively.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 12 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                          VIATICAL FUNDING, LLC - GI-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 26.1%. These syndication costs reduced capital by $139,635. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - G-VI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                            BOBBITT, PITTENGER & COMPANY, P.A.

                          VIATICAL FUNDING, LLC - G-VI





                                    CONTENTS
                                    --------


                                                                      PAGE
                                                                      ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENT OF FINANCIAL CONDITION                                    2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-VI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- VI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-VI as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-VI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                          $ 39,183
    Investments                                    243,463
                                                  --------

        TOTAL ASSETS                              $282,646
                                                  ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                     $  1,299
                                                  --------

TOTAL CURRENT LIABILITIES                            1,299

MEMBERS' EQUITY                                    281,347
                                                  --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $282,646
                                                  ========





                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-VI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                          2002           2001
                                       ---------      ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies     $  (8,810)     $

EXPENSES
    General and administrative             6,414          1,800
    Impairment loss on
        life insurance policies          488,915
                                       ---------      ---------
                                         495,329          1,800

NET LOSS                                (504,139)        (1,800)

MEMBERS' EQUITY,
    beginning of period                  785,486        787,286
                                       ---------      ---------

MEMBERS' EQUITY,
    end of period                      $ 281,347      $ 785,486
                                       =========      =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-VI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                 2002           2001
                                              ---------      ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                  $(504,139)     $  (1,800)
    Adjustments to reconcile net loss
       to net cash (used) provided
       by operating activities:
          Loss on sale of
              life insurance policies             8,810
          Impairment loss on
              life insurance policies           488,915
          Change in due from LLC's                4,687
          Change in accounts payable               (511)           511
          Costs advanced by members                              1,299
                                              ---------      ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                      (2,238)            10
                                              ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies                41,396
                                              ---------      ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES        41,396
                                              ---------      ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                    39,158             10

CASH AND CASH EQUIVALENTS,
    beginning of period                              25             15
                                              ---------      ---------

CASH AND CASH EQUIVALENTS,
    end of year                               $  39,183      $      25
                                              =========      =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 30, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $488,915 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,301,744 as of December 31, 2002 and 2001. Life expectancies of the insured at the time the policies were purchased were between 12 and 60 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value and beneficial interests of $160,760 and $1,071,494, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                          VIATICAL FUNDING, LLC - G-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 21.2%. These syndication costs reduced capital by $205,351. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - G-VIII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            BOBBITT, PITTENGER & COMPANY, P.A.

                         VIATICAL FUNDING, LLC - G-VIII





                                    CONTENTS
                                    --------


                                                                      PAGE
                                                                      ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENT OF FINANCIAL CONDITION                                    2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

February 28, 2003


TO THE MEMBERS
Viatical Funding, LLC - G-VIII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- VIII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-VIII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-VIII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                          $ 68,375
    Investments                                    333,843
                                                  --------

        TOTAL ASSETS                              $402,218
                                                  ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                  $  4,695
    Costs advanced by members                          595
                                                  --------

TOTAL CURRENT LIABILITIES                            5,290

MEMBERS' EQUITY                                    396,928
                                                  --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY     $402,218
                                                  ========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-VIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                         2002           2001
                                       ---------      ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies     $  24,063      $   4,947

EXPENSES
    General and administrative             5,900          2,385
    Impairment loss on
        life insurance policies          399,185
                                       ---------      ---------
                                         405,085          2,385

NET (LOSS) INCOME                       (381,022)         2,562

MEMBERS' EQUITY,
    beginning of period                  777,950        775,388
                                       ---------      ---------

MEMBERS' EQUITY,
    end of period                      $ 396,928      $ 777,950
                                       =========      =========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-VIII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002           2001
                                                  ---------      ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net (loss) income                          $(381,022)     $   2,562
       Adjustments to reconcile net
          (loss) income to net cash
           used by operating activities:
              Gain on sale or maturity
                   of life insurance policies       (24,063)        (4,947)
              Impairment loss on
                   life insurance policies          399,185
              Change in accounts payable             (1,105)         1,105
              Change in due to LLC's                  4,695
              Costs advanced by members                                595
                                                  ---------      ---------

NET CASH USED
    BY OPERATING ACTIVITIES                          (2,310)          (685)
                                                  ---------      ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies         (31,700)
       Proceeds from sale or maturity
          of life insurance policies                 70,674         32,197
                                                  ---------      ---------

NET CASH PROVIDED
     BY INVESTING ACTIVITIES                         38,974         32,197
                                                  ---------      ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                        36,664         31,512

CASH AND CASH EQUIVALENTS,
    beginning of period                              31,711            199
                                                  ---------      ---------

CASH AND CASH EQUIVALENTS,
    end of year                                   $  68,375      $  31,711
                                                  =========      =========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 25, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - G-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $399,185 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,420,484 and, $1,537,376 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 175 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $91,218 and $131,250, respectively. The beneficial interests in these policies are $650,123 and $390,242, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - G-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 23.9%. These syndication costs reduced capital by $238,765. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests


NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                           VIATICAL FUNDING, LLC - G-X





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                             Bobbitt, Pittenger & Company, P.A.

                           VIATICAL FUNDING, LLC - G-X





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-X
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G-X as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-X as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                           VIATICAL FUNDING, LLC - G-X

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                              $ 82,916
    Investments                                                        233,481
                                                                      --------

        TOTAL ASSETS                                                  $316,397
                                                                      ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                      $  4,695
                                                                      --------

TOTAL CURRENT LIABILITIES                                                4,695

MEMBERS' EQUITY                                                        311,702
                                                                      --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                         $316,397
                                                                      ========


                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - G-X

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002             2001
                                                     ---------        ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                   $ 118,862        $

EXPENSES
    General and administrative                           6,315            3,600
    Impairment loss on
        life insurance policies                        371,875
                                                     ---------        ---------
                                                       378,190            3,600

NET LOSS                                              (259,328)          (3,600)

MEMBERS' EQUITY,
    beginning of period                                826,030          829,630

Distributions                                         (255,000)
                                                     ---------        ---------

MEMBERS' EQUITY,
    end of period                                    $ 311,702        $ 826,030
                                                     =========        =========


                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - G-X

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                          2002           2001
                                                       ---------      ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                        $(259,328)     $  (3,600)
       Adjustments to reconcile net
          loss to net cash used by
          operating activities:
              Gain on sale or maturity
                 of life insurance policies             (118,862)
              Impairment loss on
                 life insurance policies                 371,875
              Change in accounts payable                  (2,852)         2,852
              Change in due to LLC's                       4,695
              Costs advanced by members                     (383)           383
                                                       ---------      ---------

NET CASH USED
    BY OPERATING ACTIVITIES                               (4,855)          (365)
                                                       ---------      ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Proceeds from sale or maturity
          of life insurance policies                     342,702
                                                       ---------      ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                              342,702
                                                       ---------      ---------

CASH FLOWS FROM
    FINANCING ACTIVITIES
       Distributions                                    (255,000)
                                                       ---------      ---------

NET CASH USED
    BY FINANCING ACTIVITIES                             (255,000)
                                                       ---------      ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                             82,847           (365)

CASH AND CASH EQUIVALENTS,
    beginning of period                                       69            434
                                                       ---------      ---------

CASH AND CASH EQUIVALENTS,
    end of year                                        $  82,916      $      69
                                                       =========      =========



                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on January 20, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $371,875 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,080,996 and $1,871,792 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 98 months on the policies held.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $109,511 and $37,137, respectively. The beneficial interests in these policies are $827,829 and $69,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                           VIATICAL FUNDING, LLC - G-X

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 22.5%. The total expense associated with these costs was $226,475. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - G-XII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                           Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - G-XII





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                             $ 44,371
    Investments                                                       326,663
                                                                     --------

        TOTAL ASSETS                                                 $371,034
                                                                     ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Costs advanced by members                                        $  2,213
    Due to LLC's                                                        4,695
                                                                     --------

TOTAL CURRENT LIABILITIES                                               6,908

MEMBERS' EQUITY                                                       364,126
                                                                     --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                        $371,034
                                                                     ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002             2001
                                                     ---------        ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                   $  23,733        $

EXPENSES
    General and administrative                           6,107            3,400
    Impairment loss on
        life insurance policies                        195,867
                                                     ---------        ---------
                                                       201,974            3,400

NET LOSS                                              (178,241)          (3,400)

MEMBERS' EQUITY,
    beginning of period                                542,367          545,767
                                                     ---------        ---------

MEMBERS' EQUITY,
    end of period                                    $ 364,126        $ 542,367
                                                     =========        =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                           2002         2001
                                                         ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                          $(178,241)   $  (3,400)
       Adjustments to reconcile net loss to
          net cash provided by operating activities:
              Gain on sale or maturity
                 of life insurance policies                (23,733)
              Impairment loss on
                 life insurance policies                   195,867
              Change in due to/from LLC's                    9,695
              Change in accounts payable                    (1,187)       1,187
              Costs advanced by members                                   2,213
                                                         ---------    ---------

NET CASH PROVIDED
    BY OPERATING ACTIVITIES                                  2,401
                                                         ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                (43,831)
       Proceeds from sale or maturity
          of life insurance policies                        85,793
                                                         ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                                 41,962
                                                         ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                               44,363

CASH AND CASH EQUIVALENTS,
    beginning of period                                          8            8
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                          $  44,371    $       8
                                                         =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on February 20, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's
-----------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $195,867 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,072,839 and $1,158,536 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 6 and 145 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $38,154 and $123,750, respectively. The beneficial interest in these policies are $287,500 and $373,500, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 16 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 26%. These syndication costs reduced capital by $183,634. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - G-XIV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                           Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - G-XIV





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XIV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XIV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XIV as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XIV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                               $ 48,598
    Investments                                                         304,083
                                                                       --------

        TOTAL ASSETS                                                   $352,681
                                                                       ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                       $  4,695
    Costs advanced by members                                             1,284
                                                                       --------

TOTAL CURRENT LIABILITIES                                                 5,979

MEMBERS' EQUITY                                                         346,702
                                                                       --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                          $352,681
                                                                       ========




                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                        2002             2001
                                                     ---------        ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                   $  15,924        $

EXPENSES
    General and administrative                           5,756            2,400
    Impairment loss on
        life insurance policies                        408,883
                                                     ---------        ---------
                                                       414,639            2,400

NET LOSS                                              (398,715)          (2,400)

MEMBERS' EQUITY,
    beginning of period                                745,417          747,817
                                                     ---------        ---------

MEMBERS' EQUITY,
    end of period                                    $ 346,702        $ 745,417
                                                     =========        =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XIV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                         2002            2001
                                                      ---------       ---------

CASH FLOWS FROM
  OPERATING ACTIVITIES
     Net loss                                         $(398,715)      $  (2,400)
     Adjustments to reconcile
       net loss to net cash used
       by operating activities:
         Gain on sale or maturity
            of life insurance policies                  (15,924)
         Impairment loss on
            life insurance policies                     408,883
         Change in accounts payable                        (247)            248
         Change in due to LLC's                           4,695
         Costs advanced by members                                        1,284
                                                      ---------       ---------

NET CASH USED
  BY OPERATING ACTIVITIES                                (1,308)           (868)
                                                      ---------       ---------

CASH FLOWS FROM
  INVESTING ACTIVITIES
     Proceeds from sale or maturity
      of life insurance policies                         49,785
                                                      ---------       ---------

NET CASH PROVIDED
  BY INVESTING ACTIVITIES                                49,785
                                                      ---------       ---------

NET INCREASE (DECREASE) IN
  CASH AND CASH EQUIVALENTS                              48,477            (868)

CASH AND CASH EQUIVALENTS,
  beginning of period                                       121             989
                                                      ---------       ---------

CASH AND CASH EQUIVALENTS,
  end of year                                         $  48,598       $     121
                                                      =========       =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 25, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $408,883 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,201,326 and $1,284,451 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 98 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $109,230 and $116,250, respectively. The beneficial interests in these policies are $619,481 and $322,700, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.8%. These syndication costs reduced capital by $288,259. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - G-XVI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                             Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - G-XVI





                                    CONTENTS
                                    --------


                                                                      PAGE
                                                                      ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENT OF FINANCIAL CONDITION                                    2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XVI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XVI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XVI as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XVI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                             $327,725
    Investments                                                       400,236
                                                                     --------

        TOTAL ASSETS                                                 $727,961
                                                                     ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                     $  4,695
    Costs advanced by members                                           1,218
                                                                     --------

TOTAL CURRENT LIABILITIES                                               5,913

MEMBERS' EQUITY                                                       722,048
                                                                     --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                        $727,961
                                                                     ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XVI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                         2002            2001
                                                      ---------       ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                    $ 147,368       $

EXPENSES
    General and administrative                            5,539           3,920
    Impairment loss on
        life insurance policies                         112,685
                                                      ---------       ---------
                                                        118,224           3,920

NET INCOME (LOSS)                                        29,144          (3,920)

MEMBERS' EQUITY,
    beginning of period                                 692,904         696,824
                                                      ---------       ---------

MEMBERS' EQUITY,
    end of period                                     $ 722,048       $ 692,904
                                                      =========       =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XVI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                             2002         2001
                                                          ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
    Net income (loss)                                     $  29,144    $  (3,920)
    Adjustments to reconcile net income
       (loss) to net cash used by operating activities:
          Gain on sale or maturity
              of life insurance policies                   (147,368)
          Impairment loss on
              life insurance policies                       112,685
          Change in accounts payable                           (282)         282
          Change in due to LLC's                              4,695
          Costs advanced by members                                        1,218
                                                          ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                                  (1,126)      (2,420)
                                                          ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
    Purchases of life insurance policies                    (86,565)     (19,000)
    Proceeds from sale or maturity
       of life insurance policies                           415,290
                                                          ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                                 328,725      (19,000)
                                                          ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                               327,599      (21,420)

CASH AND CASH EQUIVALENTS,
    beginning of period                                         126       21,546
                                                          ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                         $ 327,725    $     126
                                                          =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on December 11, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $112,685 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,047,219 and $1,342,175 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 18 and 175 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $17,154 and $183,301, respectively. The beneficial interest in these policies are $119,814 and $513,939, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                          VIATICAL FUNDING, LLC - G-XVI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.9%. These syndication costs reduced capital by $280,460. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - G-XVIII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001













                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - G-XVIII





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XVIII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XVIII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XVIII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-XVIII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                           $ 26,312
    Investments                                     554,821
                                                   --------

TOTAL ASSETS                                       $581,133
                                                   ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                   $  4,695
    Costs advanced by members                           265
                                                   --------

TOTAL CURRENT LIABILITIES                             4,960

MEMBERS' EQUITY                                     576,173
                                                   --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY      $581,133
                                                   ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XVIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                            2002         2001
                                         ---------    ---------

REVENUES
    Gain on sale or maturity of
        life insurance policies          $  61,393    $

EXPENSES
    General and administrative               6,168        1,929
    Impairment loss on
        life insurance policies            165,743
                                         ---------    ---------
                                           171,911        1,929

NET LOSS                                  (110,518)      (1,929)

MEMBERS' EQUITY,
    beginning of period                    686,691      688,620
                                         ---------    ---------

MEMBERS' EQUITY,
    end of period                        $ 576,173    $ 686,691
                                         =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XVIII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002         2001
                                                    ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                        $(110,518)   $  (1,929)
    Adjustments to reconcile net loss
       to net cash (used) provided by
       operating activities:
          Gain on sale or maturity of
               life insurance policies                (61,393)
          Impairment loss on
               life insurance policies                165,743
          Change in accounts payable                     (277)         277
          Change in due to LLC's                        4,695
          Costs advanced by members                    (1,413)       1,678
                                                    ---------    ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                            (3,163)          26
                                                    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies             (200,754)
    Proceeds from sale or maturity
       of life insurance policies                     230,101
                                                    ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES              29,347
                                                    ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                          26,184           26

CASH AND CASH EQUIVALENTS,
    beginning of period                                   128          102
                                                    ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                   $  26,312    $     128
                                                    =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on May 7, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $165,743 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,488,656 and $1,568,672 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 10 and 98 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $23,250 and $177,961, respectively. The beneficial interest in these policies are $103,603 and $494,716, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - G-XVIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit . No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 30.9%. These syndication costs reduced capital by $309,146. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - G-XX





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                             Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - G-XX





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XX
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XX as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XX as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - G-XX

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                $ 87,564
    Investments                                          439,104
                                                        --------

        TOTAL ASSETS                                    $526,668
                                                        ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                        $  4,695
                                                        --------

TOTAL CURRENT LIABILITIES                                  4,695

MEMBERS' EQUITY                                          521,973
                                                        --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY           $526,668
                                                        ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                    2002         2001
                                                 ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies               $  63,189    $

EXPENSES
    General and administrative                       5,989        3,600
    Impairment loss on
        life insurance policies                    158,924
                                                 ---------    ---------
                                                   164,913        3,600

NET LOSS                                          (101,724)      (3,600)

MEMBERS' EQUITY,
    beginning of period                            623,697      627,297
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 521,973    $ 623,697
                                                 =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XX

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                    2002         2001
                                                   ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                       $(101,724)   $  (3,600)
    Adjustments to reconcile net loss
       to net cash used by operating activities:
          Gain on sale or maturity of
               life insurance policies               (63,189)
          Impairment loss on
               life insurance policies               158,924
          Change in accounts payable                    (840)         840
          Change in due to LLC's                       4,695
          Costs advanced by members                   (2,260)       2,260
          Investor repayments                         (3,278)
                                                   ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                 (7,672)        (500)
                                                   ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies            (200,754)
    Proceeds from sale or maturity
       of life insurance policies                    295,838
                                                   ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                           95,084
                                                   ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                         87,412         (500)

CASH AND CASH EQUIVALENTS,
    beginning of period                                  152          652
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                  $  87,564    $     152
                                                   =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - G-XX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 6, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                          VIATICAL FUNDING, LLC - G-XX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $158,924 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,405,685 and $1,669,495 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 21 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                          VIATICAL FUNDING, LLC - G-XX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 31.9%. These syndication costs reduced capital by $312,481. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - G-XXII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001









                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - G-XXII





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XXII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XXII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XXII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-XXII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                $262,452
    Investments                                          412,825
    Due from LLC's                                        46,305
                                                        --------

        TOTAL ASSETS                                    $721,582
                                                        ========


        LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                         $721,582
                                                        --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY           $721,582
                                                        ========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,





                                                   2002         2001
                                                ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies              $  (3,224)   $

EXPENSES
    General and administrative                      5,674        2,250
    Impairment loss on
        life insurance policies                    12,184
                                                ---------    ---------
                                                   17,858        2,250

NET LOSS                                          (21,082)      (2,250)

MEMBERS' EQUITY,
    beginning of period                           742,664      744,914
                                                ---------    ---------

MEMBERS' EQUITY,
    end of period                               $ 721,582    $ 742,664
                                                =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                   2002         2001
                                                ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
        Net loss                                $ (21,082)   $  (2,250)
        Adjustments to reconcile net loss
           to net cash used by
           operating activities:
              Loss on sale or maturity
                   of life insurance policies       3,224
              Impairment loss on
                   life insurance policies         12,184
              Change in due to/from LLC's           4,695
              Change in accounts payable             (435)         434
              Costs advanced by members            (1,065)       1,065
                                                ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                        (2,479)        (751)
                                                ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
        Purchases of life insurance policies     (200,754)     (20,700)
        Proceeds from sale or maturity
           of life insurance policies             465,559
                                                ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                       264,805      (20,700)
                                                ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                     262,326      (21,451)

CASH AND CASH EQUIVALENTS,
    beginning of period                               126       21,577
                                                ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                               $ 262,452    $     126
                                                =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 30, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's
-----------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - G-XXII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $12,184 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $907,546 and $1,623,159 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 44 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 23 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                         VIATICAL FUNDING, LLC - G-XXII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 28%. These syndication costs reduced capital by $289,823. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - G-XXIV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - G-XXIV





                                    CONTENTS
                                    --------


                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENT OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - G-XXIV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - G- XXIV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - G-XXIV as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - G-XXIV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                $     66
    Investments                                          439,583
                                                        --------

        TOTAL ASSETS                                    $439,649
                                                        ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                    $    520
    Due to investors                                       1,086
    Due to LLC's                                           4,695
                                                        --------

TOTAL CURRENT LIABILITIES                                  6,301

MEMBERS' EQUITY                                          433,348
                                                        --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY           $439,649
                                                        ========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,



                                              2002         2001
                                            ---------    ---------

REVENUES                                    $            $

EXPENSES
    General and administrative                  4,695        1,870
    Impairment loss on
        life insurance policies               134,213
                                            ---------    ---------
                                              138,908        1,870

NET LOSS                                     (138,908)      (1,870)

MEMBERS' EQUITY,
    beginning of period                       572,256      574,126
                                            ---------    ---------

MEMBERS' EQUITY,
    end of period                           $ 433,348    $ 572,256
                                            =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXIV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                 ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                     $(138,908)   $  (1,870)
    Adjustments to reconcile net
       loss to net cash used by
       operating activities:
          Impairment loss on
               life insurance policies             134,213
          Change in due to LLC's                     4,695
          Change in accounts payable                              1,605
                                                 ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                              (265)
                                                 ---------    ---------

NET DECREASE IN
    CASH AND CASH EQUIVALENTS                                      (265)

CASH AND CASH EQUIVALENTS,
    beginning of period                                 66          331
                                                 ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                $      66    $      66
                                                 =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 20, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $134,213 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,042,683 as of December 31, 2002 and 2001. Life expectancies of the insured at the time the policies were purchased were between 3 and 82 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $40,000 and $42,636, respectively. The beneficial interest in these policies are $223,633 and $59,179, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                         VIATICAL FUNDING, LLC - G-XXIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY


Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 17 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 26.3%. These syndication costs reduced capital by $205,687. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-18





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                            Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-18
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-18 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-18 as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                    $ 21,283
    Investments                                              592,803
                                                            --------

        TOTAL ASSETS                                        $614,086
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                            $  4,695
                                                            --------

TOTAL CURRENT LIABILITIES                                      4,695

MEMBERS' EQUITY                                              609,391
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $614,086
                                                            ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies              $  (7,713)   $

EXPENSES
    General and administrative                      5,741        3,448
    Impairment loss on
        life insurance policies                    88,328
                                                ---------    ---------
                                                   94,069        3,448

NET LOSS                                         (101,782)      (3,448)

MEMBERS' EQUITY,
    beginning of period                           711,173      714,621
                                                ---------    ---------

MEMBERS' EQUITY,
    end of period                               $ 609,391    $ 711,173
                                                =========    =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                              2002         2001
                                           ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                               $(101,782)   $  (3,448)
    Adjustments to reconcile net
       loss to net cash used by
       operating activities:
          Loss on sale or maturity
              of life insurance policies       7,713
          Impairment loss on
               life insurance policies        88,328
          Change in due to LLC's               4,695
                                           ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES         (1,046)      (3,448)
                                           ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                 (328,121)
    Proceeds from sale or maturity
       of life insurance policies             22,262
                                           ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                   22,262     (328,121)
                                           ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                 21,216     (331,569)

CASH AND CASH EQUIVALENTS,
    beginning of period                           67      331,636
                                           ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                          $  21,283    $      67
                                           =========    =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 12, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $88,328 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,545,842 and $1,550,218 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 23 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-18

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.6%. These syndication costs reduced capital by $300,378. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-19





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS





                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001













                                          Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

February 28, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-19
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-19 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-19 as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002






        ASSETS

CURRENT ASSETS
    Cash                                                     $ 40,374
    Investments                                               755,277
                                                             --------

        TOTAL ASSETS                                         $795,651
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                             $  4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       4,695

MEMBERS' EQUITY                                               790,956
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $795,651
                                                             ========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                 ---------    ---------

REVENUES
    Loss on sale or maturity
        of life insurance policies               $  (5,765)   $

EXPENSES
    General and administrative                       5,764           20
    Impairment loss on
        life insurance policies                     35,032
                                                 ---------    ---------
                                                    40,796           20

NET LOSS                                           (46,561)         (20)

MEMBERS' EQUITY,
    beginning of period                            837,517      528,632

Members' equity contributions,
    net of syndication costs                                    308,905
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 790,956    $ 837,517
                                                 =========    =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                              2002         2001
                                            ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                $ (46,561)   $     (20)
    Adjustments to reconcile net
       loss to net cash used
       by operating activities:
          Loss on sale or maturity
               of life insurance policies       5,765
          Impairment loss on
               life insurance policies         35,032
          Change in due to LLC's                4,695
                                            ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES          (1,069)         (20)
                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies      (93,455)    (837,417)
    Proceeds from sale or maturity
       of life insurance policies             134,798
                                            ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                    41,343     (837,417)
                                            ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                            308,905
                                            ---------    ---------

NET CASH PROVIDED
    BY FINANCING ACTIVITIES                                308,905
                                            ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                  40,274     (528,532)

CASH AND CASH EQUIVALENTS,
    beginning of period                           100      528,632
                                            ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                           $  40,374    $     100
                                            =========    =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 20, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $35,032 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,826,961 and $1,935,474 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 26 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-19

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.3%. These syndication costs reduced capital by $347,395. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-20





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




              FOR THE YEAR ENDED DECEMBER 31, 2002, AND THE PERIOD
             FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001













                                           Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-20
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-20 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from January 17, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-20 as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from January 17, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002






        ASSETS

CURRENT ASSETS
    Cash                                                  $      1
    Investments                                            627,571
                                                          --------

        TOTAL ASSETS                                      $627,572
                                                          ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                          $  4,695
                                                          --------

TOTAL CURRENT LIABILITIES                                    4,695

MEMBERS' EQUITY                                            622,877
                                                          --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $627,572
                                                          ========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                        For the year      From January 17,
                                                     ended December 31,   2001 (inception) to
                                                           2002           December 31, 2001
                                                     ------------------   -------------------


REVENUES                                                      $            $

EXPENSES
    General and administrative                                    4,695           83
    Impairment loss on
        life insurance policies                                  44,609
                                                              ---------    ---------
                                                                 49,304           83

NET LOSS                                                        (49,304)         (83)

MEMBERS' EQUITY,
    beginning of period                                         672,181

Members' equity contributions,
    net of syndication costs                                                 672,264
                                                              ---------    ---------

MEMBERS' EQUITY,
    end of period                                             $ 622,877    $ 672,181
                                                              =========    =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                            STATEMENTS OF CASH FLOWS



                                                        For the year      From January 17,
                                                     ended December 31,   2001 (inception) to
                                                           2002           December 31, 2001
                                                     ------------------   -------------------


CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                              $ (49,304)           $     (83)
       Adjustments to reconcile net
          loss to net cash used
          by operating activities:
              Impairment loss on
                   life insurance policies                      44,609
              Change in due to LLC's                             4,695
                                                             ---------            ---------

NET CASH USED BY OPERATING ACTIVITIES                                                   (83)
                                                             ---------            ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                                        (672,180)
                                                             ---------            ---------

NET CASH USED BY INVESTING ACTIVITIES                                              (672,180)
                                                             ---------            ---------

CASH FLOWS FROM FINANCING ACTIVITIES
       Members' contributed equity,
          net of syndication costs                                                  672,264
                                                             ---------            ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                           672,264
                                                             ---------            ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                                                             1

CASH AND CASH EQUIVALENTS,
    beginning of period                                              1
                                                             ---------            ---------

CASH AND CASH EQUIVALENTS,
    end of period                                            $       1            $       1
                                                             =========            =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on January 17, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $44,609 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,498,365 and $1,546,579 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 21 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-20

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002, AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001



NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.2%. These syndication costs reduced capital by $277,736. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-21





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
             FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001















                                           Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21





                                    CONTENTS
                                    --------


                                                                  PAGE
                                                                  ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENT OF FINANCIAL CONDITION                                2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

February 28, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-21
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-21 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from February 9, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-21 as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from February 9, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                    $  4,669
    Investments                                              671,572
                                                            --------

        TOTAL ASSETS                                        $676,241
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                            $ 25,995
                                                            --------

TOTAL CURRENT LIABILITIES                                     25,995

MEMBERS' EQUITY                                              650,246
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $676,241
                                                            ========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY

                                                      For the year               From February 9,
                                                    ended December 31,           2001 (inception) to
                                                        2002                     December 31, 2001
                                                 -------------------             --------------------
REVENUES
    Gain on sale or maturity
        of life insurance policies                     $   2,574                      $

EXPENSES
    General and administrative                             5,595                             75
    Impairment loss on
        life insurance policies                            1,048
                                                       ---------                      ---------
                                                           6,643                             75

NET LOSS                                                  (4,069)                           (75)

MEMBERS' EQUITY,
    beginning of period                                  654,315

Members' equity contributions,
    net of syndication costs                                                            654,390
                                                       ---------                      ---------

MEMBERS' EQUITY,
    end of period                                      $ 650,246                      $ 654,315
                                                       =========                      =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                            STATEMENTS OF CASH FLOWS



                                                         For the year             From February 9,
                                                      ended December 31,         2001 (inception) to
                                                          2002                   December 31, 2001
                                                      ----------------           -------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                              $  (4,069)                 $     (75)
    Adjustments to reconcile net
       loss to net cash (used)
       provided by operating activities:
       Gain on sale or maturity
          of life insurance policies                         (2,574)
       Impairment loss on
            life insurance policies                           1,048
       Change in due to LLC's                               (25,305)                    51,300
                                                          ---------                  ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                                 (30,900)                    51,225
                                                          ---------                  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                                              (705,505)
    Proceeds from sale or maturity
       of life insurance policies                            35,459
                                                          ---------                  ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                                  35,459                   (705,505)
                                                          ---------                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                                                        654,390
                                                          ---------                  ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                              654,390
                                                          ---------                  ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                                 4,559                        110

CASH AND CASH EQUIVALENTS,
    beginning of period                                         110
                                                          ---------                  ---------

CASH AND CASH EQUIVALENTS,
    end of period                                         $   4,669                  $     110
                                                          =========                  =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on February 9, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be deducted in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $1,048 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,320,593 and $1,373,038 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 21 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-21

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM FEBRUARY 9, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE C - MEMBERS' EQUITY (CONTINUED)

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 30.7%. These syndication costs reduced capital by $290,610. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-22





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
              FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001












                                             Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

March 1, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-22
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-22 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from April 10, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-22 as of December 31, 2002, and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from April 10, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                     $ 53,711
    Investments                                               616,905
                                                             --------

        TOTAL ASSETS                                         $670,616
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                             $  4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       4,695

MEMBERS' EQUITY                                               665,921
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $670,616
                                                             ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                                                    From April 10,
                                                         For the year ended       2001 (inception) to
                                                         December 31, 2002        December 31, 2001
                                                         -----------------        -------------------
REVENUES
    Loss on sale of life insurance policies                $ (10,108)                $

EXPENSES
    General and administrative                                 5,640                       115
    Impairment loss on
        life insurance policies                               34,107
                                                           ---------                 ---------
                                                              39,747                       115

NET LOSS                                                     (49,855)                     (115)

MEMBERS' EQUITY,
    beginning of period                                      715,776

Members' equity contributions,
    net of syndication costs                                                           715,891
                                                           ---------                 ---------

MEMBERS' EQUITY,
    end of period                                          $ 665,921                 $ 715,776
                                                           =========                 =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                            STATEMENTS OF CASH FLOWS




                                                                                    From April 10,
                                                         For the year ended       2001 (inception) to
                                                         December 31, 2002        December 31, 2001
                                                         -----------------        -------------------
CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                            $ (49,855)                $    (115)
       Adjustments to reconcile net
          loss to net cash used by
          operating activities:
              Loss on sale or maturity
                 of life insurance policies                   10,108
              Impairment loss on
                 life insurance policies                      34,107
              Change in due to LLC's                           4,695
                                                           ---------                 ---------

NET CASH USED
    BY OPERATING ACTIVITIES                                     (945)                     (115)
                                                           ---------                 ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                                           (715,638)
       Proceeds from sale or maturity
          of life insurance policies                          54,518
                                                           ---------                 ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                                   54,518                  (715,638)
                                                           ---------                 ---------

CASH FLOWS FROM
    FINANCING ACTIVITIES
       Members' contributed equity,
          net of syndication costs                                                     715,891
                                                           ---------                 ---------

NET CASH PROVIDED
    BY FINANCING ACTIVITIES                                                            715,891
                                                           ---------                 ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                                 53,573                       138

CASH AND CASH EQUIVALENTS,
    beginning of period                                          138
                                                           ---------                 ---------

CASH AND CASH EQUIVALENTS,
    end of period                                          $  53,711                 $     138
                                                           =========                 =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on April 10, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $34,107 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,188,014 and $1,346,147 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 98 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:

     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".

     o To fund the initial start-up and working capital requirements of the Company.

     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.

     o To provide for sales commission associated with the sale of Company membership interest to Members.

     o    To  provide  for  legal  and  consulting   fees  associated  with  the
          organization of the Company.

     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-22

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001



NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.8%. These syndication costs reduced capital by $289,110. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-23





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001













                                             Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23





                                    CONTENTS
                                    --------


                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENT OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

March 1, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-23
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-23 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from June 27, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-23 as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from June 27, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                   $    739
    Investments                                             668,309
                                                           --------

        TOTAL ASSETS                                       $669,048
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                           $  4,695
                                                           --------

TOTAL CURRENT LIABILITIES                                     4,695

MEMBERS' EQUITY                                             664,353
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $669,048
                                                           ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                                     From June 27,
                                            For the year ended       2001 (inception) to
                                            December 31, 2002        December 31, 2001
                                            -----------------        -----------------


REVENUES                                         $                        $

EXPENSES
    General and administrative                       4,879                       12
    Impairment loss on
           life insurance policies                   1,566
                                                 ---------                ---------
                                                     6,445                       12

NET LOSS                                            (6,445)                     (12)

MEMBERS' EQUITY,
    beginning of period                            670,798

Members' equity contributions,
    net of syndication costs                                                670,810
                                                 ---------                ---------

MEMBERS' EQUITY,
    end of period                                $ 664,353                $ 670,798
                                                 =========                =========



                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                            STATEMENTS OF CASH FLOWS



                                                                                   From June 27,
                                                       For the year ended       2001 (inception) to
                                                       December 31, 2002        December 31, 2001
                                                       -----------------        -----------------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net loss                                            $  (6,445)                $     (12)
       Adjustments to reconcile net
          loss to net cash used by
          operating activities:
              Impairment loss on
                   life insurance policies                     1,566
              Change in due to LLC's                           4,695
                                                           ---------                 ---------

NET CASH USED
    BY OPERATING ACTIVITIES                                     (184)                      (12)
                                                           ---------                 ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies                                           (669,875)
                                                           ---------                 ---------

NET CASH USED
    BY INVESTING ACTIVITIES                                                           (669,875)
                                                           ---------                 ---------

CASH FLOWS FROM
    FINANCING ACTIVITIES
       Members' contributed equity,
          net of syndication costs                                                     670,810
                                                           ---------                 ---------

NET CASH PROVIDED
    BY FINANCING ACTIVITIES                                                            670,810
                                                           ---------                 ---------

NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS                                   (184)                      923

CASH AND CASH EQUIVALENTS,
    beginning of period                                          923
                                                           ---------                 ---------

CASH AND CASH EQUIVALENTS,
    end of period                                          $     739                 $     923
                                                           =========                 =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 27, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $1,566 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,956,814 as of December 31, 2002 and 2001. Life expectancies of the insured at the time the policies were purchased were between 70.5 and 88 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 24 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-23

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 30.8%. These syndication costs reduced capital by $299,190. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-24





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
              FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001













                                            Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24





                                    CONTENTS
                                    --------


                                                                  PAGE
                                                                  ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENT OF FINANCIAL CONDITION                                2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

March 1, 2002




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-24
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-24 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from August 24, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-24 as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from August 24, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002






        ASSETS

CURRENT ASSETS
    Cash                                                        $ 30,072
    Investments                                                  553,879
    Due from LLC's                                                50,305
                                                                --------

        TOTAL ASSETS                                            $634,256
                                                                ========


        LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                                 $634,256
                                                                --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                   $634,256
                                                                ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                                                From August 24,
                                               For the year ended             2001 (inception) to
                                               December 31, 2002              December 31, 2001
                                               -----------------              -----------------

REVENUES                                           $                             $

EXPENSES
    General and administrative                         4,695
    Impairment loss on
        life insurance policies                       49,254
                                                   ---------                     ---------
                                                                                    53,949

NET LOSS                                             (53,949)

MEMBERS' EQUITY,
    beginning of period                              688,205

Members' equity contributions,
    net of syndication costs                                                       688,205
                                                   ---------                     ---------

MEMBERS' EQUITY,
    end of period                                  $ 634,256                     $ 688,205
                                                   =========                     =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                            STATEMENTS OF CASH FLOWS



                                                                                         From August 24,
                                                               For the year ended      2001 (inception) to
                                                               December 31, 2002       December 31, 2001
                                                               -----------------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                       $ (53,949)               $
    Adjustments to reconcile net loss to net
       cash used by operating activities:
          Impairment loss on life insurance policies                  49,254
          Change in due from LLC's                                     4,695                  (55,000)
                                                                   ---------                ---------

NET CASH USED BY OPERATING ACTIVITIES                                                         (55,000)
                                                                   ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                            (135,701)                (497,432)
    Proceeds from sale of life insurance policy                       30,000
                                                                   ---------                ---------

NET CASH USED BY INVESTING ACTIVITIES                               (105,701)                (497,432)
                                                                   ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                                                               688,205
                                                                   ---------                ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                                     688,205
                                                                   ---------                ---------

NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS                                       (105,701)                 135,773

CASH AND CASH EQUIVALENTS,
    beginning of period                                              135,773
                                                                   ---------                ---------

CASH AND CASH EQUIVALENTS,
    end of period                                                  $  30,072                $ 135,773
                                                                   =========                =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 24, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 and 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $49,254 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,891,613 and $1,211,247 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 88 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-24

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM AUGUST 24, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 31.2%. These syndication costs reduced capital by $311,795. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-25





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
             FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001













                                            Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

March 1, 2003


TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-25
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-25 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from November 2, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-25 as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from November 2, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                    $ 47,532
    Investments                                              499,039
    Due from LLC's                                            15,305
                                                            --------

        TOTAL ASSETS                                        $561,876
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                             $561,876
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $561,876
                                                            ========




                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY


                                                              For the year          November 2, 2001
                                                                 ended               (inception) to
                                                              December 31,             December 31,
                                                                 2002                      2001
                                                           ------------------       -----------------

REVENUES
    Loss on sale or maturity
        of life insurance policies                             $  (2,461)                 $

EXPENSES
    General and administrative                                     4,972                         24
    Impairment loss on life insurance policies                   137,708
                                                               ---------                  ---------
                                                                 142,680                         24

NET LOSS                                                        (145,141)                       (24)

MEMBERS' EQUITY,
    beginning of period                                          707,017

Members' equity contributions,
    net of syndication costs                                                                707,041
                                                               ---------                  ---------

MEMBERS' EQUITY,
    end of period                                              $ 561,876                  $ 707,017
                                                               =========                  =========



                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                            STATEMENTS OF CASH FLOWS



                                                                      For the year             November 2, 2001
                                                                          ended                 (inception) to
                                                                      December 31,               December 31,
                                                                          2002                        2001
                                                                  --------------------      -----------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                                $(145,141)              $     (24)
    Adjustments to reconcile net loss to net cash
        (used) provided by operating activities: Loss on sale or maturity
               of life insurance policies                                       2,461
           Impairment loss on life insurance policies                         137,708
           Net change in due from LLC's                                       (15,305)
           Net change in accounts payable                                     (22,409)                 22,409
                                                                            ---------               ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                                                   (42,686)                 22,385
                                                                            ---------               ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                                     (483,000)               (204,720)
    Proceeds from sale or maturity
        of life insurance policies                                             48,512
                                                                            ---------               ---------

NET CASH USED BY INVESTING ACTIVITIES                                        (434,488)               (204,720)
                                                                            ---------               ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
        net of syndication costs                                                                      707,041
                                                                            ---------               ---------

NET CASH PROVIDED BY FINANCING
    ACTIVITIES                                                                                        707,041
                                                                            ---------               ---------

NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS                                                (477,174)                524,706

CASH AND CASH EQUIVALENTS,
    beginning of period                                                       524,706
                                                                            ---------               ---------

CASH AND CASH EQUIVALENTS,
    end of period                                                           $  47,532               $ 524,706
                                                                            =========               =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on November 2, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $137,708 has been recognized in these financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,437,854 and $1,516,891 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 88 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-25

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM NOVEMBER 2, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.3%. These syndication costs reduced capital by $292,959. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - HY-26





                               REPORT ON AUDIT OF
                              FINANCIAL STATEMENTS




                               FOR THE PERIOD FROM
                JANUARY 9, 2002 (INCEPTION) TO DECEMBER 31, 2002












                                             Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENT OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENT OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                        5

March 1, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - HY-26
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - HY-26 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the period from January 9, 2002 (inception) to December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - HY-26 as of December 31, 2002 and the results of its operations and its cash flows for the period from January 9, 2002 (inception) to December 31, 2002 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                  $ 30,444
    Investments                                            530,376
    Due from LLC's                                          65,324
                                                          --------

        TOTAL ASSETS                                      $626,144
                                                          ========


        LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                           $626,144
                                                          --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $626,144
                                                          ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                     STATEMENT OF INCOME AND MEMBERS' EQUITY
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO DECEMBER 31, 2002







REVENUES
    Loss on sale or maturity
        of life insurance policies                        $  (2,150)

EXPENSES
    General and administrative                                4,778
    Impairment loss on life insurance policies               87,228
                                                          ---------
                                                             92,006

NET LOSS                                                    (94,156)

MEMBERS' EQUITY,
    beginning of period

Members' equity contributions, net of syndication costs     720,300
                                                          ---------

MEMBERS' EQUITY,
    end of period                                         $ 626,144
                                                          =========




                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                             STATEMENT OF CASH FLOWS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO DECEMBER 31, 2002




CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                $ (94,156)
    Adjustments to reconcile net loss to
        net cash used by operating activities:
           Loss on sale or maturity
               of life insurance policies                       2,150
           Impairment loss on life insurance policies          87,228
           Net change in due from LLC's                       (65,324)
                                                            ---------

NET CASH USED BY OPERATING ACTIVITIES                         (70,102)
                                                            ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                     (645,213)
    Proceeds from sale or maturity
        of life insurance policies                             25,459
                                                            ---------

NET CASH USED BY INVESTING ACTIVITIES                        (619,754)
                                                            ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity, net of syndication costs     720,300
                                                            ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                     720,300
                                                            ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                      30,444

CASH AND CASH EQUIVALENTS,
    beginning of period
                                                            ---------

CASH AND CASH EQUIVALENTS,
    end of period                                           $  30,444
                                                            =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO DECEMBER 31, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on January 9, 2002. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO DECEMBER 31, 2002


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $87,228 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,513,259 as of December 31, 2002. Life expectancies of the insured at the time the policies were purchased were between 55 and 88 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - HY-26

                          NOTES TO FINANCIAL STATEMENTS
      FOR THE PERIOD FROM JANUARY 9, 2002 (INCEPTION) TO DECEMBER 31, 2002

NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 28.3%. These syndication costs reduced capital by $284,700. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                           VIATICAL FUNDING, LLC - IN





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                           VIATICAL FUNDING, LLC - IN





                                    CONTENTS
                                    --------


                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENT OF FINANCIAL CONDITION                                    2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                           VIATICAL FUNDING, LLC - IN

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                     $  2,375
    Investments                                               137,602
                                                             --------

        TOTAL ASSETS                                         $139,977
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                         $  1,222
    Due to LLC's                                                4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       5,917

MEMBERS' EQUITY                                               134,060
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $139,977
                                                             ========

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - IN

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                               2002         2001
                                             ---------    ---------

REVENUES
    Gain on sale or maturity of
        life insurance policies              $            $   3,094

EXPENSES
    General and administrative                   6,358        4,860
    Impairment loss on
        life insurance policies                412,582
                                             ---------    ---------
                                               418,940        4,860

NET LOSS                                      (418,940)      (1,766)

MEMBERS' EQUITY,
    beginning of period                        553,000      613,866

Distributions to members                                    (59,100)
                                             ---------    ---------

MEMBERS' EQUITY,
    end of period                            $ 134,060    $ 553,000
                                             =========    =========

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - IN

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                      2002         2001
                                                   ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                       $(418,940)   $  (1,766)
    Adjustments to reconcile net loss
       to net cash used by operating activities:
          Gain on sale or maturity of
               life insurance policies                             (3,094)
          Impairment loss on
               life insurance policies               412,582
          Change in accounts payable                                1,222
          Change in due to LLC's                       4,695
                                                   ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                 (1,663)      (3,638)
                                                   ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies                                  22,094
                                                   ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES                          22,094
                                                   ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to members                                      (59,100)
                                                   ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                             (59,100)
                                                   ---------    ---------

NET DECREASE IN
    CASH AND CASH EQUIVALENTS                         (1,663)     (40,644)

CASH AND CASH EQUIVALENTS,
    beginning of period                                4,038       44,682
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                    $   2,375    $   4,038
                                                   =========    =========


                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 28, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which has been extended.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $412,582 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,222,371 as of December 31, 2002 and 2001. Life expectancies of the insured at the time the policies were purchased were between 22 and 72 months.

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value and beneficial interests of $137,528 and $1,222,371 as of December 31, 2002. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $200,738. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or two years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                           VIATICAL FUNDING, LLC - IN

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - IN-15





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                              Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15





                                    CONTENTS
                                    --------


                                                                    PAGE
                                                                    ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                          1

    STATEMENT OF FINANCIAL CONDITION                                  2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                          3

    STATEMENTS OF CASH FLOWS                                          4

    NOTES TO FINANCIAL STATEMENTS                                     5

March 10, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IN-15
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IN-15 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IN-15 as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                      $143,083
    Investments                                                508,044
                                                              --------

        TOTAL ASSETS                                          $651,127
                                                              ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                              $  4,695
                                                              --------

TOTAL CURRENT LIABILITIES                                        4,695

MEMBERS' EQUITY                                                646,432
                                                              --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                 $651,127
                                                              ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,



                                                      2002         2001
                                                   ---------    ---------

REVENUES
    Gain from sale or maturity
        of life insurance policies                 $  29,597    $  10,306

EXPENSES
    General and administrative                         5,534           22
    Impairment loss on
        life insurance policies                       11,778
                                                   ---------    ---------
                                                      17,312           22

NET INCOME                                            12,285       10,284

MEMBERS' EQUITY,
    beginning of period                              714,585      561,332

Members' equity contributions,
    net of syndication costs                                      265,265

Distributions to members                             (80,438)    (122,296)
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 646,432    $ 714,585
                                                   =========    =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                   2002         2001
                                                ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                  $  12,285    $  10,284
    Adjustments to reconcile net income to
       net cash used by operating activities:
          Gain on sale or maturity
              of life insurance policies          (29,597)     (10,306)
          Impairment loss on
              life insurance policies              11,778
          Change in due to LLC's                    4,695
                                                ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                (839)         (22)
                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies          (43,831)    (375,095)
    Proceeds from sale or maturity
       of life insurance policies                 268,123      120,418
                                                ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                       224,292     (254,677)
                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                                265,265
    Distributions to members                      (80,438)    (122,296)
                                                ---------    ---------

NET CASH (USED) PROVIDED
    BY FINANCING ACTIVITIES                       (80,438)     142,969
                                                ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                     143,015     (111,730)

CASH AND CASH EQUIVALENTS,
    beginning of period                                68      111,798
                                                ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                 $ 143,083    $      68
                                                =========    =========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 1, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original five-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $11,778 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,106,633 and $1,641,997 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time of policy purchases were between 45 and 175 months.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-15

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 15.2%. These syndication costs reduced capital by $148,393. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - IN-16





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD
             FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001













                                            Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16





                                    CONTENTS
                                    --------


                                                                  PAGE
                                                                  ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENT OF FINANCIAL CONDITION                                2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

March 10, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IN-16
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IN-16 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from January 17, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IN-16 as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from January 17, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                    $114,107
    Investments                                              796,370
    Due from LLC's                                            16,605
                                                            --------

        TOTAL ASSETS                                        $927,082
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

MEMBERS' EQUITY                                             $927,082
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $927,082
                                                            ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                                             From January 17,
                                               For the year ended            2001 (inception) to
                                                December 31, 2002             December 31, 2001
                                               -----------------             -----------------

REVENUES
    Gain on sale or maturity
        of life insurance policies                 $    10,154                  $     5,760

EXPENSES
    General and administrative                           6,242                           30
    Impairment loss on
        life insurance policies                         82,839
                                                   -----------                  -----------
                                                        89,081                           30

NET (LOSS) INCOME                                      (78,927)                       5,730

MEMBERS' EQUITY,
    beginning of period                              1,120,959

Members' equity contributions,
    net of syndication costs                                                      1,229,975

Distributions to members                              (114,950)                    (114,746)
                                                   -----------                  -----------

MEMBERS' EQUITY,
    end of period                                  $   927,082                  $ 1,120,959
                                                   ===========                  ===========



                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                            STATEMENTS OF CASH FLOWS

                                                                    For the              From January 17,
                                                                    year ended           2001 (inception) to
                                                                 December 31, 2002       December 31, 2001
                                                                 -----------------       -----------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                               $   (78,927)            $     5,730
    Adjustments to reconcile net (loss) income to
       net cash provided (used) by operating activities:
          Gain on sale or maturity
              of life insurance policies                                (10,154)                 (5,760)
          Impairment loss on
              life insurance policies                                    82,839
          Change in due from LLC's                                       34,695                 (51,300)
                                                                    -----------             -----------

NET CASH PROVIDED (USED)
    BY OPERATING ACTIVITIES                                              28,453                 (51,330)
                                                                    -----------             -----------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                                                     (1,104,038)
    Proceeds from sale or maturity
       of life insurance policies                                       199,868                  40,875
                                                                    -----------             -----------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                                             199,868              (1,063,163)
                                                                    -----------             -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                                                               1,229,975
    Distributions to members                                           (114,950)               (114,746)
                                                                    -----------             -----------

NET CASH (USED) PROVIDED
    BY FINANCING ACTIVITIES                                            (114,950)              1,115,229
                                                                    -----------             -----------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                                           113,371                     736

CASH AND CASH EQUIVALENTS,
    beginning of period                                                     736
                                                                    -----------             -----------

CASH AND CASH EQUIVALENTS,
    end of period                                                   $   114,107             $       736
                                                                    ===========             ===========


                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on January 17, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original five-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due from LLC's
--------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $82,839 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,705,119 and $2,056,312 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 45 and 175 months.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-16

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
        THE PERIOD FROM JANUARY 17, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 32 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 15.8%. These syndication costs reduced capital by $230,025. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                            ENTERPRISES, LLC - IN-17





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




               FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001












                                           Bobbitt, Pittenger & Company, P.A.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17





                                    CONTENTS
                                    --------


                                                                       PAGE
                                                                       ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

March 10, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IN-17
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IN-17 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from June 27, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IN-17 as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from June 27, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                  $ 21,523
    Investments                                            294,141
    Annuity receivable                                     451,319
                                                          --------

        TOTAL ASSETS                                      $766,983
                                                          ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                          $  4,695
                                                          --------

TOTAL CURRENT LIABILITIES                                    4,695

MEMBERS' EQUITY                                            762,288
                                                          --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $766,983
                                                          ========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                     For the               From June 27,
                                                    year ended           2001 (inception) to
                                                 December 31, 2002       December 31, 2001
                                                 -----------------       -----------------
REVENUES
    Interest income                                $  13,861                  $
    Loss on sale or maturity
        of life insurance policies                    (9,803)
                                                   ---------                  ---------
                                                       4,058

EXPENSES
    General and administrative                         5,816                     14,857
    Impairment loss on
        life insurance policies                        1,659
                                                   ---------                  ---------
                                                                                  7,475

NET LOSS                                              (3,417)                   (14,857)

MEMBERS' EQUITY,
    beginning of period                              870,068

Members' equity contributions,
    net of syndication costs                                                    884,925

Distributions                                       (104,363)
                                                   ---------                  ---------

MEMBERS' EQUITY,
    end of period                                  $ 762,288                  $ 870,068
                                                   =========                  =========

                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                            STATEMENTS OF CASH FLOWS


                                                                      For the             From June 27,
                                                                     year ended         2001 (inception) to
                                                                 December 31, 2002      December 31, 2001
                                                                 -----------------      -----------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                         $  (3,417)             $ (14,857)
    Adjustments to reconcile net loss to
       net cash (used) provided by operating activities:
          Loss on sale or maturity
              of life insurance policies                                 9,803
          Impairment loss on
              life insurance policies                                    1,659
          Change in accounts payable                                  (220,000)               220,000
          Change in due to LLC's                                         4,695
                                                                     ---------              ---------

NET CASH (USED) PROVIDED
    BY OPERATING ACTIVITIES                                           (207,260)               205,143
                                                                     ---------              ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                                                     (461,800)
    Proceeds from sale or maturity
       of life insurance policies                                      156,197
    Purchase of annuity receivable                                    (534,238)
    Proceeds from annuity receivable                                    82,919
                                                                     ---------              ---------

NET CASH USED BY INVESTING ACTIVITIES                                 (295,122)              (461,800)
                                                                     ---------              ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
       net of syndication costs                                        200,000                684,925
    Distributions                                                     (104,363)
                                                                     ---------              ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                               95,637                684,925
                                                                     ---------              ---------

NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS                                         (406,745)               428,268

CASH AND CASH EQUIVALENTS,
    beginning of period                                                428,268
                                                                     ---------              ---------

CASH AND CASH EQUIVALENTS,
    end of year                                                      $  21,523              $ 428,268
                                                                     =========              =========




                       See notes to financial statements.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 27, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original five-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note E.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $1,659 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $858,296 and $1,196,080 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 60 and 88 months.

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE C - ANNUITY RECEIVABLE

The Company purchased a single premium immediate income annuity January 30, 2002. The monthly payments of $9,678 began March 1, 2002 and end February 1, 2007. The monthly payments are guaranteed for the sixty month period.

NOTE D - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 23 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 15.9%. These syndication costs reduced capital by $164,920. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IN-17

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM JUNE 27, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE E - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - IN-II





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-II





                                    CONTENTS
                                    --------


                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENT OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-II
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- II as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-II as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-II

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                   $  1,000
    Investments                                             138,151
                                                           --------

        TOTAL ASSETS                                       $139,151
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                           $  4,695
                                                           --------

TOTAL CURRENT LIABILITIES                                     4,695

MEMBERS' EQUITY                                             134,456
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $139,151
                                                           ========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-II

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,






                                                   2002         2001
                                                ---------    ---------

REVENUES
    Gain on sale or maturity of
        life insurance policies                 $  14,447    $  23,165

EXPENSES
    General and administrative                      5,826        3,416
    Impairment loss on life
        insurance policies                        318,224
                                                ---------    ---------
                                                  324,050        3,416

NET (LOSS) INCOME                                (309,603)      19,749

MEMBERS' EQUITY,
    beginning of period                           526,918      628,369

Distributions                                     (82,859)    (121,200)
                                                ---------    ---------

MEMBERS' EQUITY,
    end of period                               $ 134,456    $ 526,918
                                                =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-II

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
       Net (loss) income                        $(309,603)   $  19,749
       Adjustments to reconcile net (loss)
          income to net cash used by
          operating activities:
              Gain on sale or maturity
                   of life insurance policies     (14,447)     (23,165)
              Impairment loss on life
                 insurance policies               318,224
              Change in accounts payable           (4,565)         410
              Change in due to LLC's                4,695
                                                ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES              (5,696)      (3,006)
                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from sale or maturity
          of life insurance policies               89,262      124,195
                                                ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES          89,262      124,195
                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
       Distributions to members                   (82,859)    (121,200)
                                                ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES             (82,859)    (121,200)
                                                ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                         707          (11)

CASH AND CASH EQUIVALENTS,
    beginning of period                               293          304
                                                ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                               $   1,000    $     293
                                                =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on December 29, 1998. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term. The term was extended for an additional two year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $318,224 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $985,936 and $1,143,323 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 18 and 60 months.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $102,068 and $36,064, respectively. The beneficial interests in these policies are $912,197 and $73,739, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $206,040. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

                          VIATICAL FUNDING, LLC - IN-II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - IN-III





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                           Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - IN-III





                                    CONTENTS
                                    --------


                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENT OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-III
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- III as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-III as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-III

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                     $ 31,696
    Investments                                               270,040
                                                             --------

        TOTAL ASSETS                                         $301,736
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                             $  4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       4,695

MEMBERS' EQUITY                                               297,041
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $301,736
                                                             ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-III

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002         2001
                                                    ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                  $  20,485    $  22,876

EXPENSES
    General and administrative                          5,838        3,527
    Impairment loss on
        life insurance policies                       179,918
                                                    ---------    ---------
                                                      185,756        3,527

NET (LOSS) INCOME                                    (165,271)      19,349

MEMBERS' EQUITY,
    beginning of period                               552,312      652,963

Distributions                                         (90,000)    (120,000)
                                                    ---------    ---------

MEMBERS' EQUITY,
    end of period                                   $ 297,041    $ 552,312
                                                    =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-III

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                              2002         2001
                                            ---------    ---------


CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                       $(165,271)   $  19,349
    Adjustments to reconcile net (loss)
       income to net cash used by
       operating activities:
          Gain on sale or maturity of
               life insurance policies        (20,485)     (22,876)
          Impairment loss on
              Life insurance policies         179,918
          Change in accounts payable             (228)         229
          Change in due to LLC's                4,695
                                            ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES          (1,371)      (3,298)
                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
        of life insurance policies            122,972      123,110
                                            ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES     122,972      123,110
                                            ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                             (90,000)    (120,000)
                                            ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES         (90,000)    (120,000)
                                            ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                  31,601         (188)

CASH AND CASH EQUIVALENTS,
    beginning of period                            95          283
                                            ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                           $  31,696    $      95
                                            =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on March 26, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which was extended for an additional two-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $179,918 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $796,798 and $1,030,854 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 72 months.

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $50,129 and $40,169, respectively. The beneficial interest in these policies are $377,370 and $63,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 21.2%. These syndication costs reduced capital by $211,902. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                         VIATICAL FUNDING, LLC - IN-III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - IN-IV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-IV





                                    CONTENTS
                                    --------


                                                                    PAGE
                                                                    ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                          1

    STATEMENT OF FINANCIAL CONDITION                                  2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                          3

    STATEMENTS OF CASH FLOWS                                          4

    NOTES TO FINANCIAL STATEMENTS                                     5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-IV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- IV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-IV as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-IV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                  $ 43,285
    Investments                                            317,809
                                                          --------

        TOTAL ASSETS                                      $361,094
                                                          ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                      $     84
    Due to LLC's                                             4,695
                                                          --------

TOTAL CURRENT LIABILITIES                                    4,779

MEMBERS' EQUITY                                            356,315
                                                          --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $361,094
                                                          ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                  ---------    ---------


REVENUES
    Gain on sale or maturity
        of life insurance policies                $   5,260    $  29,280

EXPENSES
    General and administrative                        6,673        2,561
    Impairment loss on
        life insurance policies                     163,028
                                                  ---------    ---------
                                                    169,701        2,561

NET (LOSS) INCOME                                  (164,441)      26,719

MEMBERS' EQUITY,
    beginning of period                             610,756      704,037

Distributions                                       (90,000)    (120,000)
                                                  ---------    ---------

MEMBERS' EQUITY,
    end of period                                 $ 356,315    $ 610,756
                                                  =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                         2002         2001
                                                      ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                 $(164,441)   $  26,719
    Adjustments to reconcile net (loss)
       income to net cash used
       by operating activities:
          Gain on sale or maturity
              of life insurance policies                 (5,260)     (29,280)
          Impairment loss on
              life insurance policies                   163,028
          Change in accounts payable                       (140)         140
          Change in due to LLC's                          4,695
                                                      ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                    (2,118)      (2,421)
                                                      ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                (19,100)        (999)
    Proceeds from sale or maturity
       of life insurance policies                       153,396      124,325
                                                      ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES               134,296      123,326
                                                      ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                                       (90,000)    (120,000)
                                                      ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                   (90,000)    (120,000)
                                                      ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                            42,178          905

CASH AND CASH EQUIVALENTS,
    beginning of period                                   1,107          202
                                                      ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                       $  43,285    $   1,107
                                                      =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on March 26, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which was extended for an additional six months.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $163,028 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,117,225 and $1,402,197 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 98 months.

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $15,113 and $59,760, respectively. The beneficial interest in these policies are $120,771 and $113,000, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 20%. These syndication costs reduced capital by $200,054. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                          VIATICAL FUNDING, LLC - IN-IV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2001 AND 2000

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - IN-IX





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-IX





                                    CONTENTS
                                    --------


                                                                    PAGE
                                                                    ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                          1

    STATEMENT OF FINANCIAL CONDITION                                  2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                          3

    STATEMENTS OF CASH FLOWS                                          4

    NOTES TO FINANCIAL STATEMENTS                                     5

March 10, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-IX
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- IX as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-IX as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-IX

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                   $158,868
    Investments                                             393,909
                                                           --------

        TOTAL ASSETS                                       $552,777
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                           $  4,695
                                                           --------

TOTAL CURRENT LIABILITIES                                     4,695

MEMBERS' EQUITY                                             548,082
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $552,777
                                                           ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IX

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                      2002         2001
                                                   ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                 $  79,956    $  30,455

EXPENSES
    General and administrative                         6,421        4,010
    Impairment loss on
        life insurance policies                       62,342
                                                   ---------    ---------
                                                      68,763        4,010

NET INCOME                                            11,193       26,445

MEMBERS' EQUITY,
    beginning of period                              619,389      702,944

Distributions                                        (82,500)    (110,000)
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 548,082    $ 619,389
                                                   =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IX

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                   ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                     $  11,193    $  26,445
    Adjustments to reconcile net
       income to net cash used
       by operating activities:
          Gain on sale or maturity
              of life insurance policies             (79,956)     (30,455)
          Impairment loss on
              life insurance policies                 62,342
          Change in due to LLC's                       4,695
                                                   ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                 (1,726)      (4,010)
                                                   ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies            (137,476)
    Proceeds from sale or maturity
       of life insurance policies                    379,181      115,295
                                                   ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES            241,705      115,295
                                                   ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                                    (82,500)    (110,000)
                                                   ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                (82,500)    (110,000)
                                                   ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                        157,479        1,285

CASH AND CASH EQUIVALENTS,
    beginning of period                                1,389          104
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                    $ 158,868    $   1,389
                                                   =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 18, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original three-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $62,342 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $870,938 and $1,607,851 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 9 and 145 months.

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $8,451 and $32,666, respectively. The beneficial interests in these policies are $47,591 and $50,000, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 17.9%. These syndication costs reduced capital by $179,043. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or three years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                          VIATICAL FUNDING, LLC - IN-IX

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - IN-V





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                           Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-V





                                    CONTENTS
                                    --------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENT OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-V
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- V as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-V as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-V

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                   $127,143
    Investments                                             362,506
                                                           --------

        TOTAL ASSETS                                       $489,649
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                           $  4,695
                                                           --------

TOTAL CURRENT LIABILITIES                                     4,695

MEMBERS' EQUITY                                             484,954
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $489,649
                                                           ========




                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-V

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                 2002         2001
                                              ---------    ---------

REVENUES
    Gain on sale or maturity
        of insurance policies                 $  76,296    $  30,311

EXPENSES
    General and administrative                    5,674        3,503
    Impairment loss on
        life insurance policies                  51,935
                                              ---------    ---------
                                                 57,609        3,503

NET INCOME                                       18,687       26,808

MEMBERS' EQUITY,
    beginning of period                         554,017      644,209

Distributions to members                        (87,750)    (117,000)
                                              ---------    ---------

MEMBERS' EQUITY,
    end of period                             $ 484,954    $ 554,017
                                              =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-V

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net income                                  $  18,687    $  26,808
    Adjustments to reconcile net income to
       net cash used by operating activities:
          Gain on sale or maturity
              of life insurance policies          (76,296)     (30,311)
          Impairment loss on
              life insurance policies              51,935
          Change in accounts payable               (5,000)
          Change in due to LLC's                    4,695
                                                ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES              (5,979)      (3,503)
                                                ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies         (186,910)     (11,099)
    Proceeds from sale or maturity
       of life insurance policies                 407,191      119,500
                                                ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES         220,281      108,401
                                                ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to members                      (87,750)    (117,000)
                                                ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES             (87,750)    (117,000)
                                                ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                     126,552      (12,102)

CASH AND CASH EQUIVALENTS,
    beginning of period                               591       12,693
                                                ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                 $ 127,143    $     591
                                                =========    =========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on April 5, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which was extended for an additional two years.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $51,935 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $890,681 and $1,327,228 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 0 and 175 months.

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $4,133 and $59,760, respectively. The beneficial interests in these policies are $29,970 and $113,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $198,900. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or two years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                          VIATICAL FUNDING, LLC - IN-V

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - IN-VI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001








                                            Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-VI





                                    CONTENTS
                                    --------


                                                                        AGE
                                                                        ---

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                             1

    STATEMENT OF FINANCIAL CONDITION                                     2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                             3

    STATEMENTS OF CASH FLOWS                                             4

    NOTES TO FINANCIAL STATEMENTS                                        5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-VI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- VI as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-VI as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-VI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                   $ 66,327
    Investments                                             254,359
                                                           --------

        TOTAL ASSETS                                       $320,686
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                           $  4,695
                                                           --------

TOTAL CURRENT LIABILITIES                                     4,695

MEMBERS' EQUITY                                             315,991
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $320,686
                                                           ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-VI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                    2002         2001
                                                 ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies               $  76,028    $  31,857

EXPENSES
    General and administrative                       5,869        3,033
    Impairment loss on
        life insurance policies                    181,008
                                                 ---------    ---------
                                                   186,877        3,033

NET (LOSS) INCOME                                 (110,849)      28,824

MEMBERS' EQUITY,
    beginning of period                            516,390      606,966

Distributions                                      (89,550)    (119,400)
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 315,991    $ 516,390
                                                 =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-VI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                                 2002         2001
                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                         $(110,849)   $  28,824
    Adjustments to reconcile net (loss) income
       to net cash provided (used) by operating activities:
          Gain on sale or maturity of
              life insurance policies                           (76,028)     (31,857)
          Impairment loss on
              life insurance policies                           181,008
          Change in due to/from LLC                               6,695
                                                              ---------    ---------

NET CASH PROVIDED (USED)
    BY OPERATING ACTIVITIES                                         826       (3,033)
                                                              ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                       (126,399)      (3,500)
    Proceeds from sale or maturity
       of life insurance policies                               280,971      126,187
                                                              ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES                       154,572      122,687
                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                                               (89,550)    (119,400)
                                                              ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                           (89,550)    (119,400)
                                                              ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                                    65,848          254

CASH AND CASH EQUIVALENTS,
    beginning of period                                             479          225
                                                              ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                             $  66,327    $     479
                                                              =========    =========



                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on May 7, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term. The term was extended for an additional two-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to/from LLC's
-----------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These assets will be included in the asset purchase agreement discussed in Note D.

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $181,008 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,089,852 and $1,429,924 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 10 and 175 months.

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Legacy policies with a book value of $31,699 and $50,000, respectively.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital  Contributions  of the members  were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $202,980. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

                          VIATICAL FUNDING, LLC - IN-VI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - IN-VII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001












                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - IN-VII





                                    CONTENTS
                                    --------


                                                                 PAGE
                                                                 ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                       1

    STATEMENT OF FINANCIAL CONDITION                               2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                       3

    STATEMENTS OF CASH FLOWS                                       4

    NOTES TO FINANCIAL STATEMENTS                                  5

March 10, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-VII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- VII as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-VII as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-VII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                    $ 54,179
    Investments                                              215,421
                                                            --------

        TOTAL ASSETS                                        $269,600
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                            $  4,695
                                                            --------

TOTAL CURRENT LIABILITIES                                      4,695

MEMBERS' EQUITY                                              264,905
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $269,600
                                                            ========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                 ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies               $  71,521    $  27,867

EXPENSES
    General and administrative                       5,798        5,382
    Impairment loss on
        life insurance policies                    230,899
                                                 ---------    ---------
                                                   236,697        5,382

NET (LOSS) INCOME                                 (165,176)      22,485

MEMBERS' EQUITY,
    beginning of period                            520,081      617,596

Distributions                                      (90,000)    (120,000)
                                                 ---------    ---------

MEMBERS' EQUITY,
    end of period                                $ 264,905    $ 520,081
                                                 =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                       2002         2001
                                                    ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                               $(165,176)   $  22,485
    Adjustments to reconcile net (loss)
       income to net cash used
       by operating activities:
          Gain on sale or maturity
              of life insurance policies              (71,521)     (27,867)
          Impairment loss on
              life insurance policies                 230,899
          Change in due to LLC's                         (305)
                                                    ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                  (6,103)      (5,382)
                                                    ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies              (72,560)
    Proceeds from sale or maturity
       of life insurance policies                     222,508      124,400
                                                    ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES             149,948      124,400
                                                    ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                                     (90,000)    (120,000)
                                                    ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                 (90,000)    (120,000)
                                                    ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                          53,845         (982)

CASH AND CASH EQUIVALENTS,
    beginning of period                                   334        1,316
                                                    ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                     $  54,179    $     334
                                                    =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 18, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original two-year term, which was extended for an additional two years.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $230,899 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $805,088 and $1,109,670 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 10 and 145 months.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $63,940 and $40,169, respectively. The beneficial interests in these policies are $471,800 and $63,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 20.5%. These syndication costs reduced capital by $205,003. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

                         VIATICAL FUNDING, LLC - IN-VII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or two years plus two months from the date of inception, which was extended for an additional two years
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - IN-VIII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - IN-VIII





                                    CONTENTS
                                    --------


                                                                         PAGE
                                                                         ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                               1

    STATEMENT OF FINANCIAL CONDITION                                       2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                               3

    STATEMENTS OF CASH FLOWS                                               4

    NOTES TO FINANCIAL STATEMENTS                                          5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-VIII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- VIII as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-VIII as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-VIII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                      $165,172
    Investments                                                208,577
                                                              --------

        TOTAL ASSETS                                          $373,749
                                                              ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                              $  4,695
                                                              --------

TOTAL CURRENT LIABILITIES                                        4,695

MEMBERS' EQUITY                                                369,054
                                                              --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                 $373,749
                                                              ========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VIII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                2002         2001
                                              ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies            $   7,671    $  31,127

EXPENSES
    General and administrative                    5,544        3,025
    Impairment loss on
        life insurance policies                  90,520
                                              ---------    ---------
                                                 96,064        3,025

NET (LOSS) INCOME                               (88,393)      28,102

MEMBERS' EQUITY,
    beginning of period                         546,997      638,295

Distributions                                   (89,550)    (119,400)
                                              ---------    ---------

MEMBERS' EQUITY,
    end of period                             $ 369,054    $ 546,997
                                              =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VIII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                              2002         2001
                                            ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                       $ (88,393)   $  28,102
    Adjustments to reconcile net (loss)
       income to net cash used by
       operating activities:
          Gain on sale or maturity
              of life insurance policies       (7,671)     (31,127)
          Impairment loss on
              life insurance policies          90,520
          Change in due to LLC's                4,695
                                            ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES            (849)      (3,025)
                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies             255,386      122,310
                                            ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES     255,386      122,310
                                            ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                             (89,550)    (119,400)
                                            ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES         (89,550)    (119,400)
                                            ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                 164,987         (115)

CASH AND CASH EQUIVALENTS,
    beginning of period                           185          300
                                            ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                             $ 165,172    $     185
                                            =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 18, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive a twelve percent annual distribution of their original investment. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $90,520 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $671,617 and $1,252,323 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 145 months.

                         VIATICAL FUNDING, LLC - IN-VIII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 20.4%. These syndication costs reduced capital by $203,158. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                          VIATICAL FUNDING, LLC - IN-XI





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001
















                                            Bobbitt, Pittenger & Company, P.A.

                          VIATICAL FUNDING, LLC - IN-XI





                                    CONTENTS
                                    --------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENT OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-XI
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- XI as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-XI as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                          VIATICAL FUNDING, LLC - IN-XI

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                  $156,616
    Investments                                            111,224
                                                          --------

        TOTAL ASSETS                                      $267,840
                                                          ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                          $  4,695
                                                          --------

TOTAL CURRENT LIABILITIES                                    4,695

MEMBERS' EQUITY                                            263,145
                                                          --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY             $267,840
                                                          ========

                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-XI

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                   2002         2001
                                                ---------    ---------

REVENUES
    Gain on sale or maturity
        of insurance policies                   $  24,263    $  22,157

EXPENSES
    General and administrative                      5,790        3,096
    Impairment loss on
        life insurance policies                   152,330
                                                ---------    ---------
                                                  158,120        3,096

NET (LOSS) INCOME                                (133,857)      19,061

MEMBERS' EQUITY,
    beginning of period                           459,289      523,278

Member distributions                              (62,287)     (83,050)
                                                ---------    ---------

MEMBERS' EQUITY,
    end of period                               $ 263,145    $ 459,289
                                                =========    =========

                          VIATICAL FUNDING, LLC - IN-XI

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                                      2002         2001
                                                                 ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                            $(133,857)   $  19,061
    Adjustments to reconcile net
       (loss) income to net cash used by operating activities:
          Gain on sale or maturity of
              life insurance policies                              (24,263)     (22,157)
          Impairment loss on
              life insurance policies                              152,330
          Change in accounts payable                                  (175)         175
          Change in due to LLC's                                     4,695
                                                                 ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                               (1,270)      (2,921)
                                                                 ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies                                  220,031       85,550
                                                                 ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES                          220,031       85,550
                                                                 ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to members                                       (62,287)     (83,050)
                                                                 ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                              (62,287)     (83,050)
                                                                 ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                      156,474         (421)

CASH AND CASH EQUIVALENTS,
    beginning of period                                                142          563
                                                                 ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                                $ 156,616    $     142
                                                                 =========    =========


                       See notes to financial statements.

                          VIATICAL FUNDING, LLC - IN-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

                                        See notes to financial statements.

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 22, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original three-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                          VIATICAL FUNDING, LLC - IN-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $152,330 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $746,370 and $1,207,706 as of December 31, 2002, and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 52 and 175 months.

                          VIATICAL FUNDING, LLC - IN-XI

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premier Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 17 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 17.1%. These syndication costs reduced capital by $129,105. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or three years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of common stock for each $6.25 total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - IN-XII





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - IN-XII





                                    CONTENTS
                                    --------


                                                                     PAGE
                                                                     ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                           1

    STATEMENT OF FINANCIAL CONDITION                                   2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                           3

    STATEMENTS OF CASH FLOWS                                           4

    NOTES TO FINANCIAL STATEMENTS                                      5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-XII
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- XII as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-XII as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-XII

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                $130,960
    Investments                                          200,767
                                                        --------

TOTAL ASSETS                                            $331,727
                                                        ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                        $  4,695
                                                        --------

           TOTAL CURRENT LIABILITIES                       4,695

MEMBERS' EQUITY                                          327,032
                                                        --------

           TOTAL LIABILITIES AND EQUITY                 $331,727
                                                        ========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XII

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                2002         2001
                                              ---------    ---------

REVENUES
    Gain on sale or maturity
       of insurance policies                  $   6,083    $  16,249

EXPENSES
    General and administrative                    2,722        2,865
    Impairment loss on
       life insurance policies                      357
                                              ---------    ---------
                                                  3,079        2,865

NET INCOME                                        3,004       13,384

MEMBERS' EQUITY,
    beginning of period                         376,416      428,482

    Distributions                               (52,388)     (65,450)
                                              ---------    ---------

MEMBERS' EQUITY,
    end of period                             $ 327,032    $ 376,416
                                              =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XII

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                                2002         2001
                                                              ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
       Net income                                             $   3,004    $  13,384
       Adjustments to reconcile net income to
          net cash provided (used) by operating activities:
              Gain on sale or maturity
                 of life insurance policies                      (6,083)     (16,249)
              Impairment loss on
                 life insurance policies                            357
              Change in accounts payable                           (500)
              Change in due to LLC's                              4,695
                                                              ---------    ---------

NET CASH PROVIDED (USED)
    BY OPERATING ACTIVITIES                                       1,473       (2,865)
                                                              ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                     (39,806)     (15,300)
       Proceeds from sale or maturity
          of life insurance policies                            221,198       69,999
                                                              ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                                     181,392       54,699
                                                              ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
       Distributions to members                                 (52,388)     (65,450)
                                                              ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                           (52,388)     (65,450)
                                                              ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                                   130,477      (13,616)

CASH AND CASH EQUIVALENTS,
    beginning of period                                             483       14,099
                                                              ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                             $ 130,960    $     483
                                                              =========    =========


                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 22, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original three-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                         VIATICAL FUNDING, LLC - IN-XII

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $357 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $516,634 and $890,947 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 50 and 69 months.

                         VIATICAL FUNDING, LLC - IN-XII

                         NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 13 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The percentage of membership capital contributions used for placement fees, commissions, and administrative and promotional costs was 17%. These syndication costs reduced capital by $104,795. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or three years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                         VIATICAL FUNDING, LLC - IN-XIV





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                         VIATICAL FUNDING, LLC - IN-XIV





                                    CONTENTS
                                    --------


                                                                  PAGE
                                                                  ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                        1

    STATEMENT OF FINANCIAL CONDITION                                2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                        3

    STATEMENTS OF CASH FLOWS                                        4

    NOTES TO FINANCIAL STATEMENTS                                   5

March 7, 2003




TO THE MEMBERS
Viatical Funding, LLC - IN-XIV
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - IN- XIV as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - IN-XIV as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                         VIATICAL FUNDING, LLC - IN-XIV

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                     $ 33,137
    Investments                                               226,223
    Annuity receivable                                        168,665
                                                             --------

        TOTAL ASSETS                                         $428,025
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                             $  4,695
                                                             --------

TOTAL CURRENT LIABILITIES                                       4,695

MEMBERS' EQUITY                                               423,330
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $428,025
                                                             ========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XIV

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                   ---------    ---------


REVENUES
    Interest income                                $   9,471    $   9,471
    Loss on sale or maturity
        of life insurance policies                    (6,737)
                                                   ---------    ---------
                                                       2,734        9,471

EXPENSES
    General and administrative                         5,901        4,665
    Impairment loss on
        life insurance policies                       54,598
                                                   ---------    ---------
                                                      60,499        4,665

NET (LOSS) INCOME                                    (57,765)       4,806

MEMBERS' EQUITY,
    beginning of period                              558,220      633,955

Distributions to members                             (77,125)     (80,541)
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 423,330    $ 558,220
                                                   =========    =========

                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XIV

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                                         2002         2001
                                                       ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                                  $ (57,765)   $   4,806
    Adjustments to reconcile net (loss) income
       to net cash provided by operating activities:
          Loss on sale or maturity
              of life insurance policies                   6,737
          Impairment loss on
              life insurance policies                     54,598
          Change in due to LLC's                           4,695
                                                       ---------    ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES                  8,265        4,806
                                                       ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                (133,260)     (97,027)
    Proceeds from annuity receivable                      67,530       67,529
    Proceeds from sale or maturity
       of life insurance policies                        155,263
                                                       ---------    ---------

NET CASH PROVIDED (USED)
    BY INVESTING ACTIVITIES                               89,533      (29,498)
                                                       ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions to members                             (77,125)     (80,541)
                                                       ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                    (77,125)     (80,541)
                                                       ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                             20,673     (105,233)

CASH AND CASH EQUIVALENTS,
    beginning of period                                   12,464      117,697
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                        $  33,137    $  12,464
                                                       =========    =========



                       See notes to financial statements.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on September 29, 1999. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance Company the face value payable under the policy following the death of the insured. The Company was created with an original five-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Investor distributions
----------------------

Per the operating agreement investors in the Company receive an eleven percent annual distribution of their original investment if funds are available. These distributions are paid quarterly.

Sale of policies
----------------

In order to provide funds for the payment of distributions as noted above, the Company sells policies. Valuations of policies, using life expectancies and required annual rates of returns, are performed to determine the selling price. Policies are sometimes sold to other limited liability companies organized by the same entity that organized the Company. These are sold based on the valuations as determined above. Gains or losses are recorded in the period that the sale takes place.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note E.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $54,598 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $951,298 and $462,639 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 22 and 175 months.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE B - INVESTMENTS (CONTINUED)

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company holds Justus policies with a book value of $10,384 and a beneficial interest of $75,000. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note E), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

NOTE C - ANNUITY RECEIVABLE

The Company purchased a single premium immediate income annuity July 31, 2000. The monthly payments of $6,417 began July 31, 2000 and end March 31, 2005. The monthly payments are guaranteed.

NOTE D - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 17 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 13.5%. These syndication costs reduced capital by $104,178. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

                         VIATICAL FUNDING, LLC - IN-XIV

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE D - MEMBERS' EQUITY (CONTINUED)

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE E - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                            VIATICAL FUNDING, LLC - I





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001












                                            Bobbitt, Pittenger & Company, P.A.

                            VIATICAL FUNDING, LLC - I





                                    CONTENTS
                                    --------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENT OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - I
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - I as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - I as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                            VIATICAL FUNDING, LLC - I

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                     $210,541
    Investments                                               482,080
                                                             --------

        TOTAL ASSETS                                         $692,621
                                                             ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                             $  4,695
    Costs advanced by members                                   1,152
                                                             --------

TOTAL CURRENT LIABILITIES                                       5,847

MEMBERS' EQUITY                                               686,774
                                                             --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                $692,621
                                                             ========

                       See notes to financial statements.

                            VIATICAL FUNDING, LLC - I

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                   ---------    ---------


REVENUES
    Gain on sale or maturity
        of life insurance policies                 $  75,724    $

EXPENSES
    General and administrative                         5,690        4,396
    Impairment loss on
        life insurance policies                      249,526
                                                   ---------    ---------
                                                     255,216        4,396

NET LOSS                                            (179,492)      (4,396)

MEMBERS' EQUITY,
    beginning of period                              866,266      870,662
                                                   ---------    ---------

MEMBERS' EQUITY,
    end of period                                  $ 686,774    $ 866,266
                                                   =========    =========

                       See notes to financial statements.

                            VIATICAL FUNDING, LLC - I

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,



                                              2002         2001
                                            ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                $(179,492)   $  (4,396)
    Adjustments to reconcile net
       loss to net cash provided
       (used) by operating activities:
          Gain on sale or maturity
               of life insurance policies     (75,724)
          Impairment loss on
               life insurance policies        249,526
          Change in accounts payable             (823)         823
          Change in due to/from LLC's           6,688
          Costs advanced by members                          1,152
                                            ---------    ---------

NET CASH PROVIDED (USED)
    BY OPERATING ACTIVITIES                       175       (2,421)
                                            ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies             209,731        3,000
                                            ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES     209,731        3,000
                                            ---------    ---------

NET INCREASE IN
    CASH AND CASH EQUIVALENTS                 209,906          579

CASH AND CASH EQUIVALENTS,
    beginning of period                           635           56
                                            ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                             $ 210,541    $     635
                                            =========    =========


                       See notes to financial statements.

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 30, 1997. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term, which was extended until February 2003.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's
-----------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $249,526 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,350,223 as of December 31, 2002 and $1,709,679 as of December 31, 2001. Life expectancies of the insured at the time the policies were purchased were between 9 and 88 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $65,232 and $154,798, respectively. The beneficial interests in these policies are $486,289 and $268,115, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                            VIATICAL FUNDING, LLC - I

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 21.7%. These syndication costs reduced capital by $216,835. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or February 15, 2003
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                              ENTERPRISES, LLC - IG





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                            Bobbitt, Pittenger & Company, P.A.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG





                                    CONTENTS
                                    --------


                                                                      PAGE
                                                                      ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                            1

    STATEMENT OF FINANCIAL CONDITION                                    2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                            3

    STATEMENTS OF CASH FLOWS                                            4

    NOTES TO FINANCIAL STATEMENTS                                       5

March 7, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IG
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have  audited the  accompanying  statement  of  financial  condition  of Life
Investment Funding Enterprises, LLC - IG as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IG as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                    $    632
    Investments                                              681,927
                                                            --------

        TOTAL ASSETS                                        $682,559
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                            $  4,695
                                                            --------

TOTAL CURRENT LIABILITIES                                      4,695

MEMBERS' EQUITY                                              677,864
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $682,559
                                                            ========


                       See notes to financial statements.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,





                                                2002         2001
                                              ---------    ---------


REVENUES                                      $            $

EXPENSES
    General and administrative                    4,879
                                              ---------    ---------
                                                  4,879

NET LOSS                                         (4,879)

MEMBERS' EQUITY,
    beginning of period                         682,743      449,528

Members' equity contributions,
    net of syndication costs                                 233,215
                                              ---------    ---------

MEMBERS' EQUITY,
    end of period                             $ 677,864    $ 682,743
                                              =========    =========



                       See notes to financial statements.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,





                                                     2002         2001
                                                   ---------    ---------


CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                    $  (4,879)   $
       Adjustments to reconcile net loss to
          net cash used by operating activities:
              Change in due to LLC's                   4,695
                                                   ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                   (184)
                                                   ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
       Purchases of life insurance policies                      (681,927)
                                                   ---------    ---------

NET CASH USED BY INVESTING ACTIVITIES                            (681,927)
                                                   ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
       Members' contributed equity,
          net of syndication costs                                233,215
                                                   ---------    ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                         233,215
                                                   ---------    ---------

NET DECREASE IN
    CASH AND CASH EQUIVALENTS                           (184)    (448,712)

CASH AND CASH EQUIVALENTS,
    beginning of period                                  816      449,528
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of period                                  $     632    $     816
                                                   =========    =========

                       See notes to financial statements.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on October 20, 2000. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. No impairment has been recognized in these financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,713,434 and $1,713,434 as of December 31, 2002 and 2001. Life expectancies of the insured at the time the policies were purchased were between 56 and 175 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 21 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                  LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 27.8%. These syndication costs reduced capital by $262,257. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                             LIFE INVESTMENT FUNDING
                             ENTERPRISES, LLC - IG-2





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND THE
           PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001












                                           Bobbitt, Pittenger & Company, P.A.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2





                                    CONTENTS
                                    --------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENT OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

March 7, 2003




TO THE MEMBERS
Life Investment Funding Enterprises, LLC - IG-2
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Life Investment Funding Enterprises, LLC - IG-2 as of December 31, 2002, and the related statements of income and members' equity and cash flows for the year ended December 31, 2002 and the period from April 10, 2001 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Life Investment Funding Enterprises, LLC - IG-2 as of December 31, 2002 and the results of its operations and its cash flows for the year ended December 31, 2002 and the period from April 10, 2001 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                    $  2,655
    Investments                                              622,666
                                                            --------

        TOTAL ASSETS                                        $625,321
                                                            ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

    Due to LLC's                                            $  4,695
                                                            --------

TOTAL CURRENT LIABILITIES                                      4,695

MEMBERS' EQUITY                                              620,626
                                                            --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY               $625,321
                                                            ========




                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY



                                                                               For the period
                                                                               from April 10,
                                                                              2001 (inception)
                                                  For the year ended           to December 31,
                                                  December 31, 2002                2001
                                                  -----------------         ------------------
REVENUES
    Loss on sale or maturity
        of life insurance policies                   $    (495)                   $

EXPENSES
    General and administrative                           4,695
    Impairment loss on life
        insurance policies                               8,320
                                                     ---------                    ---------
                                                        13,015

NET LOSS                                               (13,510)

MEMBERS' EQUITY,
    beginning of period                                580,182

Members' equity contributions,
    net of syndication costs                            53,954                      580,182
                                                     ---------                    ---------

MEMBERS' EQUITY,
    end of period                                    $ 620,626                    $ 580,182
                                                     =========                    =========

                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                            STATEMENTS OF CASH FLOWS



                                                                                           For the period
                                                                                           from April 10,
                                                                                          2001 (inception)
                                                               For the year ended          to December 31,
                                                               December 31, 2002                2001
                                                               -----------------         ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net loss                                                       $ (13,510)                 $
    Adjustments to reconcile net loss to
        net cash provided by operating activities:
           Loss on sale or maturity
               of life insurance policies                                495
           Impairment loss on life
               insurance policies                                      8,320
           Change in due to LLC's                                      4,695
                                                                   ---------                  ---------

NET CASH PROVIDED BY OPERATING ACTIVITIES
                                                                   ---------                  ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchases of life insurance policies                            (652,545)
    Proceeds from sale or maturity
        of life insurance policies                                    21,064
                                                                   ---------                  ---------

NET CASH USED BY INVESTING ACTIVITIES                               (631,481)
                                                                   ---------                  ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Members' contributed equity,
        net of syndication costs                                      53,954                    580,182
                                                                   ---------                  ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                             53,954                    580,182
                                                                   ---------                  ---------

NET (DECREASE) INCREASE IN
    CASH AND CASH EQUIVALENTS                                       (577,527)                   580,182

CASH AND CASH EQUIVALENTS,
    beginning of period                                              580,182
                                                                   ---------                  ---------

CASH AND CASH EQUIVALENTS,
    end of period                                                  $   2,655                  $ 580,182
                                                                   =========                  =========



                       See notes to financial statements.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on April 10, 2001. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original five-year term.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $8,320 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,874,508 as of December 31, 2002. Life expectancies of the insured at the time the policies were purchased were between 45 and 88 months.

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 20 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 180 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

                 LIFE INVESTMENT FUNDING ENTERPRISES, LLC - IG-2

                          NOTES TO FINANCIAL STATEMENTS
                    FOR THE YEAR ENDED DECEMBER 31, 2002 AND
         THE PERIOD FROM APRIL 10, 2001 (INCEPTION) TO DECEMBER 31, 2001

NOTE C - MEMBERS' EQUITY (CONTINUED)

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 29.4%. These syndication costs reduced capital by $265,068. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or five years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                           VIATICAL FUNDING, LLC - II





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001















                                           Bobbitt, Pittenger & Company, P.A.

                           VIATICAL FUNDING, LLC - II





                                    CONTENTS
                                    --------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                                1

    STATEMENT OF FINANCIAL CONDITION                                        2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                                3

    STATEMENTS OF CASH FLOWS                                                4

    NOTES TO FINANCIAL STATEMENTS                                           5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - II
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - II as of December 31, 2002 and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - II as of December 31, 2002 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                           VIATICAL FUNDING, LLC - II

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002





        ASSETS

CURRENT ASSETS
    Cash                                                      $241,309
    Investments                                                465,221
                                                              --------

        TOTAL ASSETS                                          $706,530
                                                              ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                                 4,695
    Costs advanced by members                                      392
                                                              --------

TOTAL CURRENT LIABILITIES                                        5,087

MEMBERS' EQUITY                                                701,443
                                                              --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY                 $706,530
                                                              ========

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - II

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                  ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies                $ 131,029    $   8,546

EXPENSES
    General and administrative                        5,633        4,201
    Impairment loss on
        life insurance policies                     233,095
                                                  ---------    ---------
                                                    238,728        4,201

NET (LOSS) INCOME                                  (107,699)       4,345

MEMBERS' EQUITY,
    beginning of period                             809,142      804,797
                                                  ---------    ---------

MEMBERS' EQUITY,
    end of period                                 $ 701,443    $ 809,142
                                                  =========    =========



                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - II

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                     2002         2001
                                                   ---------    ---------

CASH FLOWS FROM
    OPERATING ACTIVITIES
       Net (loss) income                           $(107,699)   $   4,345
       Adjustments to reconcile net (loss)
          income to net cash used
          by operating activities:
              Gain on sale or maturity
                 of life insurance policies         (131,029)      (8,546)
              Impairment loss on
                 life insurance policies             233,095
              Change in accounts payable                (227)         227
              Change in due to/from LLC's              6,795
              Costs advanced by members               (1,124)       1,516
                                                   ---------    ---------

NET CASH USED
    BY OPERATING ACTIVITIES                             (189)      (2,458)
                                                   ---------    ---------

CASH FLOWS FROM
    INVESTING ACTIVITIES
       Purchases of life insurance policies         (147,104)     (83,500)
       Proceeds from sale or maturity
          of life insurance policies                 388,329       85,446
                                                   ---------    ---------

NET CASH PROVIDED
    BY INVESTING ACTIVITIES                          241,225        1,946
                                                   ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                        241,036         (512)

CASH AND CASH EQUIVALENTS,
    beginning of period                                  273          785
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
       end of year                                 $ 241,309    $     273
                                                   =========    =========


                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on June 30, 1997. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term, which has been extended until March 29, 2003.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to/from LLC's
-----------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $233,095 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $1,262,129 and $1,637,420 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 6 and 98 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $49,288 and $61,512, respectively. The beneficial interests in these policies are $373,042 and $114,200, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                           VIATICAL FUNDING, LLC - II

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 21 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 22.9%. These syndication costs reduced capital by $225,877. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                           VIATICAL FUNDING, LLC - III





                               REPORT ON AUDITS OF
                              FINANCIAL STATEMENTS




                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001














                                            Bobbitt, Pittenger & Company, P.A.

                           VIATICAL FUNDING, LLC - III





                                    CONTENTS
                                    --------


                                                                        PAGE
                                                                        ----

FINANCIAL STATEMENTS

    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS                              1

    STATEMENT OF FINANCIAL CONDITION                                      2

    STATEMENTS OF INCOME AND MEMBERS' EQUITY                              3

    STATEMENTS OF CASH FLOWS                                              4

    NOTES TO FINANCIAL STATEMENTS                                         5

February 28, 2003




TO THE MEMBERS
Viatical Funding, LLC - III
Sarasota, Florida


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


We have audited the accompanying statement of financial condition of Viatical Funding, LLC - III as of December 31, 2002, and the related statements of income and members' equity and cash flows for the years ended December 31, 2002 and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Viatical Funding, LLC - III as of December 31, 2002, and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.




Certified Public Accountants

                           VIATICAL FUNDING, LLC - III

                        STATEMENT OF FINANCIAL CONDITION
                                DECEMBER 31, 2002




        ASSETS

CURRENT ASSETS
    Cash                                                   $ 64,323
    Investments                                             336,817
                                                           --------

        TOTAL ASSETS                                       $401,140
                                                           ========


        LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES
    Due to LLC's                                           $  4,695
    Costs advanced by members                                 1,204
                                                           --------

TOTAL CURRENT LIABILITIES                                     5,899

MEMBERS' EQUITY                                             395,241
                                                           --------

        TOTAL LIABILITIES AND MEMBERS' EQUITY              $401,140
                                                           ========


                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - III

                    STATEMENTS OF INCOME AND MEMBERS' EQUITY
                        FOR THE YEARS ENDED DECEMBER 31,




                                                2002         2001
                                              ---------    ---------

REVENUES
    Gain on sale or maturity
        of life insurance policies            $  17,368    $  11,108

EXPENSES
    General and administrative                    6,359        3,941
    Impairment loss on life
        insurance policies                      192,920
                                              ---------    ---------
                                                199,279        3,941

NET (LOSS) INCOME                              (181,911)       7,167

MEMBERS' EQUITY,
    beginning of period                         577,152      680,982

Distributions                                               (110,997)
                                              ---------    ---------

MEMBERS' EQUITY,
    end of period                             $ 395,241    $ 577,152
                                              =========    =========

                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - III

                            STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,




                                                      2002         2001
                                                   ---------    ---------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net (loss) income                              $(181,911)   $   7,167
    Adjustments to reconcile net (loss) income
       to net cash used by operating activities:
          Gain on sale or maturity
               of life insurance policies            (17,368)     (11,108)
          Impairment loss on
               life insurance policies               192,920
          Change in accounts payable                    (296)         296
          Change in due to LLC's                      (4,398)
          Costs advanced by members                                 1,204
                                                   ---------    ---------

NET CASH USED BY OPERATING ACTIVITIES                (11,053)      (2,441)
                                                   ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES
    Proceeds from sale or maturity
       of life insurance policies                     75,305      111,108
                                                   ---------    ---------

NET CASH PROVIDED BY INVESTING ACTIVITIES             75,305      111,108
                                                   ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES
    Distributions                                                (110,997)
                                                   ---------    ---------

NET CASH USED BY FINANCING ACTIVITIES                            (110,997)
                                                   ---------    ---------

NET INCREASE (DECREASE) IN
    CASH AND CASH EQUIVALENTS                         64,252       (2,330)

CASH AND CASH EQUIVALENTS,
    beginning of period                                   71        2,401
                                                   ---------    ---------

CASH AND CASH EQUIVALENTS,
    end of year                                    $  64,323    $      71
                                                   =========    =========




                       See notes to financial statements.

                           VIATICAL FUNDING, LLC - III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

The Company is a Nevada limited liability company, which was organized on August 15, 1997. The principal business activity of the Company is to provide viatical settlements. A viatical settlement is the payment of cash in return for an ownership interest in, and the right to receive the death benefit (face value) of, a life insurance policy. In connection with a viatical settlement, the policy holder assigns his or her policy to the Company, which becomes the holder, owner or certificate holder of the policy and the beneficiary thereunder with the right to receive from the insurance company the face value payable under the policy following the death of the insured. The Company was created with an original four-year term, which has been extended until March 29, 2003.

Method of Accounting
--------------------

The accompanying financial statements have been prepared on the accrual basis of accounting whereby revenues are recognized when earned and expenses are recognized when goods or services are received.

Due to LLC's
------------

The Company advances and receives funds to and from other limited liability companies organized by the same entity that organized the Company. These amounts are considered short-term advances and are non-interest bearing. These balances will be included in the asset purchase agreement discussed in Note D.

Cash and Cash Equivalents
-------------------------

The Company considers all investments with an original maturity of three months or less to be cash equivalents. The Company had no cash equivalents at December 31, 2002 or 2001.

Income Taxes
------------

All net income generated by the Company will be included in the income tax returns of the members. Accordingly, no provision for income taxes has been made in the accompanying financial statements.

Revenue Recognition
-------------------

Revenue is recognized when an agreement exists, prices are determinable, products are delivered, and collectibility is reasonably assured. Accordingly, insurance proceeds are recognized when they become due to the Company in accordance with the life insurance policy or upon sale of the policy.

                           VIATICAL FUNDING, LLC - III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001


NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE B - INVESTMENTS

The Company acquires life insurance policies through several companies. The policies are acquired from individuals whose life expectancies have been significantly reduced due to illness or from individuals who are elderly and are in the last several years of their anticipated life spans. Other limited liability companies formed for the same investment purposes also own beneficial interests in the policies held by the Company.

The carrying value for each policy consists of the historical cost of the policy, premium escrow plus any additional costs associated with the policy, including policy premiums. The Company evaluates impairment on a routine basis. Any impairment is recognized in the period that it occurs. Impairment in the amount of $192,920 has been recognized in the December 31, 2002 financial statements. The Company's share of the face amount of the policies ("beneficial interests") held by the Company is $916,319 and $1,215,025 as of December 31, 2002 and 2001, respectively. Life expectancies of the insured at the time the policies were purchased were between 12 and 45 months.

The Company owns policies that are possibly characterized by certain irregularities with respect to the issuance thereof. These policies were purchased from Justus Viatical Group ("Justus"). The Company has purchased policies from Legacy Capital ("Legacy"). Legacy has not provided updated life expectancies to the Company. Without the life expectancies it is difficult to do a valuation in order to set sale prices and determine if impairment has occurred. The Company holds Justus and Legacy policies with a book value of $36,261 and $173,766, respectively. The beneficial interests in these policies are $245,631 and $307,197, respectively. If the Company sells its policies to Life Investment Funding Enterprises, Inc. ("Life") (see Note D), full credit will be received for its interests in the policies. If the Company chooses not to sell its policies to Life it will need to participate in a lawsuit against the escrow agent of Justus. If the policies can be collected then the proceeds will be distributed to the members; if not, there could be a loss to the members.

                           VIATICAL FUNDING, LLC - III

                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

NOTE C - MEMBERS' EQUITY

Viatical Capital, Inc. or Premiere Investment Capital, Inc. acted as an organizer to form the Company. The organizer received 22 non-voting membership interests in the Company to maintain a ten percent membership position in the Company, in exchange for services contributed in connection with the Company. Member voting ownership consists of 200 units at a capital contribution of $5,000 per unit. No additional capital contributions are required of members.

Capital Contributions of the members were used as follows:
     o    To  acquire   life   insurance   policies   at   discount,   "Viatical
          Settlements".
     o To fund the initial start-up and working capital requirements of the Company.
     o To provide funds for the development of marketing and lead generation material to promote the successful generation of capital for the Company.
     o To provide for sales commission associated with the sale of Company membership interest to Members.
     o To provide for legal and consulting fees associated with the organization of the Company.
     o To do all things necessary, related and incidental to the above purposes, as may be approved from time to time by the Members.

The  percentage of membership  capital  contributions  used for placement  fees, commissions, and administrative and promotional costs was 23.3%. These syndication costs reduced capital by $235,595. The syndication costs were paid to Viatical Capital, Inc. or Premiere Investment Capital, Inc.

The Company allocates net profits and losses to each member in accordance with the ratio of number of units owned by the member to the total number of units owned by all members.

The Company shall be dissolved and its affairs shall be wound up upon the first to occur of the following:
     o The latest date on which the Company is to dissolve as set forth in the Articles of Organization, or four years plus two months from the date of inception
     o The unanimous vote or written consent of all voting membership interests

NOTE D - COMMITMENTS AND CONTINGENCIES

The executive committee of the Company has voted to sign an asset purchase agreement. Life Investment Funding Enterprises, Inc. ("Life") intends to acquire the assets of the Company for purchase consideration comprised of Life's Class B Convertible Preferred Stock, $.001 par value and/or its Common Stock which will be issued on the basis of one Class B Share for each $25 of total aggregate asset value held in the Company portfolio or in the instance where Common Stock is the purchase consideration, on the basis of one share of Common Stock for each $6.25 of total aggregate asset value. The Class B shares are convertible into the Common Stock of Life at various conversion ratios, depending upon the time of conversion.

                                TABLE OF CONTENTS
SUMMARY                                                                                              3
RISK FACTORS                                                                                        10
DETERMINATION OF SHARE PRICES                                                                       16
DILUTION                                                                                            17
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
     CONDITION AND RESULTS OF OPERATIONS                                                            18
THE ASSET PURCHASE TRANSACTIONS                                                                     19
         General Description                                                                        19
         Federal Income Tax Considerations                                                          24
         The Justus Policies                                                                        25
         Plan of Distribution                                                                       25
         No Solicitation of Member Vote                                                             26
PLAN OF OPERATION - BUSINESS                                                                        27
         Background                                                                                 27
         The Industry - Markets                                                                     27
         Policy Sourcing - Material Contracts                                                       29
         Competition                                                                                31
         Regulation                                                                                 31
         Certain Transactions                                                                       32
MANAGEMENT                                                                                          32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
     MANAGEMENT                                                                                     37
DESCRIPTION OF OUR SECURITIES                                                                       39
LITIGATION                                                                                          42
LEGAL OPINIONS                                                                                      42
EXPERTS                                                                                             42
FORWARD LOOKING STATEMENTS                                                                          43
ADDITIONAL INFORMATION                                                                              43
REPORTS TO INVESTORS                                                                                44
INDEX TO FINANCIAL STATEMENTS                                                                       45

                    LIFE INVESTMENT FUNDING ENTERPRISES, INC.

    3,500,000 shares of Class B Convertible Preferred Stock, $.001 par value
               13, 500,000 shares of Common Stock, $.001 par value

                       Prospectus dated ___________, 2003

         Until _________________, 2003, which is 90 days from the date of this Prospectus, all dealers that effect transactions in the securities described in this Prospectus, whether or not participating in this offering, may be required to deliver a Prospectus. This is in addition to the dealer's obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 21.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.
                  -----------------------------------------

         The Registrant is a corporation organized and existing pursuant to the provisions of Chapter 78, Nevada Revised Statutes. The Bylaws of the Registrant contain the following provisions relating to indemnification of the Board of Directors and officers of the Registrant.

                          ARTICLE VIII. INDEMNIFICATION
                         ------------------------------

         The following shall be the indemnification policy of the Corporation:

                  (a) The Corporation shall have power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall have power to indemnify any person who was or is a party to any proceeding, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection (b) in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

                  (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection (a) or subsection (b), or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

                  (d) Any  indemnification  under  subsection  (a) or subsection
                  (b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made by:

                           (i) The Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding or by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit, or proceeding;

                           (ii) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the Board of Directors (in which directors who are parties may participate) consisting solely of two or more directors at the time parties to the proceeding;

                           (iii) By independent legal counsel:

                                    (A)  Selected  by  the  Board  of  Directors
                                    prescribed in paragraph (i) or the committee described in paragraph (ii); or

                                    (B) If a quorum of the directors cannot be obtained for paragraph (i) and the committee cannot be designated under paragraph (ii), selected by majority vote of the full Board of Directors (in which Directors who are parties may participate); or

                           (iv) By the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

                  (e) Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by sub- paragraph (d)(iii)(A) shall evaluate the reasonableness of expenses and may authorize indemnification. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

                  (f) The indemnification and advancement of such expenses provided pursuant to the foregoing are not exclusive and the Corporation shall have the power to make any other or further indemnification or advancement of expenses on behalf of the persons herein described, in the manner and consistent with the provisions of Nevada Revised States Chapter 78.

                  (g) Indemnification and advancement of expenses as provided in this Article shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

                  (h) For purposes of this Article, the term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation, or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, the term "other enterprises" includes employee benefit plans; the term "expenses" includes counsel fees, including those for appeal; the term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding; the term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal; the term "agent" includes a volunteer; and the term "serving at the request of the corporation" includes any service as a director, officer, employee, or agent of the corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and the term "not opposed to the best interest of the corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

                  (i) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

                  (j) If any expenses or other amounts are paid by way of indemnification otherwise than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall, not later than the time of delivery to shareholders, unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.


Item 27. EXHIBITS.
         --------

         Included with this Registration Statement and any Amendments thereto are the following designated Exhibits, which is pursuant to Item 601 of Regulation S-B:

                                                                                                     PAGE
                                                                                                    -----

(2)(i)            Form of Asset Purchase Agreement - with Addendum

(2)(ii)           Agreement Providing for Capitalization - with Addendum

(3)(i)            Articles of Incorporation

(3)(ii)           Bylaws

(5)               Opinion re Legality                                                                *

(8)               Opinion re: Tax Matters                                                            *


                                       iv

                                                                                                    PAGE
                                                                                                    ----

(10)(i)           Agreement between Registrant and Resource Funding Group, Inc.

(10)(ii)          Director Compensation Agreement

(10)(iii)         Employment  Agreement  between the Registrant and J. Patrick
                  Bryan with Addendum

(23)(i)           Current consent of Independent Certified Public Accountants,
                  Bobbitt, Pittenger & Company, P.A.

(23)(ii)          Current consent of Counsel, William T. Kirtley, P.A.


*        To be filed by Amendment..

Item 22. UNDERTAKINGS.
         ------------

         The Registrant hereby provides the undertakings set forth below which have been integrated in the same manner as utilized in Item 512 of Securities and Exchange Commission Regulation S-B.

         (a) The Registrant undertakes to:

         (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

         (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

         (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

         (2) For purposes of determining liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) The Registrant undertakes to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) As of the time of the filing of this amended registration statement, the Registrant is a small business issuer that has no duty to file reports with the Commission under section 13(a) or 15(d) of the Exchange Act.

         (c) With respect to the indemnification provisions of the Bylaws of the Registrant permitting under certain circumstances the indemnification of officers and directors of the Registrant and, in the event that the Registrant requests acceleration of the effective date of this Registration Statement pursuant to Rule 461 under the Securities Act of 1933, as amended, the Registrant undertakes the following:

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Additionally, the Registrant undertakes as follows:

         (a) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference in the Prospectus pursuant to items 4, 10(b), 11 or 13 of Form S-4 within one business day of receipt of such requests (to the extent that items have been incorporated by reference in accordance with the identified items), and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (b) The undersigned Registrant hereby undertakes to provide by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement on Form S-4 when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on April 4 , 2003.
           ---------

                                 LIFE INVESTMENT FUNDING ENTERPRISES, INC.



                                 By   /s/ J. Patrick Bryan
                                   --------------------------------------------
                                      J. Patrick Bryan, Chairman, President and
                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this amended registration statement was signed by the following persons in the capacities and on the dates indicated:

               Signature                                  Title                                 Date
------------------------------------            -------------------------------         -------------------


   /s/ J. Patrick Bryan                              Director                             April 4, 2003
--------------------------------------------
J. Patrick Bryan


   /s/ Richard W. Champlin                           Director, Secretary,                 April 4, 2003
--------------------------------------               Treasurer and Chief
Richard W. Champlin                                  Financial Officer

   /s/ William L. Byers                              Director                             April 4, 2003
------------------------------------------
William L. Byers


   /s/ Robert E. Windom, M.D.                        Director                             April 4, 2003
-----------------------------------
Robert E. Windom, M.D


   /s/ Stephen R. Jonsson                            Director                             April 4, 2003
-----------------------------------------
Stephen R. Jonsson


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